As filed with the Securities and Exchange Commission on __________, 2006

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________

VILLAGEEDOCS

 (Name of Small Business Issuer in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	33-0668917 (I.R.S. Employer Identification No.)

14471 Chambers Road, Suite 105
Tustin, California  92780
(714) 734-1030

(Address and Telephone Number of Principal Executive Offices)

K. Mason Conner, Chief Executive Officer
VillageEDOCS
14471 Chambers Road, Suite 105
Tustin, California  92870
(714) 734-1030

 (Name, address and telephone number of agent for service)

___________

Copy to:

Michael T. Cronin, Esq.
Johnson, Pope, Bokor, Ruppel & Burns, LLP
911 Chestnut Street
Clearwater, Florida 33756

Telephone:  (727) 461-1818  Facsimile:  (727) 441-8617

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Pursuant to Rule 429 the prospectus contained is combined with Registration Statement No. 333-125783

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, no par value (2)	42,663,879 shares	$0.10	$ 4,266,388	$456.50
Common Stock, no par value (3)	38,500,000 shares	$0.10	$3,850,000	$411.95
Common Stock, no par value (4)	103,499,396 shares	$0.10	$10,349,940	$1,107.44
Total Registration Fee	184,663,275 shares	_____	$18,466,328	$1,975.89

____________

(1)    Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices on the Over The Counter Bulletin Board ("OTCBB") on December 6, 2006.

(2)   The shares of common stock being registered hereunder were issued to former shareholders of GoSolutions, Inc. in connection with the Company's acquisition of GoSolutions, Inc. in May 2006.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)  The shares of common stock being registered hereunder are being registered for resale by certain selling stockholders named in the prospectus upon exercise of outstanding five year warrants issued in April 2005 and upon conversion of shares of our Series A Convertible Preferred Stock.  The warrants and a convertible promissory note, which note was converted into 16,000,000 shares of Series A Convertible Preferred Stock in September 2005, were issued to Barron Partners, LP in connection with a private placement offering of the Company's securities in April 2005.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)     The shares of common stock being registered hereunder represent shares issued and shares issuable upon exercise of convertible promissory notes and common stock purchase warrants issued in connection with prior acquisitions, prior private placements, and consulting agreements.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)     $773.00 previously paid for Registration statement No. 333-125783.  Accordingly, $1,202.89 is remitted herewith in connection with the registration of additional securities.

__________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus

Subject to Completion, Dated December 7, 2006

184,663,275 Shares of Common Stock

VILLAGEEDOCS

This prospectus relates to the resale of up to 184,663,275 shares of our common stock, of which 42,663,879 are issuable to former shareholders of GoSolutions, Inc. in connection with the acquisition by VillageEDOCS of GoSolutions in May 2006; 38,500,000 shares of common stock are issuable upon the conversion of shares of our Convertible Series A Preferred Stock, and 103,499,396 shares of common stock are issued or issuable upon exercise of convertible promissory notes and common stock purchase warrants issued in connection with prior acquisitions and private placements.  All of these shares, when sold, will be sold by these selling stockholders.  The selling stockholders may sell their common stock from time to time at prevailing market prices.  We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders; however, we may receive up to $2,082,500 upon exercise of the warrants.

Bid and ask prices for our common stock are quoted from the OTCBB. Our trading symbol is "VEDO."

See "Risk Factors" beginning on page 7 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby.  This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about us, or the shares of common stock offered hereby that is different from the information included in this prospectus.  You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

PROSPECTUS SUMMARY

 This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information that you should consider before investing in the shares.  You are urged to read this Prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this Prospectus.

OUR COMPANY

                    VillageEDOCS ("VillageEDOCS", "us", "our", "we" or the "Company") is a global outsource provider of business process solutions that simplify, facilitate and enhance critical business processes.   Our mission is to provide solutions that facilitate the movement of business critical information between business enterprises and their trading partners.  Our strategy is to further develop innovative solutions to existing services to expand our ability to benefit our enterprise clients and increase the breadth and size of the markets we satisfy today.  Our acquisition growth strategy is focused on acquiring intellectual and technology assets that continue to accelerate the expansion of our client solutions.

                    Our principal executive offices are located at 14471 Chambers Road, Suite 101, Tustin, California 92780, and our telephone number at that address is (714) 734-1030.  We have a corporate internet website at www.villageedocs.com.  The reference to this website address does not constitute incorporation by reference of the information contained therein.

Risk Factors

                    An investment in our common stock is subject to numerous risks, including our ability to satisfy future capital requirements, competition from other entities, protection of proprietary information and development of new products. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 7 of this prospectus.

General

About This Offering

                 This prospectus relates to the resale of up to 184,663,275 shares of common stock, of which 42,663,879 have been issued to former shareholders of GoSolutions, Inc. ("GSI" or "GoSolutions") in connection with the acquisition by VillageEDOCS of GSI in May 2006; 5,000,000 shares of common stock have been issued, and 33,500,000 shares of common stock are issuable, upon the conversion of shares of our Series A Preferred Stock, and 103,499,396 shares of common stock are issued or issuable upon exercise of convertible promissory notes and common stock purchase warrants issued in connection with prior acquisitions and private placements (the "Offering").  All of these shares, when sold, will be sold by these selling stockholders.  The selling stockholders may sell their common stock from time to time at prevailing market prices.  We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders; however, we may receive up to $2,082,500 upon exercise of the warrants.

Common Stock Offered	184,663,275 shares
Common Stock Offered by the Selling Stockholders

184,663,275 shares.  The 15,566,000 warrant shares included in such shares will be issued by the Company. Although the Company will not receive any of the proceeds from the sale of the shares, it will receive the proceeds from the exercise, if any, of the common stock purchase warrants included therein.

Common Stock Outstanding at November 30, 2006	147,368,127 shares
Use of Proceeds of the Offering

We will not receive any of the proceeds from the sale of the shares by the Offering, except upon exercise of certain common stock purchase warrants.  Such proceeds will be used for general working capital and general corporate purposes.

Ticker Symbol	VEDO

Selected Financial Information

The selected financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including notes thereto, appearing elsewhere in this prospectus.  See "Financial Statements."

Summary Operating Information

	Year Ended December 31,		Nine Months Ended September 30,
	2004 (restated)	2005	2005 (restated)	2006
			(unaudited)	(unaudited)
Net sales	$ 6,014,269	$ 8,768,446	$ 6,308,354	$ 8,987,575
Gross profit	$ 3,646,480	$ 5,709,130	$ 3,865,212	$ 5,895,209
Income (loss) from operations	$ 201,810	$ 125,186	$ 68,833	$ (559,604)
Net loss	$ (767,913)	$(8,144,928)	$(7,867,309)	$ (665,518)

Summary Balance Sheet Information

September 30, 2006
(unaudited)
Working capital deficit	$ (3,778,998)
Total assets	$ 5,757,759
Total liabilities	$ 5,833,480
Stockholders' equity	$ 9,924,279

RISK FACTORS

You should carefully consider the risks described below before investing in the Company.  We consider these risks to be significant to your decision whether to invest in our common stock at this time.  If any of the following risks actually occur, our business, results of operations and financial condition could be seriously harmed, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Business

We have a limited operating history which makes financial forecasting and evaluation of our business and prospects difficult.

                    Our limited operating history makes it difficult to forecast our future operating results.  We were founded and began operating in March 1999, but did not report income from operations until the quarter ended June 30, 2004, and have reported net losses through the quarter ended September 30, 2006. We do not have a long history upon which to base forecasts of future operating results, and any predictions about our future revenues and expenses may not be as accurate as they would be if we had a longer business history.

The likelihood of our future success must be considered in light of such limited operating history, as well as the problems, expenses, difficulties, complications and delays frequently encountered in connection with any business.  There can be no assurance that our future revenues will ever be significant or that our operations will ever be profitable.

The Report of Independent Registered Public Accounting Firm on our December 31, 2005 consolidated financial statements includes an explanatory paragraph stating that the recurring losses incurred from operations and a working capital deficiency raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our ability to operate is conditioned on our ability to obtain additional financing.

   Our ability to satisfy our future capital requirements and implement our growth plans will depend upon many factors, including the financial resources available to us, the expansion of our sales and marketing efforts and the status of competition.  We believe that current and future available capital resources, including the net proceeds from sale of our products and services, will be sufficient to fund our operations at current levels for the foreseeable future.  However, the exact amount of funds that we will require will depend upon many factors, and it is possible that we will require additional financing.  There can be no assurance that additional financing will be available to us on acceptable terms, or at all. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders will result. If adequate funds are not available, we may be required to delay, reduce or eliminate its programs or obtain funds through arrangements with partners or others that may require us to relinquish rights to certain of its products, technologies or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on our business, financial condition and results of operations.

We cannot predict whether we will be successful together with GoSolutions because the combined business model is unproven and markets in which they are operating are developing.

                    Though we believe we have successfully integrated two other acquisitions in the last three years, the GoSolutions' and VillageEDOCS' combined business strategy is unproven, and it is too early to gauge reliably market penetration rates for our services. To date, neither GoSolutions nor VillageEDOCS have established a definite demand or a reliable cost to add a customer for these services. In addition, there can be no assurance that GoSolutions or VillageEDOCS will be successful in the offering of any additional services that are currently planned.  If the demand is lower than anticipated, or the cost to add a customer is higher than anticipated, our business, prospects, financial condition and results of operations would be materially and adversely affected.

GoSolutions currently depends on one large customer for the majority of its revenue.

Presently, sixty percent (60%) of GoSolutions' revenue is derived from independent representatives of Primerica Life Insurance Company ("PLIC"). PLIC represents the majority of GoSolutions' client base. PLIC has also been instrumental in assisting GoSolutions with broadening its appeal within Citigroup, notably with Travelers Life and Annuity, National Benefit Life, Traveler's Bank, Citigroup Asset Management and Citibank Mortgage (collectively "Citigroup Affiliates"). PLIC is currently endorsing GoSolutions flagship service, GoSolo, and is under contract to do so only until the end of 2006; however, if GoSolutions contractual relationship with PLIC were to deteriorate, or terminate, it is very likely that GoSolutions ongoing progress with the Citigroup Affiliates would also be adversely affected.

We may have difficulty in retaining our customers, which may prevent our long-term success.

                    We anticipate that our sales and marketing and other costs of acquiring new subscriptions outside of our existing client base will be substantial relative to the monthly fees derived from subscriptions. Accordingly, we believe that our long-term success depends largely on our ability to retain our existing customers, while continuing to attract new ones. We continue to invest significant resources in our network infrastructure and customer and technical support capabilities to provide high levels of customer service. We cannot be certain that these investments will maintain or improve customer retention. We believe that competition from our competitors has caused, and may continue to cause, some of our customers to switch to a competing service provider. In addition, some new customers use our services only as a novelty and do not become consistent users of the service and, therefore, may be more likely to discontinue their service. These factors adversely affect our customer retention rates. Any decline in customer retention rates could have a material adverse effect on our business, prospects, financial condition and results of operations.

We are dependent on third party technologies and services.

                    We have incorporated technology developed by third parties in our services to be provided to our partners. We will continue to incorporate third-party technology in future products and services. We have limited control over whether or when these third-party technologies will be developed or enhanced. In addition, our competitors may acquire interests in these third parties or their technologies, which may render the technology unavailable to us. If a third party fails or refuses to timely develop, license or support technology necessary to our services, market acceptance of our services could be adversely affected. In addition, we rely on, and will continue to rely on, services supplied by third parties such as telecommunications, Internet access and electrical power. If these services fail to meet industry standards for quality and reliability, market acceptance of our services could be adversely affected.

Our services may become subject to burdensome telecommunications regulation which could increase our costs or restrict our service offerings.

                    Our GoSolo service provides Internet messaging and telecommunication services through data transmissions over both the public switched telecommunication network ("PSTN") and the Internet. The PSTN based telecommunications services provided by GoSolo are subject to regulation by the Federal Communications Commission ("FCC"), state public utility commissions and foreign governmental authorities. These regulations affect the prices we pay for transmission services, the competition we face from telecommunications services and other aspects of our market. The FCC does not currently regulate the Internet messaging services provided as part of GoSolo. However, as Internet services and telecommunications services converge or as the services we offer expand, there may be increased regulation of our business. Therefore, in the future, we believe it will very likely become subject to additional agency regulations. Changes in the regulatory environment could decrease our revenues, increase our costs and restrict our service offerings.

The markets in which we operate are highly competitive, and we may be unable to compete successfully against new entrants and established industry competitors with significantly greater financial resources.

                    Competition in the converging Internet and telecommunications industries is becoming increasingly intense.  We face competition for products and services from both public and private companies, as well as general voice mail providers, fax providers, paging companies, Internet service providers, email providers and internet telephony companies. Competitive pressures may impair our ability to achieve profitability. The increased competition may also make it more difficult for us to successfully enter into strategic relationships with major companies, particularly if the goal is to have an exclusive relationship with a particular company.  We compete against other companies that provide one or more of the services that we currently provides.  In addition, these competitors may add services to their offerings to provide enhanced telephony services comparable to those offered by the combined companies.  Future competition could come from a variety of companies both in the Internet industry and the telecommunications industry. These industries include major companies that have much greater resources than we have, have been in operation for many years, and have large customer bases. These companies may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than we may be able to do. There can be no assurance that additional competitors will not enter markets that we plan to serves or that we will be able to compete effectively. Increased competition may result in price reductions, reduced gross margins and loss of market share. We may be unable to attain, maintain or enhance our competitive position against current and future competitors.

Our industry is subject to rapid technological change and it must adapt quickly to compete effectively.

                    The markets in which we compete are characterized by (i) rapidly changing technology in information systems, networks, and information security software; (ii) evolving industry standards and communications protocols; and (iii) frequent improvements in products and services. Speech driven communications in particular have experienced rapid changes. These changes can be attributable to frequent new product introductions, continuing advances in technology, and changes in customer requirements and preferences. To succeed, we must continually improve our current products and services and develop and introduce new products and services that are competitive in terms of price, performance, and quality. These products must adequately address the information security requirements of our customers and their evolving information systems and networks.

                    The introduction of new technologies could render our existing products and services obsolete or unmarketable or require us to invest in research and development at much higher rates with no assurance of developing competitive products. Changes in technologies or customer requirements also may cause the development cycle for our new products and services to be lengthy and result in significant development costs. We may not be able to counter challenges to our current products and services, and our future products and service offerings may not keep pace with the technological changes implemented by competitors, developers of operating systems or networking systems, or persons seeking to breach information security. Our products and services may not satisfy evolving preferences of customers and prospects. Because of the complexity of our applications, which operate on or use multiple platforms and communications protocols, we may experience delays in introducing new products and service enhancements primarily due to development difficulties or shortages of development personnel. There can be no assurance that we will not experience lengthy delays or other difficulties that could delay or prevent the successful development, introduction or marketing of new products and services or service enhancements. If we fail to develop and introduce new products or improve existing services in a timely fashion, such failure may have a material adverse effect on our business, prospects, financial condition and results of operations.

Our failure to manage growth effectively could impair our business.

                    We believe that our recent acquisition of GoSolutions will open new cross-marketing opportunities in each company's respective customer base. This expansion of business could place a significant strain on our management, financial resources, and other resources.  Our ability to manage future growth, if it occurs, will also depend upon the capacity, reliability and security of our network infrastructure. There can be no assurance that these expansions will be successfully completed.  Our inability to promptly address and respond to these circumstances could have a material adverse effect on our business, prospects, financial condition and results of operations.

Protection of our intellectual property is limited and there is a risk of third party claims of infringement.

                    We regard our software as proprietary, and our success and ability to compete depends, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others; we may fail to do so.  We will rely on copyright and trade secret laws, trademarks, confidentiality procedures and contractual provisions to protect our proprietary software, documentation, and other proprietary information. In addition, we execute confidentiality and non-disclosure agreements with our employees and limit access to distribution of our proprietary information. These efforts will allow us to rely upon the knowledge and experience of our management and technical personnel, to market our existing products, and to develop new products. The departure of any of our management or technical personnel, the breach of their confidentiality and non-disclosure obligations to us, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business. Although we believe that the effectiveness of our products and services does not depend entirely upon the secrecy of our proprietary or licensed technology, the public disclosure of our technology could reduce the level of our product licensing. Further, litigation to defend and enforce our intellectual property rights could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, prospects, financial condition and results of operations regardless of the final outcome of such litigation. Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so or the steps taken by us in this regard may not be adequate to deter misappropriation or independent third-parties from copying or otherwise obtaining and using our products, services, technology, or other information that we regard as proprietary. Also, others may independently develop similar technologies or duplicate our technology.  Our inability to protect our proprietary rights may have a material adverse effect on us. As the number of similar products and services in the industry increases and the functionality of these products further overlap, we may increasingly become subject to claims of infringement or misappropriation of the intellectual property or proprietary rights of others. Other third parties could assert infringement or misappropriation claims against us in the future with respect to current or future products and services. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention and of our resources.

                    Specifically, GoSolutions has been notified that it may be infringing on one or more patents held by Webley Systems, Inc. Although, in connection with its merger with GoSolutions, we received a written declaration of counsel that based upon such firm's review of the actions of GoSolutions, as stated in a GoSolutions certificate describing such actions, it is more likely than not that a court would determine that GoSolutions acted in good faith, and reasonably believed it had a right to act in the manner that was found to be infringing by Webley, there is no assurance that the ultimate outcome of the Webley Systems, Inc. patent infringement claim will not have an adverse impact upon us.  We and GoSolutions agreed to carve out the Webley Systems, Inc. patent infringement claims as a matter giving us a right of indemnification against GoSolutions pursuant to the merger documents.

Our business could be adversely affected if we infringe on intellectual property rights of third parties.

                    Litigation regarding intellectual property rights is common in the software and technology industries.

                    In the past, we have received letters alleging that we have infringed the intellectual property rights of CatchCurve, Inc. with respect to its AudioFax technology.  To avoid the costs of litigating the matter with CatchCurve or migrating our fax service software to another provider, we have entered into a license agreement with CatchCurve for its AudioFax technology.

                    GoSolutions has in the past received letters alleging that they are infringing the intellectual property rights of Parus Holdings, the parent company of Webley Systems.  We have received advice from an intellectual property attorney with experience in this industry with respect to the validity of the claim of the Parus patent, and have been made aware that there is substantial evidence to the effect that there existed prior art to the Parus patent that could impact its effectiveness. We have made efforts to migrate away from the technologies that are affected, and plan to continue to derive larger portions of revenue from different technologies to reduce any exposure to this intellectual property.

                    We may in the future be the subjects of claims for infringement, invalidity, or indemnification claims based on such claims of other parties' proprietary rights. These claims, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, or require us to enter into royalty or licensing agreements. There is a risk that such licenses would not be available on reasonable terms, or at all. Although we believe we have the ability to use our intellectual property to operate, market, and license our existing products without incurring liability to third parties, there is a risk that our products and services infringe the intellectual property rights of third parties.

Our success depends on the retention of existing executive officers and the ability to hire and retain additional key personnel.

                    Our future performance depends in significant part upon the continued service of the executive officers named in the "Management" section of this prospectus and other key technical, sales and management personnel. The loss of the services of one or more of any of the named executive officers or other key employees could have a material adverse effect on the business, prospects, financial condition and results of our operations.  Our future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel.  Competition for such personnel is intense, and there can be no assurance that we can retain our key employees or that we can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

The Internet could become subject to regulations that affect our business.

                    Our business segments, both directly and indirectly, rely on the Internet and other electronic communications gateways. We intend to expand our use of these gateways. To date, the use of the Internet has been relatively free from regulatory restraints. However, legislation, regulations, or interpretations may be adopted in the future that constrain our own and our customers' abilities to transact business through the Internet or other electronic communications gateways. There is a risk that any additional regulation of the use of such gateways could have a material adverse effect on our business and financial condition.

Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

                    The September 11, 2001 terrorist attacks in the United States were unprecedented acts of international terrorism. We cannot predict the continued effect of those acts and similar acts that have occurred more recently in Europe on the economy of the United States or on the global economy. Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate. In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

Our current and future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

                    We have a limited operating history, and have generated only limited revenues to date. We cannot forecast with any degree of certainty the amount of revenue to be generated by any of our services. In addition, we cannot predict the consistency of our quarterly operating results.  Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

•	our ability to attract new and repeat customers;

•	our ability to keep current with the evolving requirements of our target market;

•	our ability to protect our proprietary technology;

•	the ability of our competitors to offer new or enhanced products or services; and

•	unanticipated delays or cost increases with respect to research and development.

                    Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

We have restated certain of our prior period financial statements.

                    On February 3, 2006, we received a letter from the U.S. Securities and Exchange Commission (the "Commission") requesting information regarding the accounting treatment of embedded conversion features of certain convertible notes in the Company's financial statements under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." In addition, the Commission requested additional information regarding the accounting treatment, pursuant to SFAS 141 "Business Combinations," of certain warrants and other consideration issued to employees in connection with the acquisition of Tailored Business Systems, Inc. in 2004 and the acquisition of Phoenix Forms, Inc. in 2005, which were recorded as part of the purchase price rather than expensed as incurred.  We have restated prior period financial statements as a result of determinations we made in view of the Commission's letter.

One shareholder owns a significant portion of our outstanding common stock and is able to influence our actions.

                    One shareholder and his wife own 58,653,171 shares, or approximately 40%, of the outstanding shares of our common stock as of November 30, 2006.  In addition, as of November 30, 2006, these individuals hold warrants to purchase an additional 5,000,000 shares of our common stock at $0.10 per share and secured convertible promissory notes convertible into an additional 1,178,179 shares of our common stock at $0.14 per share.  Although these individuals do not own a majority of our outstanding shares, the significant number of shares they own gives them the ability to greatly influence the election of our board of directors and to approve or disapprove all other matters requiring the vote of shareholders. In addition, Barron Partners, LP owns 5,000,000 shares, or approximately 3% of the outstanding shares of our common stock as of November 30, 2006 and has the right to acquire up to 33,500,000 shares of the common stock pursuant to outstanding shares of the Series A Preferred Stock (convertible to 33,500,000 shares of the common stock on a one-for-one basis). Barron Partners, LP will also be able to significantly influence corporate actions requiring shareholder consent.  In addition, GoSolutions Equity LLC owns 26,786,840 shares, or approximately 16% of the outstanding shares of our common stock as of November 30, 2006.  Each of Barron Partners, LP and GoSolutions Equity LLC will also be able to significantly influence corporate actions requiring shareholder consent.

Our Certificate of Incorporation limits director liability, thereby making it difficult to bring any action against them for breach of fiduciary duty.

                    As permitted by California law, our Certificate of Incorporation limits the liability of directors to us or our stockholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of its charter provision and California law, stockholders may have limited rights to recover against directors for breach of fiduciary duty.

The following risks relate principally to our common stock and its market value:

Penny stock regulations may impose certain restrictions on marketability of our stock.

                    The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

We have never paid dividends on our common stock and do not expect to pay any in the foreseeable future.

                    We have not paid any dividends on our common stock since our inception and do not intend to pay dividends on our common stock in the foreseeable future. Any earnings that we may realize in the foreseeable future will be retained to finance our growth.

The number of shares eligible for future sale may adversely affect the market for our common stock.

                    As of November 30, 2006, we had 147,368,127 shares of our common stock issued and outstanding, approximately 133,122,000 of which are "restricted securities." Rule 144 of the Commission provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of the issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning us. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of common stock may adversely affect prevailing market prices of the common stock.

Outstanding options and warrants could affect the market price of our common stock.

                    As of November 30, 2006, there were outstanding stock options and warrants to purchase an aggregate of 55,748,087 shares of our common stock at exercise prices ranging between $0.10 per share and $2.50 per share. The exercise of such outstanding options and warrants will dilute the percentage ownership of our stockholders, and any sales in the public market of shares of common stock underlying such securities may adversely affect prevailing market prices for the common stock. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of such outstanding securities can be expected to exercise their respective rights therein at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such securities.

Our stock price will fluctuate which could result in substantial losses for investors.

                    The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

•	Quarterly variations in operating results;

•	Changes in financial estimates by securities analysts;

•	Announcements by us or our competitors of new products, significant contracts, acquisitions, or strategic relationships;

•	Disputes concerning our proprietary rights or any future patents, trademarks or copyrights;

•	Publicity about us, our products and services, or our competitors;

•	Additions or departures of key personnel;

•	Any future sales of our common stock or other securities;

•	Stock market price and volume fluctuations of publicly-traded companies; and

•	Business combination transactions.

                    These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

                    In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, it could result in substantial costs and a diversion of management's attention and resources, which could hurt our business.

Trading in our common stock on the OTCBB may be limited thereby making it more difficult for investors to resell their shares of our common stock.

                    Our common stock trades on the OTCBB. The OTCBB is not an exchange and, because trading of securities on the OTCBB is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of your  shares.

Our common shareholders may experience substantial dilution.

                    The sale of a substantial number of shares of our common stock in the public market, or the prospect of such sales, could materially and adversely affect the market price of the Company's common stock. We are authorized to issue up to 400,000,000 shares of common stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the Company's common stock held by existing stockholders. Sales in the public market of substantial amounts of our common stock, including sales of common stock issuable upon exercise of options and warrants, could depress prevailing market prices for our common stock. Even the perception that such sales could occur might impact market prices for the common stock. The existence of outstanding options and warrants may prove to hinder our future equity financings.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

                    Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  Currently,  we believe these two requirements will apply to our annual reports for fiscal 2007 and 2008, respectively.  The standards that must be met for management to assess the internal controls over financial reporting as effective are new and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We may encounter problems or delays in completing activities necessary to make an assessment of our internal controls over financial reporting.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  If we cannot assess our internal controls over financial reporting as effective, or our independent registered public accounting firm are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

                    In connection with the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995(the "Reform Act"), this proxy statement/prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, identifying important factors that could cause actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "intends" "plans", "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this proxy statement/prospectus, and particularly in the risk factors set forth herein under "Risk Factors."

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

We will receive proceeds of up to a maximum of $2,082,500 upon the exercise, if any, of the warrants granted by us exercisable for an aggregate of 15,566,000 shares of common stock.  The Company currently anticipates applying the total proceeds from the exercise of the warrants for working capital and general corporate purposes.

DILUTION

                    We had a net tangible book value of $(3,247,675) or $(0.02) per share, as of September 30, 2006, based upon 146,868,127 shares of common stock outstanding. Net tangible book value per share is equal to our total tangible assets less its total liabilities, divided by the total number of shares of our common stock outstanding.  Dilution is determined by subtracting net tangible book value per share after issuance of the securities offered pursuant to this prospectus from the amount paid by new investors per share of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market for Common Stock

                    Our common stock is traded on the OTCBB.   The following sets forth the range of high and low bid quotations for the periods indicated as reported by Nasdaq Trading and Market Services.  Such quotations reflect prices between dealers without retail mark-up, markdown or commission and may not represent actual transactions.  The Company's common stock is quoted on the OTCBB under the symbol VEDO.  The stock is thinly traded and transactions in the stock are sporadic and infrequent.

The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period from Q1 2004 through Q3 2006, based upon reports of transactions on the OTCBB.

Quarter Ended

High Bid

Low Bid

---------------------------------------

-----------

------------

March 31, 2004

$0.180

$0.095

June 30, 2004

$0.190

$0.110

September 30, 2004

$0.200

$0.110

December 31, 2004

$0.019

$0.110

March 31, 2005

$0.165

$0.125

June 30, 2005

$0.200

$0.130

September 30, 2005

$0.200

$0.130

December 31, 2005

$0.190

$0.120

March 31, 2006

$0.165

$0.080

June 30, 2006

$0.200

$0.080

September 30, 2006

$0.100

$0.060

Holders

As of November 30, 2006, there were approximately 350 holders of record of our common stock, and one holder of our Series A Preferred Stock.

Dividend Policy

We have never declared dividends or paid cash dividends on our common stock.  We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following provides information, as of December 31, 2005, concerning compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
	-------------------------	------------------------	--------------------------
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
--------------------------------------	-------------------------	------------------------	--------------------------
Equity compensation plans
approved by security holders	27,184,670	$0.22	37,815,330

Equity compensation plans not
approved by security holders	55,566,000	$0.13	--
	----------------------------	-------------------------	---------------------------
Total	82,750,670	$0.17	37,815,330

For a complete description of our equity compensation plans, please refer to Note 7 of our audited consolidated financial statements as of December 31, 2005.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

The following Management's Discussion and Analysis or Plan of Operations ("MD&A") is intended to help the reader understand VillageEDOCS.  MD&A is presented in the following five sections:

-        Business Overview
-        Critical Accounting Policies
-        Results of Operations
-        Liquidity and Capital Resources
-        Cautionary Information About Forward-Looking Statements

MD&A is provided as a supplement to, and should be read in conjunction with, our audited consolidated balance sheet as of December 31, 2005 and our audited consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended and the related notes thereto.

In MD&A, we use "we," "our," "us," "VillageEDOCS," and "the Company" to refer to VillageEDOCS and its wholly owned subsidiaries, unless the context requires otherwise.  Amounts and percents in tables may not total due to rounding.  This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. The Company cautions readers that important facts and factors described in MD&A and elsewhere in this document sometimes have affected, and in the future could affect our actual results, and could cause our actual results during 2006 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

The Company's Internet web site address is www.villageedocs.com.  The Company's annual reports on Forms 10-KSB, quarterly reports on Forms 10-QSB, and current reports on Forms 8-K, and all amendments thereto, are available free of charge on our website as soon as reasonably practical after such reports are electronically filed with, or furnished to, the SEC.

As reported in the Report of Independent Registered Public Accounting Firm on our December 31, 2005 consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raises substantial doubt about our ability to continue as a going concern.

The Company has restated and reissued its annual report for the year ended December 31, 2004, as well as the quarterly reports for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.  The audited consolidated financial statements included in this registration statement reflect all adjustments we have made to our audited and unaudited consolidated financial statements for the aforementioned periods as a result of the restatements.  Specifically, we strongly encourage you refer to Footnote No. 13, Restatement of Previously Issued Financial Statements, in the accompanying audited consolidated financial statements.  We have used the restated amounts in the comparative discussions for 2004 and 2005 that follow.

Effective April 1, 2005, we acquired Resolutions and, effective May 1, 2006, we acquired GoSolutions.  The acquisition of Resolutions in 2005 has caused our results of operations during 2005 to vary significantly from those reported for 2004 due to the consolidation of Resolutions during most of 2005.  Moreover, the acquisition of GoSolutions has caused our results of operations since May 1, 2006 and during 2006 to vary significantly from those reported for 2005 due to the consolidation of GoSolutions.

Our business and results of operations are affected by a wide variety of factors, as we discuss under the caption "Risk Factors" and elsewhere in this prospectus, which could materially and adversely affect us and our actual results.  As a result of these factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

Any forward-looking statements herein speak only as of the date hereof. Except as required by applicable law, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BUSINESS OVERVIEW

We are incorporated in the State of California and have been in business since 1995.  We conduct our business through four wholly owned subsidiaries.  GoSolutions, Inc. ("GSI"), our most recent acquisition, provides enhanced voice and data communications services.  MessageVision, Inc. ("MVI") operates our Internet based document delivery services.  Tailored Business Systems, Inc. ("TBS") operates our government accounting products and services business.  Phoenix Forms, Inc. ("Resolutions"), which we acquired effective April 1, 2005, operates our e-forms, archiving, imaging, and workflow services.

A core component of our mission is to provide solutions that facilitate the movement of business information between business enterprises, using a dynamic and diverse set of delivery methods and content formats.  Our products and services have been designed to help enterprises meet various communications challenges, including the need to:

  communicate with an ever-expanding number of trading partners, customers, and enterprises;
  increase the control, management, speed, accuracy and security of the information delivered;
  manage an increasing set of methods used to communicate (print/mail, email, web, fax, XML, and wireless);
  cost-effectively implement a solution that will allow the enterprise to endure the slow acceptance of a common set of delivery methods;
  meet the communications challenges with a service that is more robust than available commercial grade proprietary technologies; and
  mitigate the negative impact of delivery methods on workflow, business process and security requirements.

Our target markets include Financial Services, Healthcare, Manufacturing, and Local Government, and we serve approximately 1,600 active clients.

In 2005 and through September 30, 2006, we made significant progress toward achieving our strategic objectives by:

  obtaining $800,000 in new operating capital from Barron Partners, LP, holders of a combination of our convertible Preferred Stock, our common stock, and warrants to purchase additional shares of our common stock;
  securing the conversion to common stock of approximately $5.4 million in secured promissory notes, securing the conversion to convertible Preferred Stock of an $0.8 million secured promissory note, and repaying an additional $0.2 million in debt pursuant to secured promissory notes;
  acquiring Resolutions, a company with strategic products and services, which added approximately $1.9 million in net revenue and $0.4 million in operating income during 2005 (includes $148,746 of depreciation and amortization);
  increasing 2005 net revenue in our MVI and TBS operating units by 15% and 13%, respectively, over 2004 net revenue (see Results of Operations - Net Revenue from External Customers for information on the periods compared);
  achieving modest operating income and positive cash flows from operating activities in 2005 for the second consecutive year after a history of reporting operating losses and negative cash flows from operating activities;
  improving corporate governance by adding two independent directors to our board of directors in July 2005 and forming audit and compensation committees that have been active during 2006;
  acquiring GSI effective May 1, 2006, a company with strategic products and services (2005 revenue: $6,997,000); and
  increasing consolidated net revenue for the first nine months of 2006 by 42% due to a 10% increase in our TBS subsidiary, a 20% increase in our Resolutions subsidiary resulting from the consolidation of net revenue of Resolutions during the first quarter of 2006, and the consolidation of $2,300,646 of net revenue of GSI from May 1, 2006 (date of acquisition).

Our current and future growth strategy is focused on acquiring intellectual and technology assets that improve our ability to take a client's unstructured content and documents and deliver it to the other party through the method preferred by each party, presenting the content in a manner that surpasses our client's goals.  In essence, we strive to bring a Business Process Management discipline to their information.  We believe that if we are successful in executing this strategy, our clients will enjoy improved compliance, collaboration, cost containment, and superior continuity of business processes.

Our ultimate vision is to become a business process management/workflow service that provides competency and functionality in the following areas: Web Content Management, Digital Asset Management, Email Management,  Records Management, Documentation Management, Information Indexing, Categorization/Taxonomy, Recognition, Document Imaging, Form Processing, Scanning, Collaboration, Repositories, Storage, Long Term Archival, Content Integration, Search and Retrieval, Content Syndication, Localization and Personalization, and Publication (paper or electronic).

We intend to continue our focus on obtaining growth from sales of higher margin products and services and by acquiring companies that consistently generate net income and positive cash flows.  We believe that this strategy offers the best opportunity for our operations to continue to generate positive operating income and cash flows from operations and to achieve net income.

Our acquisition strategy is focused in two areas: service infrastructure and vertical market silo.  The service infrastructure area is our focus to acquire enterprises that fulfill our identified strategic technological core competencies.  The vertical market silo acquisition strategy is to acquire companies that assist us in penetrating our target market segments of financial services, healthcare, manufacturing, and local government.

We intend to continue our strategy of cost containment.  Should additional growth capital become available during the remainder of 2006, we intend to direct the capital toward increasing sales and marketing while holding down costs for general and administrative as well as product and technology expenses.

During 2006, we are actively seeking additional financing by issuing equity or obtaining a combination of equity and debt financing from new shareholders and/or lenders.  If the planned financings are obtained, we believe the Company would have adequate cash to sustain operations at current levels until it begins to operate profitably on a consistent, month-over-month basis. We continue to caution that there can be no assurance that funding will be available on acceptable terms, if at all, or that any such funds we raise would enable us to maintain profitable operations.

Critical Accounting Policies

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income/loss from operations, and net income/net loss, as well as on the value of certain assets on our consolidated balance sheet.  We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management.  While there are a number of accounting policies, methods and estimates affecting our consolidated financial statements, areas that are particularly significant include revenue recognition, stock-based compensation, valuation of derivative financial instruments, goodwill and long-lived assets.  In addition, please refer to Note 3 to the accompanying consolidated financial statements for further discussion of our significant accounting policies.

Revenue Recognition.  We recognize revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104.  As such, we recognize revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or the services have been performed, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

We have adopted Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as well as SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions."  The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence ("VSOE") of fair value. Software license revenue generated by TBS and Resolutions allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established.  Maintenance and support revenue is recognized ratably over the maintenance term.  First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, we allocate revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. We at times may enter into multiple-customer contracts in which we allocate revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Services revenue is recognized as the service is performed assuming that sufficient evidence exists to estimate the fair value of the services.  Consulting and training services are billed based on contractual hourly rates and revenues are recognized as the services are performed. Consulting services primarily consist of implementation services related to the installation of our products which do not require significant customization to or modification of the underlying software code.

Revenue from subscription agreements consists of fixed monthly fees and usage charges, generally based on per minute rates.  Subscription agreement revenue related to MVI and GSI usage service charges are billed monthly in arrears and the associated revenues are recognized in the month of service. Recurring charges for the GoSolo™ platform are billed in advance on a monthly basis and recorded as deferred revenues. We recognizes subscription agreement revenue ratably over the service period, which management believes approximates the actual provision of services. Professional service fee revenue consists of consulting fees charged to enterprise clients for GoSolo™ platform enhancements. We recognize professional service fee revenue on a time and materials basis over the service period, which management believes approximates the actual provision of services.  Wholesale enhanced voicemail services consists of fees charged to telecommunications providers for use of the GoSolo™ platform to provide their customers with hosted electronic voicemail, billed monthly in arrears and the associated revenues are recognized in the month of service.

Significant management judgments and estimates must be made in connection with determination of the revenue to be recognized in any accounting period. If we made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Stock-Based Compensation.  On January 1, 2006, we adopted Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment," ("SFAS 123(R)") which requires the measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors based on estimated fair values. We adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of our fiscal year 2006. Our financial statements as of and for the three and nine months ended September 30, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, our financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in our statement of operations. Prior to the adoption of SFAS 123(R), we accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123). As stock-based compensation expense recognized in the statement of operations for the first nine months of fiscal 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimated. We estimated forfeitures to be 21%.

Stock-based compensation expense recognized as operating expense under SFAS 123(R) for the nine months ended September 30, 2006 was $360,668, determined by the Black-Scholes valuation model, and consisting of stock-based compensation expense related to employee stock options.

Software Development Costs.  We capitalize software development costs pursuant to SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," after technological feasibility of the software is established, which is generally the completion of a working prototype and ends upon general release of the product to our customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Capitalized costs consist of direct costs and allocated overhead associated with the development of the software products.  Amortization of software development costs commences when the product becomes available for general release to customers and is computed based on the straight-line method over the software's estimated economic life of approximately three years.  We review the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

Goodwill and Other Intangible Assets.  In accordance with SFAS No. 141, "Business Combinations," we record the assets acquired and liabilities assumed in business combinations at their respective fair values at the date of acquisition, with any excess purchase price recorded as goodwill. Because of the expertise required to value intangible assets, we typically engage independent valuation specialists to assist us in determining those values. Valuation of intangible assets entails significant estimates and assumptions including, but not limited to, estimating future cash flows from product sales, developing appropriate discount rates, continuation of customer relationships and renewal of customer contracts, and approximating the useful lives of the intangible assets acquired. To the extent actual results differ from these estimates, our future results of operations may be affected. We have adopted SFAS No. 142 "Goodwill and Other Intangible Assets."  Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually for impairment, or more frequently if impairment indicators arise.

We believe that the accounting estimates related to impairment of goodwill and other intangible assets are "critical accounting estimates" because (1) they are highly susceptible to change from period to period because they requires company management to make assumptions about future sales and cost of sales, and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet as well as our net loss would be material.  Management's assumptions about future sales prices and future sales volumes have fluctuated in the past and are expected to continue to do so.

In estimating future sales, we use our internal budgets.  We develop our budgets based on recent sales data for existing products and services, planned timing of new product and service launches, and customer commitments related to existing and newly developed products and services.

In each of the last two years, we have used the services of independent valuation firms to assist us with identifying and valuing intangible assets and testing the reported carrying value of our goodwill and intangible assets.  In each year we determined that, based on our assumptions as well as the impairment analysis conducted by the valuation firm, that the sum of the expected future discounted cash flows exceeded the reported carrying value and therefore we did not recognize an impairment loss.

If we had been required to recognize an impairment loss on our goodwill and intangible assets, it would likely not have materially affected our liquidity and capital resources because we are not subject to any restrictive covenants related to the net income we report in our financial statements.

Beneficial Conversion Feature.  The convertible feature of certain of our convertible notes provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and Emerging Issues Task Force Issue No. 00-27,"Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. We are amortizing the discount using the effective interest method through maturity of such instruments. We will record the corresponding unamortized debt discount related to the BCF and warrants as interest expense when the related instrument is converted into our common stock.

Derivative Financial Instruments.  In connection with the issuance of certain convertible notes payable (see Note 6 of our audited consolidated financial statements), the terms of the notes payable provided for a conversion of the notes into shares of our common stock at a rate which was determined to be variable. We determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that we record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the note agreements, we were required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, we recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, we recorded non-operating, non-cash income.  As of the date of this Registration Statement, there are no derivative liabilities since the related variable debt instruments were settled in full in fiscal 2005.

 RESULTS OF OPERATIONS

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004 (as restated)

Net Revenue from External Customers

Net revenue from external customers for 2005 was $8,768,446, a 46% increase over the $6,014,269 we reported for 2004.

TBS generated 43% of our 2005 net revenue.  MVI generated 35% of our 2005 net revenue, as compared to 2004, when TBS and MVI generated 55% and 45% of our revenue, respectively.  Resolutions generated 22% of our 2005 net revenue between April 1, 2005 (the effective date of acquisition) and December 31, 2005.

The following is a comparison of the components of consolidated net revenue from external customers:

		Year ended
	Year ended	December 31, 2004
	December 31, 2005	(restated)
Net revenue from external customers:

Electronic document delivery services (MVI)	$3,093,450	$2,685,882
Government accounting products and services (TBS)	3,779,211	3,328,387
Electronic forms (Resolutions)	1,895,785	-
Corporate	-	-
Total net revenue from external customers	$8,768,446	$6,014,269

The increase of $2,754,177 in 2005 resulted from an increase of $407,568, in revenue from MVI (which resulted primarily from higher sales volume to existing clients) as well as an increase of $450,824 in revenue of TBS (which resulted from reporting a full twelve months of revenue from TBS in 2005 as compared with approximately ten and one-half months in 2004).  In addition, we reported $1,895,785 in revenue from Resolutions from the effective date of the acquisition in April 2005.

Cost of Sales

Cost of sales for 2005 was $3,059,316, as compared to the $2,367,789 we reported for 2004.  The increase in 2005 of $691,527 resulted from the combination of costs remaining flat at MVI (despite increased revenue and as a result of lower telephony pricing), an increase of $99,324 (7%) from TBS, and the addition of $593,106 from Resolutions.  Total cost of sales during 2005 represented 35% of net revenue as compared to 39% of net revenue during 2004.  Cost of sales for MVI during 2005 represented 31% of net sales as compared with 36% of net sales in the 2004 period.  Cost of sales for TBS during 2005 represented 40% of net sales as compared with 42% of net sales in 2004.

Gross Profit

Gross profit for 2005 increased 57% to $5,709,130 as compared to $3,646,480 for 2004.  The increase in 2005 of $2,062,650 resulted from increases of $408,471 and $351,500 from MVI and TBS, respectively, and the addition of $1,302,679 from Resolutions.  Gross profit margin for 2005 was 65% as compared to 61% for 2004.

Operating Expenses

Operating expenses for 2005 increased by 62% to $5,583,944, from the $3,444,670 reported in 2004.  Of the total increase of $2,139,274, $397,789, $20,425, and $827,974 are attributable to increases in operating expenses of corporate, MVI and TBS, respectively, and $893,086 in operating expenses of Resolutions.

During 2005, corporate incurred $1,033,861 in operating expenses, an increase of $397,789 from the $636,072 reported in 2004 as a result of increased staff, legal, and accounting expenses.

During 2005, MVI incurred $1,386,338 in operating expenses, an increase of 1.5% over the $1,365,913 reported in 2004.  Product and technology development increased 4% to $365,125 from the $351,174 reported in 2004 as a result of compensation costs.  Sales and marketing decreased 1% to $636,055 as compared to the $641,512 reported in 2004.  General and administrative increased by $78,710 to $347,727 from the $269,017 reported in the prior year period as a result of wage increases.  Depreciation and amortization expense decreased $66,779 as a result of an increase in fully depreciated computer equipment.

During 2005, TBS incurred $2,270,659 in operating expenses, an increase of 57% over the $1,442,685 reported in 2004.  The increases in product and technology development, sales and marketing, general and administrative, and in depreciation and amortization expenses to $560,194, $246,161, $1,315,558, and $148,746, respectively, are attributable to (i) comparing twelve full months in 2005 to ten and one-half months in 2004, and (ii) increases in salaries expense in several departments in connection with TBS' initiative to improve infrastructure in 2005 to support forecasted revenue increases.

During 2005, Resolutions incurred $893,086 in operating expenses.  Sales and marketing, product and technology, general and administrative, and depreciation and amortization expenses were $254,950, $141,604, $389,642 and $106,890, respectively.

Operating Income

As a result of the foregoing, we reported an operating income for 2005 of $125,186, compared to an operating income of $201,810 for 2004.

The following is a comparison of the components of consolidated operating income:

		Year ended
	Year ended	December 31, 2004
	December 31, 2005	(restated)
Operating income:

Electronic document delivery services (MVI)	$750,390	$362,344
Government accounting products and services (TBS)	(936)	475,538
Electronic forms (Resolutions)	409,593	-
Corporate	(1,033,861)	(636,072)
Total operating income	$125,186	$201,810

Other Expense

In connection with recent discussions and correspondence with a company asserting the ownership of certain United States and Canadian patents and making a licensing proposal for these patents, we made an estimate of the potential liability as of December 31, 2005 in the amount of $325,000 and recorded the estimate as non-operating other expense.

Change in Fair Value of Derivative Liability

During the years ended December 31, 2005 and 2004 (as restated), we recognize other income (expense) of $130,903 and ($241,336) related to recording the derivative liabilities at fair value.  At December 31, 2005, there are no derivative liabilities since the variable debt instruments were settled in full in fiscal 2005.  At the settlement date, the remaining derivative liabilities with a value of $7,302,899 were reclassified to additional paid-in capital.

Interest Expense

Interest expense for 2005 increased by 1,012% to $8,074,489 from the $725,987 reported in 2004.  Although interest charges incurred pursuant to the terms of convertible promissory notes decreased significantly as a result of the conversions to equity during 2005 (see "Liquidity" below), these decreases were offset by the following non-cash charges:

  Amortization of beneficial conversion feature and debt issue costs of $1,129,770;
  Amortization of the fair value of the warrant issued to Barron Partners, LP of $6,400,000; and
  The fair value of $434,572 related to common stock issued in connection with induced conversions.

Net Loss

Net loss for 2005 was $8,144,928, or $0.10 per share, compared to a net loss of $767,913, or $0.02 per share, for 2004 on weighted average shares of 82,728,108 and 35,321,760, respectively.

The following is a comparison of the components of consolidated net loss:

		Year ended
	Year ended	December 31, 2004
	December 31, 2005	(restated)
Net income (loss):

Electronic document delivery services (MVI)	$778,923	$(304,678)
Government accounting products and services (TBS)	(1,161,493)	232,201
Electronic forms (Resolutions)	(6,076,850)	-
Corporate	(1,685,508)	(695,436)
Total net loss	$(8,144,928)	$(767,913)

Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005 (restated)
Net Revenue from External Customers

Net revenue from external customers for the three months ended September 30, 2006 was $3,885,644, a 48% increase over net revenue for the prior year quarter of $2,620,854.

For the three months ended September 30, 2006, TBS generated 32% of the Company's net revenue, MVI generated 18% of the Company's net revenue, GSI generated 34% of the Company's net revenue, and Resolutions generated 17% of the Company's net revenue.  During the three months ended September 30, 2005, TBS generated 47% of the Company's net revenue, MVI generated 30% of the Company's net revenue, and Resolutions generated 24% of the Company's net revenue.

The following is a comparison of the components of consolidated net revenue from external customers:

	Three Months	Three Months Ended
	Ended	September 30, 2005	Variance
	September 30, 2006	(restated)	Amount	Percent

Net revenue from external customers:

Electronic document delivery services	$690,803	$777,684	$(86,881)	-11%
Government accounting solutions	1,229,915	1,220,271	9,644	1%
Electronic forms	660,357	622,899	37,458	6%
Integrated communications	1,304,569	-	1,304,569	100%
Corporate	-	-	-
Total net revenue from external customers	$3,885,644	$2,620,854	$1,264,790	48%

The increase of $1,264,790 in the 2006 quarter resulted from the contribution of $1,304,569 in revenue from GSI and a 6% increase from Resolutions, which were offset by an 11% decrease in revenue from MVI that resulted from a decrease in sales staff and related expenses.  TBS's revenue increased less than 1% compared to the prior year quarter.

Cost of Sales

Cost of sales for the three months ended September 30, 2006 was $1,275,463 as compared to the $1,124,250 reported for the three months ended September 30, 2005.  The overall increase in the 2006 quarter of $151,213 resulted from an increase of $32,809 from MVI, a decrease of $66,502 from TBS, a decrease of $36,715 from Resolutions, and the addition of $221,622 from GSI.  Total cost of sales represented 33% and 43% of net sales during the 2006 and 2005 quarters, respectively.  Cost of sales for MVI during the 2006 quarter represented 33% of net sales as compared with 25% of net sales in the 2005 quarter.  Cost of sales for TBS during the 2006 quarter represented 47% of net sales as compared with 53% of net sales in the 2005 quarter.  Cost of sales for Resolutions during the 2006 quarter represented 20% of net sales as compared with 23% of net sales in the 2005 quarter.  The increased costs at TBS and Resolutions reflect a change in revenue mix.  Cost of sales for GSI during the 2006 quarter represented 18% of net sales, which is consistent with prior quarters.

Gross Profit

Gross profit for the three months ended September 30, 2006 increased 74% to $2,610,181 as compared to $1,496,604 for the prior year quarter.  The increase in the 2006 quarter of $1,113,577 resulted from a decrease of $119,690 from MVI which was offset by the addition of $1,082,948 from GSI and increases of $76,146 and $74,173 from TBS and Resolutions, respectively.  Gross profit margin for the 2006 quarter was 67% as compared to 57% for the 2005 quarter.

Operating Expenses

Operating expenses for the three months ended September 30, 2006 increased by 99% to $2,617,335 from the $1,313,362 reported in the three months ended September 30, 2005.  Of the total increase of $1,303,973, $142,314, $38,901, $4,190, and $62,724 are attributable to increases in operating expenses of corporate, MVI, TBS, and Resolutions, respectively.  In addition, GSI incurred $1,107,119 of operating expenses during the 2006 quarter.

During the three months ended September 30, 2006, corporate incurred $377,701 in operating expenses, an increase of $142,314 from the $235,387 reported in the 2005 quarter as a result of amortization of intangible assets and increased compensation and legal and accounting expenses, including $116,708 in stock-based compensation expense as a result of the adoption of SFAS No. 123(R).

During the three months ended September 30, 2006, MVI incurred $365,477 in operating expenses, an increase of 12% from the $326,576 reported in the 2005 quarter.  Product and technology development increased $24,214 to $113,531 from the $89,317 reported in the prior year quarter as a result of additional staffing.  Sales and marketing decreased by $75,028 to $65,710 from the $140,738 reported in the prior year quarter as a result of staff reductions.  General and administrative increased by $93,151 to $184,034 from the $90,883 reported in the prior year quarter due to increased insurance, travel, consulting, and placement fees.  Depreciation and amortization expense decreased $3,436 .

During the three months ended September 30, 2006, TBS incurred $466,195 in operating expenses compared to $462,500 reported in the 2005 quarter.  Product and technology development increased $104,123 to $118,874 as compared to $14,751 reported in the 2005 quarter due to consulting and salaries expenses resulting from increased staffing.  Sales and marketing increased $24,891 to $67,563 from the $42,672 reported in the 2005 quarter.  General and administrative decreased $122,134 to $245,262 from the $367,396 reported in the 2005 quarter due to staff restructuring.  Depreciation and amortization expenses decreased $2,691 due to an increase in fully depreciated computer equipment.

During the three months ended September 30, 2006, Resolutions incurred $300,844 in operating expenses, an increase of 4% as compared to the $289,394 reported in the 2005 quarter.  Product and technology development decreased by $102,520 due to a reduction in staff and consultants, sales and marketing increased $5,418, and general and administrative increased $182,826 due to reallocation of staff resources.  Depreciation and amortization expenses decreased $74,275 due to a reduction of the carrying value of intangible assets.

During the three months ended September 30, 2006, GSI incurred $1,107,119 of operating expenses.  Sales and marketing, product and technology, general and administrative, and depreciation and amortization expenses were $180,101, $104,837, $614,097, and $208,085, respectively.

Operating Loss

As a result of the foregoing, the Company reported an operating loss for the three months ended September 30, 2006 of $7,154, compared to an operating income of $183,242 for the three months ended September 30, 2005.

The following is a comparison of the components of consolidated income from operations:
	Three Months	Three Months Ended
	Ended	September 30, 2005	Variance
	September 30, 2006	(restated)	Amount

Operating income (loss):

Electronic document delivery services	$94,280	$252,871	$(158,591)
Government accounting solutions	188,385	116,428	71,957
Electronic forms	112,054	49,330	62,724
Integrated communications	(24,172)	-	(24,172)
Corporate	(377,701)	(235,387)	(142,314)
Total operating income (loss)	$(7,154)	$183,242	$(190,396)

Interest Expense

Interest expense for the quarter ended September 30, 2006 decreased by $814,120 to $35,547 from the $849,667 reported in the 2005 quarter.  Interest charges incurred pursuant to convertible promissory notes decreased significantly as a result of the conversion to equity of approximately $5 million in debt during 2005.

Other Income (Expense)

Other Income (Expense) for the quarter ended September 30, 2006 increased to $1,772 from $0 reported in the 2005 quarter.

Net Loss

As a result of the foregoing, net loss for the three months ended September 30, 2006 was $35,436, or $0.00 per share, compared to a net loss of $711,279, or $0.01 per share, for the three months ended September 30, 2005 on weighted average shares of 146,868,127 and 94,345,283, respectively.

The following is a comparison of the components of consolidated net income:

	Three Months	Three Months Ended
	Ended	September 30, 2005	Variance
	September 30, 2006	(restated)	Amount

Net income (loss):

Electronic document delivery services	$96,185	$252,160	$(155,975)
Government accounting solutions	188,385	76,574	111,811
Electronic forms	110,429	44,197	66,232
Integrated communications	(19,408)	-	(19,408)
Corporate	(411,027)	(1,084,210)	673,183
Total net income (loss)	$(35,436)	$(711,279)	$675,843

Nine Months ended September 30, 2006 Compared to Nine Months ended September 30, 2005 (restated)
Net Revenue from External Customers

Net revenue from external customers for the nine months ended September 30, 2006 was $8,987,575, a 42% increase over net revenue for the prior year period of $6,308,354.

For the nine months ended September 30, 2006, GSI, MVI, TBS, and Resolutions generated 26%, 24%, 32%, and 18% of the Company's net revenue, respectively.  During the nine months ended September 30, 2005, MVI, TBS, and Resolutions generated 37%, 41%, and 22% of the Company's net revenue, respectively.

The following is a comparison of the components of consolidated net revenue from external customers:

	Nine Months	Nine Months Ended
	Ended	September 30, 2005	Variance
	September 30, 2006	(restated)	Amount	Percent

Net revenue from external customers:

Electronic document delivery services	$2,199,925	$2,360,798	$(160,873)	-7%
Government accounting solutions	2,864,614	2,593,328	271,286	10%
Electronic forms	1,622,390	1,354,228	268,162	20%
Integrated communications	2,300,646	-	2,300,646	100%
Corporate	-	-	-
Total net revenue from external customers	$8,987,575	$6,308,354	$2,679,221	42%

The increase of $2,679,221 in the 2006 period resulted from the contribution of $2,300,646 in revenue from GSI, a 10% increase in revenue from TBS, and a 20% increase in revenue from Resolutions.  These increases were offset by a 7% decrease in revenue from MVI that resulted from a decrease in sales staff and related expenses.

Cost of Sales

Cost of sales for the nine months ended September 30, 2006 was $3,092,366 as compared to the $2,443,142 reported for the nine months ended September 30, 2005.  The overall increase in the 2006 period of $649,224 resulted from a decrease of $25,384 from MVI, an increase of $30,482 from TBS, an increase of $116,991 from Resolutions, and the addition of $527,136 from GSI.  Total cost of sales during the 2006 period represented 34% of net sales.  Cost of sales for MVI during the 2006 period represented 32% of net sales as compared with 30% of net sales in the 2005 period.  Cost of sales for TBS during the 2006 period represented 46% of net sales as compared with 49% of net sales in the 2005 period.  Cost of sales for Resolutions during the 2006 period represented 20% of net sales as compared with 17% of net sales in the 2005 period.  The increased costs at Resolutions reflect a change in revenue mix where sales of lower margin, third-party products were more prominent during the 2006 period.  Cost of sales for GSI during the 2006 period represented 18% of net sales, which is consistent with prior periods.

Gross Profit

Gross profit for the nine months ended September 30, 2006 increased 53% to $5,895,209 as compared to $3,865,212 for the prior year period.  The increase in the 2006 period of $2,029,997 resulted from the addition of $1,773,511 from GSI as well as increases of $240,804 and $151,171 from TBS and Resolutions, respectively, which were offset by a decrease of $135,488 from MVI.  Gross profit margin for the 2006 period was 66% compared to 61% for the 2005 period.

Operating Expenses

Operating expenses for the nine months ended September 30, 2006 increased by 70% to $6,454,813 from the $3,796,379 reported in the nine months ended September 30, 2005.  Of the total increase of $2,658,434, $632,988, $174,269, and $336,407 are attributable to increases in operating expenses of corporate, TBS, and Resolutions, respectively.  In addition, GSI incurred $1,652,152 of operating expenses during the 2006 period.  These increases were offset by a decrease of $137,381 from MVI.

During the nine months ended September 30, 2006, corporate incurred $1,334,294 in operating expenses, an increase of $632,988 from the $701,306 reported in the 2005 period as a result of amortization of intangible assets and increased compensation and legal and accounting expenses, including $360,668 in 2006 compensation expense as a result of the adoption of SFAS No. 123(R).

During the nine months ended September 30, 2006, MVI incurred $928,716 in operating expenses, a decrease of 13% from the $1,066,097 reported in the 2005 period.  Product and technology development increased $13,206 to $287,983 from the $274,777 reported in the prior year period as a result of increased compensation expenses.  Sales and marketing decreased by $227,179 to $269,677 from the $496,856 reported in the prior year period as a result of staff reductions.  General and administrative increased by $77,815 to $347,045 from the $269,230 reported in the prior year period due to increased compensation, insurance and placement fees.  Depreciation and amortization expense decreased $1,223.

During the nine months ended September 30, 2006, TBS incurred $1,540,839 in operating expenses, an increase of 13% as compared to the $1,366,570 reported in the 2005 period.  Product and technology development increased $192,154 to $374,300 as compared to $182,146 reported in the 2005 period due to increased staffing and consulting costs.  Sales and marketing decreased $391 to $247,049 and general and administrative decreased $13,688 to $811,737 from the $825,425 reported in the 2005 period due to staff restructuring.  Depreciation and amortization expenses decreased $3,807 due to an increase in fully depreciated computer equipment.

During the nine months ended September 30, 2006, Resolutions incurred $998,813 in operating expenses, an increase of 51% as compared to the $662,406 reported in the 2005 period.  Product and technology development increased $7,054, sales and marketing increased $196,784, and general and administrative increased $220,990 due to reallocation of staff resources.  Depreciation and amortization expenses decreased $88,422 due to a reduction of the carrying value of intangible assets.

During the period from May 1, 2006 (date of acquisition) through September 30, 2006, GSI incurred $1,652,152 of operating expenses.  Sales and marketing, product and technology, general and administrative, and depreciation and amortization expenses were $320,154, $364,083, $707,569, and $260,347, respectively.

Operating Income (Loss)

As a result of the foregoing, the Company reported an operating loss for the nine months ended September 30, 2006 of $559,604, compared to an operating income of $68,833 for the nine months ended September 30, 2005.

The following is a comparison of the components of consolidated income (loss) from operations:

	Nine Months	Nine Months Ended
	Ended	September 30, 2005	Variance
	September 30, 2006	(restated)	Amount

Operating income (loss):

Electronic document delivery services	$577,278	$575,386	$1,892
Government accounting solutions	18,679	(47,857)	66,536
Electronic forms	57,375	242,610	(185,235)
Integrated communications	121,358	-	121,358
Corporate	(1,334,294)	(701,306)	(632,988)
Total operating income (loss)	$(559,604)	$68,833	$(628,437)

Change in Fair Value of Derivative Liability

During the nine months ended September 30, 2005, we recognized other income of $130,903 related to recording the derivative liability at fair value.  At September 30, 2006, there are no derivative liabilities since the variable debt instruments were settled in full in fiscal 2005.

Interest Expense

Interest expense for the nine months ended September 30, 2006 decreased by $7,932,777 to $85,214 from the $8,017,991 reported in the 2005 period.  During the 2006 period, interest charges incurred pursuant to convertible promissory notes, including embedded derivatives, decreased significantly as a result of the conversion to equity of approximately $5 million in debt during 2005.  Interest expense during the 2005 period included non-cash charges of $7,410,730 related to the amortization of debt discount, $434,572 related to an inducement for the conversion of convertible notes payable, and $39,000 related to amortization of debt issue costs.

Other Income (Expense)

Other income (expense) for the nine months ended September 30, 2006 increased to $22,193 from $0 reported in the 2005 period.  Charges incurred pursuant to a patent infringement settlement agreement were $25,000 and were partially offset by $2,807 in miscellaneous other income.

Net Loss

As a result of the foregoing, net loss for the nine months ended September 30, 2006 was $665,518, or $0.01 per share, compared to a net loss of $7,867,309, or $0.10 per share for the nine months ended September 30, 2005 on weighted average shares of 127,182,192 and 78,276,650, respectively.

The following is a comparison of the components of consolidated net loss:

	Nine Months	Nine Months Ended
	Ended	September 30, 2005	Variance
	September 30, 2006	(restated)	Amount

Net income (loss):

Electronic document delivery services	$578,602	$574,181	$4,421
Government accounting solutions	18,679	(88,644)	107,323
Electronic forms	52,536	237,477	(184,941)
Integrated communications	123,944	-	123,944
Corporate	(1,439,279)	(8,590,323)	7,151,044
Total net loss	$(665,518)	$(7,867,309)	$7,201,791

LIQUIDITY AND CAPITAL RESOURCES

During the nine months ended September 30, 2006, our net cash position decreased by $305,818 to $456,233. Our operating and investing activities provided net cash of $168,055 and $32,689, respectively; however, our financing activities used net cash of $506,652.

Net cash provided by operating activities for the nine months ended September 30, 2006 was $168,055, a decrease of $83,289 from the $251,344 provided by operating activities for the 2005 period.

Our investing activities consisted of the acquisition of GSI, the purchase of computer equipment and additions to capitalized software development costs. Net cash provided by (used in) investing activities increased $559,545 to $32,689 from the $526,856 used in investing activities during the 2005 period.

Net cash used in financing activities for the nine months ended September 30, 2006 was $506,562, and included $10,000 of proceeds from notes payable to related parties, as offset by $300,000 of payments on notes related to the TBS and Resolutions acquisitions, and $216,562 of payments to GSI note holders.  Net cash provided by financing activities for the nine months ended September 30, 2005 was $456,582 and included proceeds from notes payable to related parties of $20,000 and proceeds from a note payable of $715,000, as offset by $270,000 of payments on notes related to the TBS and Resolutions acquisitions.

Effective May 1, 2006, we acquired GSI.   GSI's income from operations for the year ended December 31, 2005 was $743,847 on net revenue of $6,996,534.  VillageEDOCS' 2005 income from operations was $125,186 on net revenue of $8,768,446.  Had the acquisition been in effect throughout all of 2005, the unaudited net revenue of VillageEDOCS and GoSolutions would have been $15,764,980.  Accordingly, we expect the acquisition of GoSolutions to have a significant and positive effect on our results for the fourth quarter of 2006.

We do not currently have any material commitments for capital expenditures other than those expenditures incurred in the ordinary course of business.

Due to a deficit in net tangible assets, we have historically been unable to obtain operating lines of credit from traditional banking institutions.  During 2005, TBS renewed a $100,000 operating line of credit which it has not utilized as of the date of this report.  On June 30, 2006, VillageEDOCS secured a $500,000 operating line of credit guaranteed by a shareholder which it has not utilized as of the date of this report.  On June 28, 2006, GSI renewed a $1,000,000 operating line of credit guaranteed by four shareholders, $840,000 of which has been utilized as of September 30, 2006 in connection with the acquisition of GSI.

Substantial risk exists that a decrease in demand for our products and services would reduce the availability of cash from this source since our operating cash flows are derived from products and services that are subject to rapid technological change.

Since our inception, our operating and investing activities have used substantially more cash than they have generated. We believe that we have made considerable progress toward achieving profitable operations by increasing revenues from electronic document delivery services and through our acquisition of TBS, Resolutions, and GSI.  In addition, we are actively seeking opportunities to acquire or otherwise combine with businesses that are operating profitably and generating positive cash flows.  However, at present and for the foreseeable future, we believe that we will continue to need working capital to fund the growth of our businesses and to absorb the increasing costs associated with operating as a fully reporting company in the prevailing regulatory environment.    Accordingly, we may experience negative operating and investing cash flows during certain months during the remainder of 2006 until MVI, TBS, Resolutions, and GSI consistently generate net cash flows sufficient to offset the anticipated expenses of operating the holding company.  While we believe that our available cash resources combined with our current revenue streams will be sufficient to meet our anticipated working capital requirements for the next twelve months, we will require additional financing to fund capital expenditure requirements in the ordinary course of business for the remainder 2006.  Should our current revenue streams or margins be subjected to even minor decreases, our funding requirements could be greater.

We believe that sustainable profitability is achievable; however, we have a history of losses.  While GSI, MVI, TBS, and Resolutions have reported both monthly operating incomes and monthly operating losses during 2006, operating incomes have been insufficient to offset operating losses, interest expense and corporate overhead.  If we are not successful in sustaining and increasing operating profits from our three reporting segments (and from GSI), or reducing expenses of the holding company, we may never achieve profitability for the Company as a whole.

Between November 2000 and at least December 2004, our operating shortfalls were funded by one shareholder, an affiliate, to whom we owe $65,000 in principal and approximately $99,000 in interest as of September 30, 2006. This shareholder has no obligation to continue to fund any future operating shortfalls.  We may be required to alter the terms of the convertible promissory note held by this shareholder to induce this shareholder or other such potential lenders to provide additional loans, which could result in this shareholder or other such potential lenders obtaining rights, preferences or privileges senior to those of other creditors or our stockholders.

This estimate is a forward-looking statement that involves risks and uncertainties. The actual time period may differ materially from that indicated as a result of a number of factors so that we cannot assure you that our cash resources will be sufficient for anticipated or unanticipated working capital and capital expenditure requirements for this period. We have advised that we will need to raise additional capital in the future to meet our operating and investing cash requirements. Such sources of financing could include capital infusions, additional equity financing, or debt offerings. There can be no assurance that additional funding will be available on acceptable terms, if at all, or that such funds if raised, would enable the Company to achieve and maintain profitable operations. If we are not able to obtain sufficient additional funds from investors, we may be unable to sustain all or part of our operations.  If we raise additional funds through the issuance of securities, these securities may have rights, preferences or privileges senior to those of our common stock, and our stockholders may experience additional dilution to their equity ownership.

The Report of Independent Registered Public Accounting Firm on our December 31, 2005 consolidated financial statements includes an explanatory paragraph stating that the recurring losses incurred from operations and a working capital deficit raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The "forward-looking statements" safe harbor does not apply to our company because we issue "penny stock" and are excluded from the safe harbor pursuant to Section 27A(b)(1)(C) of the Securities Act of 1933, as amended, and Section 21E(h)(1)(C) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Nevertheless, this Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.   Any statements about our expectations, beliefs, plans, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking and speak only as of the date of this prospectus.  These statements are often, but not always, made through the use of words or phrases such as "may", "will", "expect", "intend", "anticipate", "believe", "expects", "plan", "seek", "estimate", "project", "could", "continue", "ongoing", "management believes", "we believe", "we intend", and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the "Risk Factors" contained on pages 7 through 12 of this prospectus.

Forward looking statements in this Registration Statement include, without limitation:

The statements under the heading "Business" and in MD&A under the caption Business Overview concerning (1) our strategy to develop innovative solutions to expand our ability to benefit our enterprise clients and increase the breadth and size of the markets we satisfy today, (2) our strategy to focus on acquiring intellectual and technology assets that continue to accelerate expansion of our client solutions, (3) our goal to expand the business model of TBS regionally and nationwide and to expand revenue both from printing and from subscription-based hosted solutions, (4) our belief that we offer a complete set of business communication services and solutions and a scalable global platform, (5) our belief that our services improve and enhance data delivery, (6) our belief about the benefits businesses will derive from our software and service solutions and about its capabilities, (7) our intent to focus on obtaining growth from higher margin products and services and to make acquisitions of companies that consistently generate net income and positive cash flows, and (8) our strategy of cost containment and directing new capital primarily toward increasing sales and marketing, which statements are subject to various risks and uncertainties, including, without limitation, our limited operating history, risks that we may not successfully implement our acquisition program, risks associated with assimilating acquired personnel and technology into the Company, the risk that we will not be able to compete effectively because our market place is highly competitive and has low barriers to entry, and our dependence on third party technology suppliers to provide key software and infrastructure.

The statements in MD&A under the captions Introduction and Business Overview of our strategies, beliefs, plans, expectations, anticipations and hopes with respect to (1) our expectations about the business prospects of GoSolutions, (2) our belief that we have improved our corporate governance, (3) our current and future growth strategy to acquire intellectual and technology assets and our expectations about the benefits we may derive, (4) our beliefs about our vision to become a business process management/workflow service and the benefits we expect to derive, (5) our acquisition strategy, and (6) our belief that obtaining planned financings will allow us to generate adequate cash flows to sustain operations at current levels until we being to operate profitably on a consistent, month-over month basis, which statements are subject to various risks and uncertainties, including, without limitation, our limited operating history, risks that we may not be able to obtain any additional financing at terms acceptable to us, or at all, risks that we may not successfully implement our acquisition program, risks associated with assimilating acquired personnel and technology into the Company, and the risk that we will not be able to compete effectively because our market place is highly competitive and has low barriers to entry.

The statements in MD&A under the caption Critical Accounting Policies regarding calculation of allowances, reserves, and other estimates that are based on historical experience, the judgment of management, and various other assumptions that are believed to be reasonable under the circumstances, the results of which for the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from any other sources, our beliefs about critical accounting policies, and the significant judgments and estimates used in the preparation of our consolidated financial statements, which statements are subject to certain risks, including, among other things, the inaccuracy of our beliefs regarding critical accounting policies and that actual customer reserves or other estimates may be different from our estimates, requiring revisions to our estimated allowance for doubtful accounts, additional inventory write-downs, impairment charges, restructuring charges, litigation, warranty, and other reserves.

The statements in MD&A under the caption Results of Operations of our strategies, beliefs, plans, expectations, anticipations and hopes with respect to Net Revenue, Gross Profit, Operating Expenses, Income from Operations, and Net Loss and our strategies, beliefs, plans, expectations, anticipations and hopes with respect to Liquidity and Capital Resources set forth in MD&A under the caption Liquidity and Capital Resources, including, without limitation (1) our belief that we have made considerable progress toward achieving profitable operations by increasing revenues from electronic document delivery services and through our recent acquisition of TBS, Resolutions, and GSI, (2) our strategy of actively seeking to combine with business that operate profitably and generate positive cash flows, (3) our belief that sustainable profitability is achievable, (4) our expectations about future funding requirements, and (5) our belief that current cash position, cash generated through operations and equity offerings and available borrowings will be sufficient to meet our needs through at least the next twelve months, which statements are subject to various risks and uncertainties, including, without limitation, our limited operating history, risks that we may not be able to obtain any additional financing at terms acceptable to us, or at all, the risk that we may be unable to sustain all or part of our operations if we are not able to obtain sufficient additional funds from investors, the risk that our funding requirements could be greater should our current revenue streams or margins decrease, risks that we may not successfully implement our acquisition program, risks associated with assimilating acquired personnel and technology into the Company, and the risk that we will not be able to compete effectively because our market place is highly competitive and has low barriers to entry.

BUSINESS

General

VillageEDOCS is a global outsource provider of business process solutions that simplify, facilitate and enhance critical business processes.  Our mission is to provide solutions that facilitate the movement of business critical information between business enterprises and their trading partners.  Our strategy is to further develop innovative solutions to existing services to expand our ability to benefit our enterprise clients and increase the breadth and size of the markets we satisfy today.  Our acquisition growth strategy is focused on acquiring intellectual and technology assets that continue to accelerate the expansion of our client solutions.

Clients use our hosted services and client premise solutions for a spectrum of business-critical communications and business processes, including just-in-time manufacturing, receivables, invoice delivery, securities filings, insurance and healthcare transactions, document capture and automation, utility and tax billing, electronic payment capture, general ledger, marketing campaigns, and printing of documents and other applications.

Our target markets include financial services, healthcare, manufacturing, and local government, and we serve approximately 1,600 active clients as of November 30, 2006.  We have a multi-channel sales approach, selling directly to clients through our telesales and field sales and tele-marketing professionals and indirectly through strategic partners.

Unless otherwise indicated by the context, the "Company" means the parent company, VillageEDOCS and our wholly-owned subsidiaries, GoSolutions, Inc., MessageVision, Inc., Tailored Business Systems, Inc., and Phoenix Forms, Inc.

We are incorporated in the State of California and have been in business since 1995.  Our corporate headquarters are located at 14471 Chambers Road, Suite 105, Tustin, CA 92780, and our telephone number is (714) 734-1030.  As of November 30, 2006, we had 76 employees, and we service clients throughout the world.

Industry Background

A business enterprise's success is dependent upon the ability to communicate with an ever-expanding number of prospects, clients and trading partners.  Business enterprises are challenged to support an increasing number of communication methods while required to meet more stringent compliance and regulation.  Today's global competition and markets effectively require business enterprises to have increased speed of communication, accuracy, security management, and control of business processes.

Business enterprises are increasingly outsourcing their inter-enterprise business processes to services like ours.  We offer a wide spectrum of business process solutions, a scalable global platform and proven expertise.

Business Services

We market a complete set of business communications services and solutions that enable business enterprise clients to increase competitiveness and efficiency through the automation of labor- and paper-intensive business processes. We believe that our communications technologies-based services improve and enhance data delivery and critical business communications for global enterprises.

Operating Segments

We conduct our business through four wholly owned subsidiaries.  GoSolutions, Inc. ("GoSolutions"), operates our enhanced voice and data communications services.  MessageVision, Inc. ("MessageVision," "MVI") operates our Internet based document delivery services.  Tailored Business Systems, Inc. ("TBS") operates our government accounting products and services business.  Phoenix Forms, Inc. ("Resolutions," "PFI") operates our e-forms, archiving, imaging, and workflow services.

Segment revenue and profit information for MessageVision, TBS, and Resolutions is presented in Note 12 of the Company's 2005 Consolidated Financial Statements, included with this registration statement.  See " Management's Discussion and Analysis of Financial Condition or Plan of Operations"  for additional financial data and commentary on recent financial results for operating segments.

GoSolutions - Enhanced Voice and Data Communications Services

 GoSolutions, which we acquired in May, 2006, offers next generation communications services to enterprise customers through its hosted suite of enhanced telephony applications.  GoSolutions develops, licenses and delivers technology to address the expanding needs of the telecommunications market.

GoSolutions Overview

GoSolutions' Enhanced Services Platform (ESP) offers a portfolio of progressive, Telco-grade calling services including basic voicemail, enhanced voicemail (which includes speech navigation and Web/phone message access), unified communications, audio and Web conferencing solutions.  All GoSolutions' applications can be bundled with traditional voice and data products to provide the enhanced features found with VoIP offerings in the traditional Time Division Multiplexing space.

Basic Voicemail

GoSolutions has created a voicemail platform that enables companies to start out with the basics and add enhanced features as they grow.  Features offered by GoSolutions consist of the following:

•        Call Forward Busy No Answer is set by Service Provider at the Local Exchange Carrier to transfer caller to the GoSolutions ESP;

•        Outside callers leave voicemail in the user's mailbox;

•        Subscriber dials own number to check messages from subscribed direct inward dial number;

•        Subscribers can listen, reply and send voicemail; and

•        Shared 800 access available to check messages while traveling.

Enhanced VoiceMail

In addition to the features of GoSolutions' Basic Voicemail, GoSolutions' Enhanced Voicemail solution offers subscribers a virtual attendant with Find Me call routing capable of ringing up to 9 numbers. Privacy features allow callers to hear who's calling and either accept the call or transfer the caller to voicemail.  A Web interface is available to check messages online. Enhanced Voicemail subscribers enjoy an enhanced professional image and the confidence of never missing another call or potential opportunity. Enhanced Voicemail is offered with a generic brand. Private branding and custom branding options are also available.

All the Basic Voicemail features are included, plus:

•        Subscriber web access to playback voicemail messages online;

•        Find Me allows callers to have the party located at multiple destinations; and

•        Message notification sends subscriber an email or SMS text message to their cell phone notifying them of new voicemail messages.

Premium Unified Communications

GoSolutions' flagship product, Unified Communications, is more than just a voicemail system. It is a next-generation communications suite that makes end-user's lives simple and more efficient.

GoSolutions' unified communications solution enables subscribers to have a unified inbox. All voice, fax, and email messages are centrally located and accessible via the phone or the Web.

Web access is compatible with MS Outlook. Users receive all their messages by consolidating them into the most widely used email application available.

In addition, users can use GoSolutions' speech recognition system to send and receive voicemail and email over the phone.

Corporate Directory

GoSolutions' has combined flexible technology in conjunction with a custom IVR application to deliver a corporate directory product. Proprietary speech recognition technology directs a caller to a main line to access other sub accounts (users or departments) by name. Out of office attendant included.

Unlimited scalability for any organization.

Corporate directory solutions are generally private branded for customers.

GoSolutions Conferencing

GoSolutions offers both audio and Web conferencing services.

Audio Conferencing - Subscribers can hold instantaneous conference calls on a reservationless conference bridge, using our custom-switching software. Customers can host a call or have individual callers pay for their own time on the conference call on a self-moderated conference bridge. Available bundled with other products for a unique, differentiating service.

Web Conferencing - Allows subscribers to collaborate online in a feature-rich Internet browser meeting window. Growing in popularity, this option is attractive to individuals, small, and large businesses alike that are looking to reduce travel and presentation overhead. Custom-branding option is available.

MessageVision - Electronic Document Delivery Services

MessageVision (35% of consolidated revenues in 2005) is a California corporation formed in 2004 to operate the historical business of VillageEDOCS, an Internet-based electronic document delivery service.

We believe that MessageVision provides superior flexibility, availability, reliability, scalability, and security to enterprises.  Virtually all industry segments produce documents that require extreme attention to content, format, security, and accuracy prior to delivery to the recipient.  One feature that MVI's service provides is the ability for a user to send an electronic fax document to an individual or to a broadcast list of thousands through a web browser, e-mail package (i.e. Microsoft Exchange,  Microsoft Outlook, Lotus, etc.), Microsoft Windows-based application, Enterprise Resource Planning or Customer Relationship Management system, or a proprietary corporate information system.   In addition, MVI provides "inbound" fax services that enable our clients to receive fax documents electronically. Once received electronically, documents may be stored digitally, printed, forwarded, sent to a fax machine, deleted with a single click, or annotated using popular desktop software.  The service also fulfills the reliability and capacity considerations normally applied to production applications.  When a fax is received by the service, it can be sent directly to an individual's email, central administrator for further distribution, or to back office applications for processing.  Users are assigned a personal toll or toll-free number.

Another example of MVI's service is the ability to capture information from any predefined output format, standard interface, data stream (i.e., API, Barcode, Print, Spool, Control File etc.) or directly from the actual document.

Our integration tools automatically extract data values to automate business processes such as creating and distributing forms, addressing and re-routing faxes and email transmissions, and archiving data for immediate retrieval.

As of February 28, 2006, MVI had approximately 350 active clients.  During 2005, no single customer accounted for more than 10% of consolidated net sales.

We use proprietary, internally-developed document processing and transmission systems to create and send or receive documents for our clients.  We provide Internet-based fax services that integrate with existing Internet-connected systems within companies where invoices, statements, purchase orders, ticket confirmations, and other key documents originate. A typical application is characterized by the need to deliver time sensitive, personalized documents to a disparate group of recipients in multiple formats and delivery methods.  Our services are designed for use by a wide range of industries and enterprise sizes using such diverse platforms as Microsoft Windows NT/2000/XP, UNIX, and IBM iSeries (AS/400). Our clients currently include manufacturing companies, E-commerce providers, application service providers, food service corporations, value added resellers, weather reporting services, public relations firms, and direct marketing organizations.   Businesses using J.D. Edwards, Oracle, Peoplesoft, Infinium, IBS and SAP environments, among others, can use our service to become fax-enabled without traditional capital expenditures and ongoing maintenance costs.  We offer our clients the flexibility to send Microsoft Office, Corel, IBM PCL, Adobe PDF, next-generation HTML, and other types of documents through our Internet fax service.  In addition, our service is compatible with virtually any foreign language including character-based Pacific Rim, Middle and Far Eastern languages.  In addition, we offer our clients robust activity reporting and job control functions that are not offered by many of our competitors.  We offer document management solutions that provide electronic document presentation functions that enable our clients to automatically generate and deliver presentation-quality documents from enterprise systems such as ERP, CRM, and E-Commerce and to populate a database with data from a document that has either been scanned or received as a fax.

MVI charges our clients a fee primarily based upon either the number of pages delivered and received, or upon the number of minutes expended, for the delivery or receipt of our clients' documents during the month.  In some cases, we charge one-time and annual perpetuation fees for custom-developed client solutions.  Our net revenues are impacted by the number of effective business days in a given period.

Net sales to external customers for the fiscal years ended December 31, 2005 and 2004 were $3,093,450 and $2,685,882, respectively.

TBS - Government Accounting Products and Services

TBS (43% of consolidated revenues in 2005) is a Georgia corporation established in 1973.  The Company acquired TBS in February 2004.  TBS is engaged in the business of creating, maintaining, training, customizing and supporting computer application programs primarily for the use of city and county governments, the sale and installation of computer equipment and supplies, the printing and ordering of forms, the furnishing of consulting services, and the implementation of internal computer networks in communication with IBM iSeries servers.  We generate revenues from TBS' established client base in the form of printing, billing, and fulfillment services as well as maintenance and training revenues.  We have achieved a dominant share of the Georgia market for small to medium government entities, enjoying 75% of the city and municipal government market and 31% of the county government market in that state. Our goals include expanding our business model to governmental entities regionally and, eventually, nationwide.  In addition, we intend to expand revenue both from printing and from subscription-based hosted solutions.

As of February 28, 2006, TBS had approximately 250 clients.  During 2005, no single customer accounted for more than 10% of consolidated net sales.

We charge for our proprietary software and for general-purpose hardware used in providing in-house solutions.  When a client elects to use the hosted Application Service Provider service, we charge a monthly fee per user for the use of the Internet based services.  In addition to both offerings, we charge for consulting, installation, implementation, support, annual maintenance and training.  We charge separately for printing and forms jobs based on the specific nature of the requirements.  For printing, it is generally per mailing and for forms on a per page basis.  We deliver an efficient, economical and secure environment for our municipal clients.  Our net revenues vary quarterly based on the budget and property tax assessment cycles of our local government clients.

Net sales for 2005 were $3,779,211.  Net sales for the period from February 17, 2004 (date of acquisition) through December 31, 2004 were $3,328,387.

Resolutions - Electronic Document Management Services / Electronic Forms

Resolutions (22% of consolidated revenues in 2005) provides products for document management,  document imaging, electronic forms, document archiving, and e-mail archiving.   Resolutions' solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or just retrieved and viewed on screen.  Our solutions have the power and flexibility to allow our customers to optimize the processing and delivery of the entire range of business documents and help them to keep their businesses competitive by making it easier to generate, store, manage, protect, retrieve, and distribute their information.

Resolutions offers the full spectrum of Enterprise Content Management, providing a simple, intuitive, yet powerful, Knowledge Management software that allows organizations of all sizes to Process, Capture, Manage, and Protect their vital business information.  Our proven software puts users in a position to optimize the content and appearance of documents and to deliver them via Print, Fax, E-Mail, Web, or Imaging and Archiving.  Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution;  R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing;  R-Checks, a turnkey check printing solution;  R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

As of February 28, 2006, Resolutions had approximately 1,000 clients.  During 2005, no single customer accounted for more than 10% of consolidated net sales.

Net sales to external customers for the period from April 1, 2005 (effective date of acquisition) through December 31, 2005 were $1,895,785.

Products and Services Development

The Company actively and continually engages in development of additional products and services to offer to our existing and potential new clients.

Our ability to sustain our development activities is dependent upon the availability of sufficient funds from operations or other sources such as proceeds received by the Company from the sale of common stock, bank lines of credit or other credit facilities.

Competition

Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company's subsidiaries. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and distribution partners. While we believe that MVI can compete effectively because we offer our clients certain capabilities that much of the competition does not offer, such as custom integration, private-labeling, and electronic document presentation, and while we believe TBS can compete effectively because we provide affordable and reliable full-service solutions tailored to the needs of local governments, and while we believe Resolutions can compete effectively because we offer affordable yet complete solutions to manage electronic documents, there can be no assurance that the Company's competitors will not develop and market similar products and services that are equal or superior to ours, or that achieve greater market acceptance than the Company's offerings.

Outlook and Strategy

We intend to continue our focus on obtaining growth from higher margin products and services at MVI and TBS, as well as growth from Resolutions and other acquisitions of companies that consistently generate net income and positive cash flows.  We believe that this strategy offers the best opportunity for the Company's operations to continue to generate positive operating income and cash flows from operations and to achieve net income.

To reach this goal, we intend to continue our strategy of cost containment.  Should additional growth capital become available during 2006, we intend to direct the capital toward increasing sales and marketing while holding down costs for general and administrative as well as product and technology expenses.

Government Regulation

Our services relate principally to the Internet and telecommunications. Accordingly, we are subject to legal and regulatory developments affecting either Internet or telecommunications services in general. Due to the increasing popularity and use of the Internet, a number of laws and regulations have been adopted at the international, federal, state and local levels with respect to the Internet. Many of these laws cover issues such as privacy, freedom of expression, pricing, on-line products and services, taxation, advertising, intellectual property, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state, local and foreign legislatures with respect to these issues. The nature of any new laws and regulations and the manner in which existing and new laws and regulations may be interpreted and enforced cannot be fully determined.

Research and Development

The markets for our services are evolving rapidly, requiring ongoing expenditures for research and development and timely introduction of new services and service enhancements. Our future success will depend, in part, on our ability to enhance our current services, to respond effectively to technological changes, to sell additional services to our existing customer base and to introduce new services and technologies that address the growing needs of our target markets and existing clients.

Employees

As of November 30, 2006, VillageEDOCS had five full-time employees, four of whom are executive officers.  GoSolutions had twenty nine full-time employees.  These employees include three engaged in sales and marketing, nine in customer service, three in product development, ten in engineering and operations, and four in administration.  MessageVision had ten full-time employees. These employees include two engaged in sales and marketing, six in engineering and operations, and two in administration.  TBS had twenty full-time employees, including two engaged in sales and marketing, three in technology development, twelve in operations, and three in administration.  Resolutions had twelve full-time employees, three in sales, seven in operations and technology development, and two in administration.

DESCRIPTION OF PROPERTY

VillageEDOCS and it's subsidiaries occupy office space in California, Georgia and Florida.  The operations of VillageEDOCS and MVI are conducted from approximately 3,600 square feet of leased office space located at 14471 Chambers Road, Suite 105, Tustin, California 92780.  We lease the Tustin office space pursuant to an operating lease agreement expiring in May 2007 at a cost of $5,380 per month.  The operations of GoSolutions are conducted from approximately 8,000 square feet of leased office space located at 10701 Danka Way North, Suite 100, St. Petersburg, Florida  33716.   GoSolutions leases the St. Petersburg office space pursuant to a noncancelable operating lease agreement expiring in April 30, 2011 at a cost of $12,653 per month.    The building in which the office space is located is owned by an entity in which a member of GoSolutions Equity LLC (a related party) owns an interest.  The operations of TBS are conducted from approximately 6,200 square feet of leased office space located at 40 Joe Kennedy Blvd., Statesboro, GA  30458.  The Company leases the Statesboro office space pursuant to an operating lease expiring in January 2009 at a cost of $6,200 per month.  The office building is owned by a partnership controlled by TBS' former owners, who are presently significant employees of TBS (see "Certain Relationships and Related Transactions ").  The operations of Resolutions are conducted from approximately 6,800 square feet of leased office space located at 2905 Shawnee Industrial Way, Suite 300, Suwanee, Georgia 30024 at a cost of $5,387 per month.  The Resolutions office space lease agreement expires December 31, 2006.  We expect Resolutions to vacate its existing space by January 1, 2007 and enter into a new lease agreement for approximately 5,500 square feet of office space located at 3360 Martin Farm Road, Suwanee GA 30024 at a cost of $7,333 per month expiring in April of 2010.

Additionally, the Company leases space and operating systems equipment from AT&T in Irvine, California and from Qwest in Tampa, Florida, primarily to support the service operations of MVI and GSI.  The highly secure facilities are served by all major global telecommunications carriers and are physically-, environmentally-, and utility-redundant sites with multiple telecommunications feeds, multiple emergency power generators, and emergency fuel reserves. These fully redundant systems and emergency power provisions are designed to provide non-stop service and no single point of failure.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to each person who is a director, executive officer, or significant employee of the Company or its subsidiary as of November 30, 2006.

Name	Age	Position

J. Thomas Zender	67	Chairman of the Board

K. Mason Conner	49	Chief Executive Officer, Director

Jerry T. Kendall	63	President, Chief Operating Officer, Director

H. Jay Hill	67	Executive Vice President of Corporate Development, Director

Ricardo A. Salas	42	Director

Michael A. Richard	38	Chief Financial Officer and Secretary

Thor R. Bendickson	44	Chief Technology Officer of the Company, President of GoSolutions, Inc.

Frederick A. Burris	43	V.P. Finance of the Company, Chief Financial Officer of GoSolutions, Inc.

Joe Torano	50	Senior Vice President of Sales and Marketing

James L. Kolassa	52	Vice President, Sales

Stephen A. Garner	51	Chief Information Officer, Software and Services, of Tailored Business Systems, Inc.

James L. Campbell	50	Chief Information Officer, Printing of Tailored Business Systems, Inc.

Alexander Riess	55	President, Phoenix Forms, Inc.

William R. Falcon	60	Chief Operating Officer and Vice President, Phoenix Forms, Inc.

Shaun Pope	39	Vice President, Sales & Marketing of GoSolutions, Inc.

Executive officers are appointed by the Board of Directors and, subject to the terms of their employment agreements, serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors.   Directors are elected at the annual meeting of shareholders to serve for their term and until their successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term. The term of the current directors continues until the next annual meeting of shareholders to be held in 2007.  Mr. Zender has been a director since August 1997, Mr. Hill since October 1997, Mr. Conner since October 1998, and Messrs. Kendall and Salas since July 2005.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

J. THOMAS ZENDER has been a director since 1997 and has been Chairman of the Board since January 2001. He is an information technology industry consultant specializing in strategic business development with 36 years of management and marketing experience. He has held management positions at General Electric, Honeywell, ITT and other companies. Mr. Zender has been an officer in three publicly held corporations, one NYSE listed company and two NASDAQ traded companies. From 1996 through 2001, Mr. Zender served as an interim executive for several companies in their early stage, including CEO of VillageEDOCS from 1997 to 1999. He serves on the board of Ottawa University in Ottawa, Kansas. Mr. Zender currently serves on our Audit Committee and our Compensation Committee.

K. MASON CONNER has been our Chief Executive Officer since 1999. Mr. Conner joined the Company as Vice-President of Sales in 1997 and has been a Board Member since 1998, Acting Vice-President of Sales between 1998 and 2002, and President between 1998 and March 2006, and Mr. Conner is also a Director of TBS and Resolutions. He has 27 years in sales and business management experience, including 19 years of direct and channel sales experience in the voice and data communications products and services industry. In the early 1980's he was involved in the application of Internet Protocol technologies with the military. In the late 1980s and early 1990s he was a principal strategist for an international initiative to transform K-12 education through the use of the Internet. He was a lead consultant with LTS for the electronic vulnerability threat assessment of the Los Angeles Airport Department after the "UnaBomber" threat. He has held senior sales management positions with Banyan Systems, Doelz Networks, and Timeplex. During the five years prior to joining the Company, Mr. Conner was Director of Sales at Telecom Multimedia Systems from 1996 to 1997, Vice President of Sales at Lo Tiro-Sapere from 1995 to 1996, and Vice President of Sales at Digital Network Architectures from 1991 to 1995.

JERRY T. KENDALL joined the board of directors in the second quarter of 2005. On March 1, 2006, Mr. Kendall was appointed to serve as our President and Chief Operating Officer. Mr. Kendall is also President of the Company's wholly-owned subsidiaries, MVI and TBS.  From April 2003 to August 2005, he was the President, Chief Executive Officer and a Director of Technology Research Corporation ("TRC"), a $39 million dollar public, electrical safety products company. Prior to TRC, Mr. Kendall held a number of executive management positions with Sensormatic Electronics Corporation, then a $1.2 billion, publicly held, electronics security company.

H. JAY HILL has been a director since 1997 and became the Executive Vice President of Corporate Development in May 2003. Mr. Hill is also a Vice President of Tailored Business Systems, Inc., one of our wholly-owed subsidiaries. For the last 20 years, he has primarily been a senior executive in turnaround situations in information technology and telecommunication companies. From November 2000 to May 2003, Mr. Hill was CEO, President and a Director of LightPort Advisors, Inc, a private Internet service provider for the financial services market. He has held similar positions with Unitron Medical Communications, Inc. (d/b/a Moon Communications) (1999-2000) and Amnet Corporation (Netlink) (1989-1994), and has held senior sales and marketing management positions with SunCoast Environmental Controls (1996-1999), Technology Research Corporation (1994-1996), Harris Corporation, Doelz Networks, Paradyne/AT&T, and Inforex. His primary background in sales and marketing commenced with Philadelphia Electric Company and IBM.  During 1999, Moon Communications, which was then a subsidiary of Sabratek Corp., filed for protection under Chapter 11 of the U.S. Bankruptcy Code in connection with the reorganization of Sabratek. Mr. Hill currently serves on our Audit Committee and our Compensation Committee.

RICARDO SALAS joined the board of directors in the second quarter of 2005.  Most recently, Mr. Salas served as the President and Chief Executive Officer of Liquidmetal Technologies. From January 2000 through June 2005, Mr. Salas served as Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the health care industry, and he continues to serve as Chairman of iLIANT. From 1987 through 2004, he was Vice President of J. Holdsworth Capital Ltd., a private investment firm. As an officer of J. Holdsworth Capital Ltd., Mr. Salas held positions in various investments including Medical Manager Corporation as a vice president between June 1999 and January 2000, National Medical Systems, Inc. as vice president between April 1994 and February 1997, and Uni Flange Corporation as vice president between June 1989 and June 1994. He currently serves as a director of VillageEDOCS, a provider of business information delivery services and products. Mr. Salas received his B.A. in Economics in 1986 from Harvard University in Cambridge, Massachusetts. Mr. Salas currently serves on our Audit Committee and our Compensation Committee.

MICHAEL A. RICHARD joined the Company in February 2001 and is the Chief Financial Officer and Corporate Secretary. Mr. Richard is also a Director and the Secretary of our wholly-owned subsidiaries, TBS and Resolutions and a Director of GSI. Mr. Richard has over 14 years of diverse management and public corporate reporting experience for start-up and early stage ventures. From 1999-2000 he served as V.P. Controller for The BigHub.com, Inc., a public new media company providing unique content, private label search engine, e-commerce solutions, and controlling a direct mail operation.  From 1995-1999, Mr. Richard served first as Controller and then as Vice President, Accounting (principal accounting officer), and finally as a Director of PortaCom Wireless, Inc., a public developer and operator of companies with contracts to provide wireless telecommunication services in China and other emerging markets.

THOR BENDICKSON is the Company's Chief Technology Officer and the President of GSI. Mr. Bendickson has been employed by GSI for over five years. Prior to joining GSI, he was Senior Vice President - Strategic Consulting for Mediacentric Group and Chief Operating Officer for ECWerks, Inc., a management and technology consulting services company focused on designing, developing and delivering ebusiness solutions.  Mr. Bendickson holds a BS in Computer Science and Accounting from Florida State University.

FRED BURRIS is the Company's Vice President of Finance and the Chief Financial Officer of GSI. Mr. Burris has been employed by GSI for over five years. Prior to joining GSI, he served as CFO of Qualitative Marketing Software, Inc., a Clearwater, Florida based marketing software developer. Prior to his employment with Qualitative Marketing Software, Inc., Mr. Burris worked for PriceWaterhouseCoopers as a manager in the firm's Assurance and Business Advisory Services practice. Mr. Burris holds a BS in Accounting from the University of Florida.

JOE TORANO is the Company's Senior Vice President of Sales and Marketing.  Mr. Torano has over 25 years of international executive experience in operations, business planning, sales, and marketing in the technology sector.  Before joining the Company, Mr. Torano was Chief Operating Officer of ADOS Corporation, a provider of smart document management solutions.  Prior to ADOS, he served as Chief Operating Officer and a Director of FormScape, Inc., an enterprise document management software company.  Prior to FormScape, Mr. Torano held various sales and marketing leadership positions at IBM for twenty years in its Mainframe, Networking and PC Company.

JAMES L. KOLASSA joined the Company in April 2004 and presently serves as the Company's Vice President of Sales. Mr. Kolassa has over 25 years experience and success in the computer industry from direct sales with IBM and Hitachi Data Systems to channel development and distribution with both SupportNet and KeyLink Systems. Mr. Kolassa also served as the President of a software firm that he later sold. Mr. Kolassa holds a BBA in Marketing Management from Western Michigan University and an MBA in MIS from Indiana University.

STEPHEN L. GARNER is a Vice President and Chief Information Officer, Software and Services, of TBS. From 1988 through the date we acquired TBS, Mr. Garner served as the President of TBS. Mr. Garner has over 25 years experience in Information Technology. Mr. Garner obtained a BS in Mathematics from Georgia Southern University in 1978. Mr. Garner is also a Certified IBM Technical Solutions Provider.

JAMES M. CAMPBELL is a Vice President and Chief Information Officer, Printing of TBS. From 1988 through the date we acquired TBS, Mr. Campbell served as the Secretary-Treasurer of TBS. Mr. Campbell has over 25 years of experience in the design and implementation of system software. Mr. Campbell obtained a BBA in Accounting from Georgia Southern University in 1978 and is a Certified Public Accountant.

ALEXANDER RIESS is President of Resolutions. Mr. Riess joined Resolution's predecessor company in 1998 as a co-founder and the Chief Technology Officer. Prior to 1998, he managed IT departments at several large international corporations before starting his own consulting and development business in 1986 that in 1993 became a reseller of Resolution's predecessor products. After acquiring the German equivalent of a CPA certification in 1974, he received a degree in Computer Science (equivalent to an US Bachelor of Science) in the early 1980s and taught classes for IBM in Europe for users and system engineers of IBM's midrange computer systems.

WILLIAM R. FALCON is COO and a Vice President of Resolution. Mr. Falcon joined Resolution's predecessor company in 1998, and has directed the technical staff in senior IT management positions during his entire tenure.  Prior to 1998, Mr. Falcon was a co-owner of Lynk, a manufacturer and marketer of computer terminals for IBM's midrange systems.

SHAUN POPE is Vice President-Sales and Marketing of GSI. Mr. Pope has been employed by GSI for over five years. Prior to joining GSI, he served as Director of Applications Development and Executive Vice President of Mediacentric Group. Mr. Pope holds a BS in Communications from the University of Florida and a MA in Media Studies from the University of South Florida.

BOARD OF DIRECTOR COMPENSATION

Members of our board of directors receive no cash compensation for services as a director or for attendance at or participation in meetings. Directors receive options to purchase common stock as compensation for services as a director. In past years, directors have received options to purchase the Company's common stock in consideration for services as a director. There has been no determination made as to the number and exercise price of options, if any, that will be issued to either K. Mason Conner or H. Jay Hill for service during terms following the term that expired on October 5, 2001. During 2004, our Board of Directors approved a compensation arrangement with J. Thomas Zender, a Director. Pursuant to this arrangement, we have agreed to issue options to purchase 325,000 shares of our common stock at $0.15 per share to Mr. Zender in consideration for his past services as a Director and options to purchase 175,000 shares of our common stock at $0.15 per share in consideration for his services as a Director during 2005. During 2005, our Board of Directors approved compensation arrangements with Jerry T. Kendall and Ricardo A. Salas in connection with their services as Directors. Pursuant to these arrangements, we issued options to purchase 600,000 shares of our common stock at $0.18 per share to each of Messrs. Kendall and Salas, vesting at a rate of 200,000 shares per year. Directors are reimbursed for out-of-pocket expenses incurred by them in connection with attending meetings. All directors have options to purchase shares of the Company's common stock as set forth in the table in this Registration Statement. The Company has no other arrangements regarding compensation for services as a director.

COMMITTEES OF THE BOARD AND AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has an Audit Committee and a Compensation Committee.

AUDIT COMMITTEE. The Audit Committee of the Board of Directors (the "Audit Committee") monitors the integrity of the Company's financial statements, the independence and qualifications of the independent registered public accounting firm, the performance of the Company's independent registered public accounting firm and the effectiveness of the Company's disclosure controls and procedures and internal controls. It is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of the Company's independent registered public accounting firm. The Audit Committee has been established under a charter approved by the Board. On December 27, 2005, the Audit Committee held its first meeting, did not meet again in 2005, and did not act by written consent in lieu of any meeting. Mr. Hill was chairman, and Messrs. Kendall and Salas constituted its remaining members during 2005. In March 2006, Mr. Zender replaced Mr. Kendall on the Audit Committee in connection with Mr. Kendall's appointment as the Company's President and Chief Executive Officer. Because our board of directors is comprised of only five members, the Audit Committee includes one member of executive management, H. Jay Hill, who is not considered to be independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934, as amended. We are not required by the OTCBB to have an audit committee comprised entirely of independent directors. We do not have an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act at this time because we believe that we are not in a position to attract suitable candidates due to insufficient capital resources. In addition, we are not required by the OCTBB to have an audit committee financial expert.

COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the benefits, incentives and compensation of the Company's executive officers, reviews the performance of the Company's executive officers, reviews and approves executive compensation policy and objectives, concludes whether Company executives are compensated according to such standards, makes recommendations to the Board of Directors with respect to compensation, and carries out the Board's responsibilities relating to all forms of executive compensation. The Compensation Committee has been established under a charter approved by the Board. Non-qualified stock options which are granted to the members of the Compensation Committee are recommended by the Company's Chief Executive Officer and approved by the Board of Directors. On December 27, 2005, the Compensation Committee held its first meeting, did not meet again in 2005, and did not act by written consent in lieu of any meeting.  The chair of the Compensation Committee was Mr. Kendall and Messrs. Hill and Salas constituted its remaining members during 2005. In March 2006, Mr. Zender replaced Mr. Kendall on the Compensation Committee in connection with Mr. Kendall's appointment as the Company's President and Chief Executive Officer.  Because our board of directors is comprised of only five members, the Compensation Committee includes one member of executive management, H. Jay Hill.  We are not required by the OTCBB to have a compensation committee comprised entirely of independent directors.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid or accrued by the Company for the fiscal years ended December 31, 2005 and 2004 to or for the account of the Chief Executive Officer, President, and executive officers and significant employees of the Company who received benefits or annual salary and bonus of $100,000 or more during the stated periods.

	ANNUAL COMPENSATION			LONG-TERM COMPENSATION
				Restricted	Securiites Underlying
Name and Principal	Salary	Bonus	Other	Stock Awards	Options / Warrants	LTIP Payouts	Other
Position	($)	($)	($)	($)	(#)	($)	($)

Fiscal 2005

K. Mason Conner
President, CEO	165,833	-	-	12,257	2,200,000

H. Jay Hill
E.V.P. Corporate
Development	130,000	22,120	-	9,240	2,350,000	-	-

James L. Kolassa
V.P. Sales and
Marketing	114,167	50,000	-	-	300,000	-	-

James L. Campbell
CIO, Printing
TBS	105,000	1,500	-	-	-	-	-

Stephen A. Garner
CIO, Software and
Services -- TBS	105,000	1,500	-	-	-	-	-

Alexander Riess
President -- Resolutions	180,000	-	-	-	-	-	-

William R. Falcon
COO- Resolutions	120,000	-	-	-	-	-

Continued.

Fiscal 2004

K. Mason Conner
President, CEO	138,926	-	-	-	3,500,000

H. Jay Hill
E.V.P. Corporate
Development	93,423	62,800	-	13,200	500,000

James L. Kolassa
V.P. Sales and
Marketing	83,044	60,014	-	-	1,500,000

James L. Campbell
CIO, Printing
TBS	76,676	27,235	-	-	-

Stephen A. Garner
CIO, Software and
Services -- TBS	77,269	27,235	-	-	-

EMPLOYMENT AND OTHER AGREEMENTS

We have entered into employment agreements with K. Mason Conner, our Chief Executive Officer, Jerry T. Kendall, our President and Chief Operating Officer, H. Jay Hill, our Executive Vice President - Corporate Development, and Michael Richard, our Chief Financial Officer. In addition, in connection with our acquisitions of TBS, Resolutions, and GSI, we have entered into employment agreements with Thor R. Bendickson, Frederick A. Burris, James L. Campbell, William R. Falcon, Stephen A. Garner, Shaun Pope, and Alexander Riess. On June 16, 2004, a written consent was filed with the Company to approve the employment agreements with Messrs. Conner, Hill, and Richard and on April 28, 2005 and again on May 1, 2006, each of these agreements was amended. Following is a summary of the significant terms of each of the employment agreements:

K. MASON CONNER. Mr. Conner's employment agreement, dated as of June 10, 2004, and amended as of May 1, 2006, provides for Mr. Conner to serve as our President and Chief Executive Officer for a term ending June 14, 2010. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Conner or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Pursuant to the employment agreement, Mr. Conner received a base salary of $150,000 for the period from June 15, 2004 until April 16, 2005, at which time his base salary was increased to $180,000. Effective as of May 1, 2006, Mr. Conner's annual salary was increased to $225,000. The Board will review his salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning May 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Conner is entitled to an incentive bonus based upon the Company's net income. For the 2004 fiscal year, Mr. Conner was paid a bonus equal to 10% of the Company's net income. For the year 2005, the percentage bonus will be 7% of the net income paid in cash and 5% paid in Company shares. The number of Company shares issuable to the Executive shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year. Each year subsequent to 2005, the board will establish the percentages; during 2006 and 2007 the percentages shall not be less than 4% and 2% respectively.

Pursuant to the employment agreement, we have granted Mr. Conner options for 3,500,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Conner voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Conner shall be fully vested in one-half of his then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Conner's death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Conner and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Conner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Conner's employment is terminated for reasons other than death, disability, cause, or voluntary termination by Mr. Conner, the Company will be obligated to make monthly payments to Mr. Conner for twelve (12) months. Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Conner's annual base salary, as in effect on the date of termination. In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full.  Mr. Conner will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Conner has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay Mr. Conner a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Conner under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Conner is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company. In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Conner shall become immediately vested in full and, in the case of stock options, exercisable in full. Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Conner is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 299% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 299% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

JERRY T. KENDALL. On March 1, 2006, we entered into an executive employment agreement with Jerry T. Kendall, who is also a director of the Company.  The employment agreement provides for Mr. Kendall to serve as our President and Chief Operating Officer for a term of two years from March 1, 2006.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Kendall or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Pursuant to his employment agreement, Mr. Kendall will receive a base salary of $200,000. The Company will review Mr. Kendall's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning March 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Kendall is entitled to an incentive bonus based upon the Company's EBITDA (EBITDA is defined as net income from operations as presented in the Company's most recent audited statement of operations less depreciation and amortization expense).  For the 2006 fiscal year, the percentage bonus, prorated for the months employed in 2006, will be 3% of the EBITDA paid in cash and 2% paid in Company shares.  The number of Company shares issuable to Mr. Kendall shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year. Each year subsequent to 2006, the board will establish the percentages no later than January 31.

Pursuant to his employment agreement, the Company has granted Mr. Kendall options for 4,000,000 shares of its common stock which will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Kendall voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Kendall shall be fully vested in any of his then unvested option shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Kendall's death or disability.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the option shares granted to Mr. Kendall and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Kendall also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Kendall's employment is terminated for reasons other than death, disability, cause, or voluntary termination by Mr. Kendall, the Company will be obligated to make monthly payments to Mr. Kendall for the remaining term of the agreement but not more than six (6) months if the termination occurs within the first twelve months from the effective date and not less than twelve (12) months if the termination occurs subsequent to the first twelve months from the effective date. Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Kendall's annual base salary, as in effect on the date of termination. In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Kendall will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Kendall has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Kendall a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Kendall under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Kendall is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a non-renewal of the employment agreement, Mr. Kendall will vest 25% of the unvested portion of the stock option granted in connection with the agreement and any stock options granted Mr. Kendall prior to the employment agreement, have a modified term of the covenant not to compete equal to the greater of twelve months or the number of months of severance pay granted, and will receive a series of monthly payments for a minimum of twelve months, each of which shall be equal to one-twelfth of Mr. Kendall's annual base salary as in effect at the end of the term.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Kendall shall become immediately vested in full and, in the case of stock options, exercisable in full. Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Kendall is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of 100% of his annual base salary in effect at the time of the Change in Corporate Control.

H. JAY HILL Mr. Hill's employment agreement, dated as of June 10, 2004, as amended May 1, 2006, provides for Mr. Hill to serve as our Executive Vice President - Corporate Development for a term commencing June 16, 2004 and ending June 15, 2010. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Hill or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Hill to receive a base salary of $120,000 until April 16, 2005, at which time his base salary was increased to $150,000. Effective May 1, 2006, Mr. Hill's annual salary was increased to $200,000. The Board will review Mr. Hill's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning May 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year.

Mr. Hill will be paid an incentive bonus based on the Company's profitability.  At the end of each fiscal year, commencing with 2005, Mr. Hill will earn a percentage of the net income under GAAP to be paid the month following the filing of the 10K report. For the year 2005, the percentage bonus will be 5% of the net income paid in cash and 4% paid in Company shares. The number of Company shares issuable to Mr. Hill shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year. Each year subsequent to 2005, the board will establish the percentages; during 2006 and 2007 the percentages shall not be less than 3% and 2% respectively.

Pursuant to the employment agreement, we have granted Mr. Hill options for 500,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Hill voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Hill shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Hill's death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Hill and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Hill also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Hill's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Hill, the Company will be obligated to make monthly payments to Mr. Hill for each month during the remaining term of the employment agreement, but not less than twelve (12) months. Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Hill's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Hill will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Hill has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Hill a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any  amounts paid to Mr. Hill under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Hill is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Hill shall become immediately vested in full and, in the case of stock options, exercisable in full. Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Hill is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 200% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 200% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

MICHAEL RICHARD. Mr. Richard's employment agreement, dated as of June 10, 2004, as amended May 1, 2006, provides for Mr. Richard to serve as our Chief Financial Officer for a term commencing June 15, 2004 and ending June 14, 2008.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Richard or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Richard to receive a base salary of $95,000 until April 16, 2005, at which time his base salary was increased to $100,000. Effective May 1, 2006, Mr. Richard's annual base salary was increased to $125,000.  The Board will review Mr. Richard's salary at annual intervals, and may adjust his annual base salary from time to time as the Chief Executive Officer deems to be appropriate, provided, however, that the salary for the twelve month period beginning May 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year.

Pursuant to the employment agreement, we have granted Mr. Richard options for 650,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Richard voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Richard shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Richard's death or disability.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Richard and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Richard also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business. If Mr. Richard's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Richard, the Company will be obligated to make monthly payments to Mr. Richard for each month during the remaining term of the employment agreement, but not less than six (6) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of his annual base salary, as in effect on the date of termination. In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Richard will also be permitted to continue to participate for a period of six (6) months, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Richard has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Richard a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the sixth month after the date of the termination.  Any such payments shall be reduced by any amounts paid to Mr. Richard under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Richard is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Richard shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Richard is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 50% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 50% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

JOE TORANO.  Mr. Torano's employment offer letter, dated September 28, 2006, provides for Mr. Torano to serve as Senior Vice President of Sales and Marketing and to receive a base salary of $160,000 per year.  His employment is at-will.  Mr. Torano is entitled to incentive bonus payments based upon achieving certain growth targets.

Pursuant to the employment offer letter, the Company has agreed to grant Mr. Torano options to purchase 2,000,000 shares of our common stock at $0.15 per share which will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Torano's employment is terminated for any reason, all vested and unvested options will be forfeited and cancelled if unexercised in the ninety day period following the date of any such termination.  In addition, Mr. Torano will be granted options to purchase an additional 250,000 shares at market price on the date of grant after the twelfth and twenty-fourth months from his date of hire, and options to purchase 500,000 shares at market price on the date of grant after the thirty-sixth month from his date of hire.

Mr. Torano also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

In the event of a Change in Corporate Control, any stock options granted to Mr. Torano shall become immediately vested in full and, in the case of stock options, exercisable in full.

JAMES L. KOLASSA. Mr. Kolassa's employment offer letter, dated April 23, 2004, as amended, provides for Mr. Kolassa to receive a base salary of $150,000 per year.  His employment is at-will.  Mr. Kolassa is entitled to an incentive bonus based upon achieving certain growth targets for net revenue and net income.

Pursuant to the employment offer letter, as amended, the Company granted Mr. Kolassa options to purchase 1,800,000 shares of our common stock at $0.18 per share.  The options vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Kolassa's employment is terminated for any reason, all vested and unvested options will be forfeited and cancelled if unexercised in the ninety day period following the date of any such termination.

Mr. Kolassa also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

In the event of a Change in Corporate Control, any stock options granted to Mr. Kolassa shall become immediately vested in full and, in the case of stock options, exercisable in full.

JAMES L. CAMPBELL. Mr. Campbell's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Campbell to serve as the Co-CIO of TBS for a term of three years from June 15, 2004. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Campbell or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Campbell to receive a base salary of $100,000 for the first year. The Company will review Mr. Campbell's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Campbell is entitled to an incentive bonus based upon the Company's gross margin.

Mr. Campbell also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Campbell's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Campbell, the Company will be obligated to make monthly payments to Mr. Campbell for each month during the remaining term of the employment agreement. Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Campbell's annual base salary, as in effect on the date of termination.

STEPHEN A. GARNER. Mr. Garner's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Garner to serve as the Co-CIO of TBS for a term of three years from June 15, 2004. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Garner or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Garner to receive a base salary of $100,000 for the first year. The Company will review Mr. Garner's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Garner is entitled to an incentive bonus based upon the Company's gross margin

Mr. Garner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Garner's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Garner, the Company will be obligated to make monthly payments to Mr. Garner for each month during the remaining term of the employment agreement. Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Garner's annual base salary, as in effect on the date of termination.

ALEXANDER RIESS. Mr. Riess' employment agreement, dated as of April 1, 2005, provides for Mr. Riess to serve as the President of Resolutions for a term of three years from April 1, 2005.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Riess or Resolutions gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Subject to certain adjustments, as described below, the employment agreement provides for Mr. Riess to receive a base salary of $180,000 per year. For the period beginning on April 1, 2005 and ending June 30, 2005, Mr. Riess will be paid a base salary of $9,000 per month. Thereafter, until the Initial Target Attainment Date, he will be paid his base salary at the rate of $12,000 per month (the "Adjusted Base Salary"). The "Initial Target Attainment Date" is the last day of the first calendar quarter in which, in the Company's reasonable judgment based upon Resolution's reported EBIT, all of the following circumstances exist: (i) Resolutions reports EBIT for the preceding quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; (ii) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to report EBIT of not less than such amount in the subsequent quarter; (iii) Resolutions was cash flow positive during, and at the end of, such quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; and (iv) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to be cash flow positive by at least such amount in the subsequent quarter.

Beginning with the first calendar quarter after the Initial Target Attainment Date, and for each calendar quarter thereafter, Mr. Riess' monthly base salary will be $15,000 per month provided that all conditions required for the Initial Target Attainment Date were also applicable to the preceding calendar quarter.  In the event that any of such conditions are not applicable to any calendar quarter subsequent to the Initial Target Attainment date, Resolutions may adjust Mr. Riess' monthly base salary to $12,000 per month for a period of ninety (90) days. Mr. Riess will also entitled to participate in an incentive bonus program based upon achieving certain targets for Resolutions' net revenue and net income.

Mr. Riess also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him.  If Mr. Riess' employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Riess, the Company will be obligated to make monthly payments of $15,000 each to Mr. Riess for each month during the remaining term of the employment agreement.

WILLIAM R. FALCON. Mr. Falcon's employment agreement, dated as of April 1, 2005, provides for Mr. Falcon to serve as the Vice President of Resolutions for a term of three years from April 1, 2005.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Falcon or Resolutions gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Subject to certain adjustments, as described below, the employment agreement provides for Mr. Falcon to receive a base salary of $132,000 per year.  For the period beginning on April 1, 2005 and ending June 30, 2005, Mr. Falcon will be paid a base salary of $7,000 per month. Thereafter, until the Initial Target Attainment Date, he will be paid his base salary at the rate of $9,000 per month (the "Adjusted Base Salary"). The "Initial Target Attainment Date" is the last day of the first calendar quarter in which, in the Company's reasonable judgment based upon Resolution's reported EBIT, all of the following circumstances exist:  (i) Resolutions reports EBIT for the preceding quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; (ii) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to report EBIT of not less than such amount in the subsequent quarter; (iii) Resolutions was cash flow positive during, and at the end of, such quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; and (iv) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to be cash flow positive by at least such amount in the subsequent quarter.

Beginning with the first calendar quarter after the Initial Target Attainment Date, and for each calendar quarter thereafter, Mr. Falcon's monthly base salary will be $11,000 per month provided that all conditions required for the Initial Target Attainment Date were also applicable to the preceding calendar quarter.  In the event that any of such conditions are not applicable to any calendar quarter subsequent to the Initial Target Attainment date, Resolutions may adjust Mr. Falcon's monthly base salary to $11,000 per month for a period of ninety (90) days.

Mr. Falcon also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If Mr. Falcon's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Falcon, the Company will be obligated to make monthly payments of $15,000 each to Mr. Falcon for each month during the remaining term of the employment agreement. Mr. Falcon will also entitled to participate in an incentive bonus program based upon achieving certain targets for Resolutions' net revenue and net income.

THOR BENDICKSON. Mr. Bendickson's employment agreement, dated as of April 27, 2006 provides for Mr. Bendickson to serve as President of GSI for a term of three years. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Bendickson or GSI gives the other party at least sixty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Bendickson to receive a base salary of $190,000 for the first twelve months and $200,000 for the second twelve months.  Thereafter, the CEO of VillageEDOCS will review his base salary at annual intervals and determine a salary; provided, however, that any such base salary shall not be less than 105% of the prior year's base salary. Mr. Bendickson is also entitled to participate in an incentive compensation plan based upon GSI attaining certain operating objectives.

Pursuant to the employment agreement, we have granted Mr. Bendickson options for 2,500,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Bendickson voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Bendickson shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon his death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Bendickson.

Mr. Bendickson also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to five weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If his employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Bendickson, the Company will be obligated to make monthly payments equal to his monthly base salary for the longer of twelve months or the remaining term of the employment agreement.

FRED BURRIS. Mr. Burris' employment agreement, dated as of April 27, 2006 provides for Mr. Burris to serve as Chief Financial Officer of GSI for a term of two years. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Burris or GSI gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Burris to receive a base salary of $150,000 for the first twelve months and $160,000 for the second twelve months.  Thereafter, the CEO of VillageEDOCS will review his base salary at annual intervals and determine a salary; provided, however, that any such base salary shall not be less than 105% of the prior year's base salary. Mr. Burris is also entitled to participate in an incentive compensation plan based upon GSI attaining certain operating objectives.

Pursuant to the employment agreement, we have granted Mr. Burris options for 2,000,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Burris voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Burris shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon his death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Burris.

Mr. Burris also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If his employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Burris, the Company will be obligated to make monthly payments equal to his monthly base salary for the longer of six months or the remaining term of the employment agreement.

SHAUN POPE. Mr. Pope's employment agreement, dated as of April 27, 2006 provides for Mr. Pope to serve as Executive Vice President, Sales & Marketing of GSI for a term of one year.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Pope or GSI gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Pope to receive a base salary of $150,000. Thereafter, the CEO of VillageEDOCS will review his base salary at annual intervals and determine a salary; provided, however, that any such base salary shall not be less than 105% of the prior year's base salary. Mr. Pope is also entitled to participate in an incentive compensation plan based upon GSI attaining certain operating objectives.

Pursuant to the employment agreement, we have granted Mr. Pope options for 750,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Pope voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Pope shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon his death or disability.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Pope.

Mr. Pope also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If his employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Pope, the Company will be obligated to make monthly payments equal to his monthly base salary for the longer of four months or the remaining term of the employment agreement.

The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the actual terms of each agreement, copies of which have been filed with the Commission.

OPTION GRANTS IN FISCAL 2005

The following table provides information concerning grants of options to purchase the Company's common stock that we made to each of the executive officers and significant employees named in the summary executive compensation table during the fiscal year ended December 31, 2005. We did not grant stock appreciation rights to these individuals during 2005.

	Number of	Percentage of Total	Exercise
	Securities Underlying	Options Granted to	Price Per	Expiration
Name	Options Granted	Employees in 2005	Share	Date
-------------------------	---------------------------	------------------------	------------	-------------
K. Mason Conner	2,000,000	23%	$0.16	12/27/2012
K. Mason Conner	200,000	2%	$0.15	4/1/2015
H. Jay Hill	2,000,000	23%	$0.16	12/27/2012
H. Jay Hill	350,000	4%	$0.15	4/1/2015
James L. Kolassa	300,000	4%	$0.18	4/27/2009
James L. Campbell	--	--	--	--
Stephen A. Garner	--	--	--	--
Alexander Riess	--	--	--	--
William R. Falcon	--	--	--	--

FISCAL YEAR END OPTION VALUES AND EXERCISES

The following table provides information with respect to the year-end value of unexercised stock options for each of the executive officers and significant employees named in the summary executive compensation table. The dollar values of unexercised options are calculated by determining the difference between the fair market value at fiscal year end of the common stock underlying the options and the exercise price of the options.  The fair value is $0.15 per share, the per share price of our common stock on the OTCBB on December 31, 2005.

	Number of Securities Underlying	Value of Unexercised
	Unexercised Options at FYE	In-the-Money Options at FYE
Name	Exercisable / Un-exercisable	Exercisable / Un-exercisable
---------------------	-------------------------------------	------------------------------------
K. Mason Conner	8,085,332 / 0	$0 / $0
H. Jay Hill	1,370,162 / 0	$50,000 / $0
James L. Kolassa	360,000 / 1,440,000	$0 / $0
James L. Campbell	0 / 0	$0 / $0
Stephen A. Garner	0 / 0	$0 / $0
Alexander Riess	0 / 0	$0 / $0
William R. Falcon	0 / 0	$0 / $0

STOCK OPTIONS

The Company has adopted an equity incentive plan (the "2002 Plan") that authorizes the issuance of options to acquire up to 60,000,000 shares of common stock, as amended, to employees and certain outside consultants.  The 2002 Plan allows for the issuance of either non-qualified or, subject to stockholder approval, incentive stock options pursuant to Section 422 of the Internal Revenue Code.  Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term. Under the 2002 Plan, the exercise price of each option shall not be less than fair market value on the date the option is granted. The number of options under the 2002 Plan available for grant at December 31, 2005 was 35,725,532.

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows: 5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share.  All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

During 2004, 1,362,286 options under the 2002 Plan and 154,635 other options were cancelled due to their expiration or the termination of employment.

During 2005, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows: 4,250,000 shares at $0.16 per share, 3,906,000 shares at $0.18 per share, and 100,000 shares at $0.1875 per share.  All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2010.

During 2005, 1,165,000 options under the 2002 Plan were cancelled due to their expiration or the termination of employment.

During 1997, the Board of Directors of the Company adopted a stock option plan (the "1997 Plan") that authorizes the issuance of options to acquire up to 5,000,000 shares of common stock to employees and certain outside consultants.  The 1997 Plan allows for the issuance of either non-qualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term. Under the 1997 Plan, the exercise price of each option shall not be less than 85 percent of fair market value on the date the option is granted. The number of options under the 1997 Plan available for grant at December 31, 2005 and 2004 was 2,089,798.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's common stock owned as of November 30, 2006 beneficially by (i) each person who beneficially owns more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) the President and Chief Executive Officer of the Company, the executive officers and significant employees of the Company whose cash and non-cash compensation for services rendered to the Company for the year ended December 31, 2005 exceeded $100,000), and (iv) directors, executive officers, and significant employees as a group:

Name of Beneficial	Amount and Nature of	Percent
Owner (1)	Beneficial Ownership (2)	of Class (3) (4) (19)
----------------------------------	-------------------------	-----------------
James Townsend (5)	11,317,378	6.2

C. Alan Williams (6)	64,831,350	35.7

K. Mason Conner (7)	8,209,438	4.5

J. Thomas Zender (8)	1,714,499	*

H. Jay Hill (9)	6,565,999	3.6

Jerry T. Kendall (10)	120,000	*

Ricardo A. Salas (11)	140,000	*

James L. Kolassa (12)	720,000	*

James L. Campbell (13)	6,371,217	3.5

Stephen A. Garner (14)	6,360,000	3.5

Alexander Riess (15)	3,000,000	1.7

William R. Falcon (16)	2,000,000	1.1

GoSolutions Equity LLC (17)	26,786,840	14.8

All directors, executive officers,
and significant employees as a
group (14 persons) (18)	42,152,091	23.2

*  Less than 1%

(1)  The address of each individual is in care of the Company.

(2)  Represents sole voting and investment power unless otherwise indicated.

(3)  Based on approximately 147,368,127 shares of the Company's common stock outstanding at November 30, 2006, plus, as to each person listed, that portion of the Company's common stock subject to outstanding options, warrants, and convertible debt which may be exercised or converted by such person, and as to all directors and executive officers as a group, unissued shares of the Company's common stock as to which the members of such group have the right to acquire beneficial ownership upon the exercise of stock options or warrants, or conversion of convertible debt within 60 days of November 30, 2006.

(4)  Excludes 36,753,425 shares reserved for issuance under outstanding options and warrants.

(5)  Includes options to acquire 66,261 shares of common stock at $2.50 per share, and options to purchase 169,658 shares of common stock at $0.1875 per share.

(6)  Includes $164,945 of debt and accrued interest convertible to 1,178,179 shares of common stock at $0.14 per share and warrants to acquire 5,000,000 shares at $0.10 per share.

7)  Includes 124,106 shares and options to acquire 600,000 shares of common stock at $0.25 per share, options to acquire 65,674 shares at $2.50 per share, options to acquire 1,719,658 shares at $0.1875 per share, options to acquire 3,500,000 shares at $0.15 per share, options to acquire 2,000,000 shares at $0.16 per share, and warrants to acquire 200,000 shares at $0.15 per share.

(8)  Includes options to acquire 290,000 shares of common stock at $0.20 per share, options to acquire 66,261 shares at $2.50 per share, options to acquire 918,825 shares at $0.1875 per share, and options to acquire 237,808 shares at $0.15 per share.

(9)  Includes options to acquire 200,000 shares of common stock at $0.20 per share, options to acquire 65,674 shares at $2.50 per share, options to acquire 686,325 shares at $0.1875 per share, options to acquire 1,500,000 shares at $0.18 per share, options to acquire 1,000,000 shares at $0.10 per share, options to acquire 500,000 shares at $0.15 per share, options to acquire 2,000,000 shares at $0.16 per share, and warrants to acquire 350,000 shares at $0.15 per share.

(10) Includes options to acquire 120,000 shares of common stock at $0.18 per share.

(11)  Includes options to acquire 120,000 shares of common stock at $0.18 per share.

(12) Includes options to acquire 720,000 shares of common stock at $0.18 per share.

(13) Includes debt convertible to 1,960,000 shares of common stock at $0.102 per share.

(14) Includes debt convertible to 1,960,000 shares of common stock at $0.102 per share.

(15) Includes warrants to acquire 3,000,000 shares of common stock at $0.15 per share.

(16) Includes warrants to acquire 2,000,000 shares of common stock at $0.15 per share.

(17)  The members of GoSolutions Equity LLC are Daniel M. Doyle, Sr., H. Scott Seltzer, Larry C. Morgan, Shaun C. Pope (who is a significant employee of the Company), Tom C. Lokey, and William Thompson Thorn, III.

(18) Includes 66,667 shares and options to purchase 150,000 shares of common stock at $2.50 per share, options to purchase 387,500 shares of common stock at $0.1875 per share, options to purchase 650,000 shares of common stock at $0.15 per share, and options to purchase 250,000 shares at $0.16 per share held by Michael A. Richard.  Also includes 1,136,532 shares and options to purchase 500,000 shares of common stock at $0.15 per share held by Thor R. Bendickson.  Also includes 673,878 and 3,213,578 shares of common stock held by Frederick A. Burris and Shaun C. Pope, respectively.

(19)  Excludes up to 33,500,000 shares of our common stock underlying conversion of our Convertible Series A Preferred Stock issued to Barron Partners, LP ("Barron").  We have entered into an agreement with Barron which provides that Barron will not acquire any additional shares of our common stock in the open market or convert our Convertible Series A Preferred Stock into our common stock or exercise warrants if the effect of such a purchase, exercise or conversion would be to increase Barron's equity ownership position above 4.9%.  Accordingly, because it is not anticipated that Barron will acquire beneficial ownership within the next 60 days or shares of our common stock above 4.9% of our outstanding number of shares of common stock, such securities are excluded from the above table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TBS leases the building that houses substantially all of its operations from Perimeter Center Partners, which is controlled by James L. Campbell and Stephen A. Garner.  Messrs. Campbell and Garner are the former owners of TBS and are significant employees of the Company.  The lease commenced on February 1, 2004 and has a term of five years, with monthly payments of $6,200 per month.  We have executed a Guaranty with respect to the lease.

GSI leases the building that houses substantially all of its operations from an entity in which a member of GoSolutions Equity LLC owns an interest.

On May 1, 2006 and in connection with the acquisition of GSI, we issued 42,663,879 shares of its restricted common stock to approximately 37 shareholders of GSI.  The shares were valued at $0.10 per share (the estimated fair value on the date of acquisition).

On May 1, 2006 and in connection with the acquisition of TBS, we issued 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner, pursuant to the acquisition agreement.  The shares were valued at $0.11 per share (the estimated fair value on the date that the shares were earned).

On June 29, 2006 and in connection with the acquisition of TBS, we issued 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, as a finder's fee.  The shares were valued at $0.11 per share (the estimated fair value on the date that the shares were earned).

During February 2005 and in connection with the acquisition of TBS, we issued 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner pursuant to the acquisition agreement.

During February 2005 and in connection with the acquisition of TBS, we agreed to issue 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, pursuant to Mr. Hill's employment agreement

On April 15, 2005 and in connection with the acquisition of PFI, we issued warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

In connection with the acquisition of Resolutions, we issued promissory notes in the amount of $120,000 and $80,000 to Alexander Riess and William Falcon, respectively.  The notes bear interest at 5% per annum and are due in ten monthly installments, payment of which is subject to certain conditions including availability of sufficient positive cash flow from the operations of Resolutions following the acquisition.  As of December 31, 2005, we had paid $160,000 in principal and $4,433 of interest due pursuant to the promissory notes.  As of February 28, 2006, all amounts due pursuant to the promissory notes had been paid by the Company.

Also in connection with the acquisition on Resolutions, Messrs. Riess and Falcon have loaned us $48,000 and $32,000, respectively, as of December 31, 2005.  As of February 28, 2006, the aggregate balance of these shareholder loans was $100,000.  Subject to the acquisition agreement, we will repay the principal amount of the loans together with accrued interest at a rate of 7.5 percent per annum over a ten-month period commencing March 1, 2006.

At December 31, 2005, the balance of these related party notes (including the $30,000 in notes payable assumed in the acquisition of Resolutions) was $150,000.

On April 15, 2005 and in connection with the acquisition of PFI, we agreed to issue warrants to purchase an aggregate of 200,000 and 350,000 shares of VillageEDOCS' common stock at $0.15 per share to K. Mason Conner and H. Jay Hill, respectively, as a finder's fee.  Messrs. Conner and Hill are directors and executive officers of the Company.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).

On April 15, 2005 and in connection with the acquisition of Resolutions, we agreed to issue 76,606 shares of restricted common stock to K. Mason Conner as a finder's fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of our common stock on the date earned).

During the year ended December 31, 2004, we borrowed $345,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum (the "Notes").   The Notes are secured by a security interest in all of our assets.  The notes and accrued interest are due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in us by a third party; or 3) we achieve equity financing of a minimum of $3,000,000.  If we are acquired, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the Notes, as modified, are convertible into shares of our common stock at a conversion price equal to the lower of $0.07 per share or the average of our common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. or Mrs. Williams delivers written notice of his or her conversion election to us.

On February 17, 2004, we issued a $1,700,000 secured convertible promissory note for cash.  The note was issued to a related party, C. Alan and Joan P. Williams, and bears interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note are convertible into shares of the Company's common stock at a conversion price equal to eighty five percent of average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an inducement for Mr. and Mrs. Williams to provide the loan, we agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.

In connection with the acquisition of TBS, we issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of  $100,000, with the first installment paid in full during February 2005 and subsequent installments due on February 17, 2006 and February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of common stock for each $1.00 of principal and interest to be converted.

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of its articles of incorporation and bylaws, each as amended, is only a summary.  Our authorized capital stock consists of 400,000,000 shares of common stock, no par value and 48,000,000 shares of Series A Preferred Stock, par value $0.001. As of November 30, 2006, there were 147,368,127 shares of common stock and 11,000,000 shares of Series A Preferred Stock, issued and outstanding.

Common Stock

          Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Shares of Preferred Stock currently outstanding do not have dividend rights. Upon VEDO liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably the Company's net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of our Preferred Stock and any series of Preferred Stock which we may designate and issue in the future without further shareholder approval.

Preferred Stock

          We created a class of preferred stock, referred to as our Series A Preferred Stock, to fulfill our obligation to Barron Partners, LP ("Barron"). Our Series A Preferred Stock has no voting rights and is not entitled to dividends. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to $0.05 per share before any distribution or payment shall be made to the holders of our common stock. Each share of Series A Preferred Stock is convertible into one share of our common stock, provided, however, that the Company shall not effect any conversion of the Series A Preferred Stock, and the holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the holder (together with the holder's affiliates), would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion. If we, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock, (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, then the conversion value shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event.

          On April 13, 2005, we issued a convertible note payable to Barron Partners, LP in the principal amount of $800,000 that was convertible into 16,000,000 shares of Series A Preferred Stock. The convertible promissory note did not bear interest. The promissory note matured on September 30, 2005 and was converted into 16,000,000 shares of Series A Preferred Stock at a conversion price of $.05 per share. In addition, we issued two warrants to Barron Partners, LP. One warrant granted Barron Partners, LP the right to purchase up to 32,000,000 shares of our Series A Preferred Stock, which is convertible into shares of common stock on a one for one basis, at an exercise price of $.10 per share. The second warrant granted Barron Partners, LP the right to purchase 8,000,000 shares of our common stock at a price of $.25. The exercise price of the warrants was subject to the same adjustments and reset provisions as the promissory notes. The warrants contained certain cashless exercise and anti-dilution provisions, as defined.

          Pursuant to the terms of the note purchase agreement entered into in connection with issuance of the note and the warrants, Barron Partners, LP has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

                    On October 21, 2005 Barron Partners LP converted 2,500,000 shares of the Series A Preferred Stock into 2,500,000 shares of VEDO common stock and, on March 8, 2006, an additional 2,500,000 shares of the Series A Preferred Stock into 2,500,000 shares of our common stock.

of the note purchase agreement and related documents were filed with the SEC as exhibits to our Form 8-K filed on April 19, 2005.

On November 17, 2006, VillageEDOCS and Barron entered into a Warrant Exchange Agreement (the "Exchange Agreement").  Pursuant to the Exchange Agreement, Barron exchanged all of the warrants described above for 22,500,000 shares of our Series A Preferred Stock.  The Series A Preferred Stock is convertible at the option of the holder into common stock on a one-for-one basis.  Pursuant to the Exchange Agreement, we agreed to file a registration statement on or before December 7, 2006 with respect to the common stock underlying the Series A Preferred Stock.  If the registration statement has not been declared effective by February 28, 2007, we are obligated to issue additional shares of common stock to Barron at the rate of 1% per month, for a maximum of 12 months, until such time as the registration statement has been declared effective.

Warrants

On April 15, 2005 and in connection with the acquisition of PFI, we issued warrants to purchase an aggregate of 10,000,000 shares of our common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and included as consideration in the purchase price, and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

On April 15, 2005 and in connection with the acquisition of PFI, we agreed to issue warrants to purchase an aggregate of 200,000 and 350,000 shares of VillageEDOCS' common stock at $0.15 per share to K. Mason Conner and H. Jay Hill, respectively, as a finder's fee.  Messrs. Conner and Hill are directors and executive officers of VillageEDOCS.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model) and recorded against additional paid in capital based on the nature of the employee stock-based compensation

On February 17, 2004, the Company borrowed $1,700,000 from C. Alan and Joan P. Williams.  As an incentive for Mr. and Mrs. Williams to provide the loan, the Company issued them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is U.S. Stock Transfer Corp., 1745 Gardena Ave., Glendale, CA 91204.

SHARES ELIGIBLE FOR FUTURE SALE

We have outstanding approximately 148,368,127 shares of common stock as of the date of this prospectus. All 184,663,275 shares registered pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of our common stock then outstanding; or

(2) the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

Future sales of substantial amounts of our common stock in the public market or the possibility of these sales occurring, could affect prevailing market prices for our common stock or could impair our ability to raise capital through an offering of equity securities.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby.  The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  The information in the table below is current as of November 30, 2006.  All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information.  The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale.  The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After Offering" column assumes the sale of all shares offered.

As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the Registration Statement, which includes this prospectus.

				Shares Beneficially Owned After the Offering
Selling Shareholder	Shares Beneficially Owned Prior to Offering	Percent	Shares Being Offered Pursuant to this Prospectus	Number of Shares	Percent

Barron Financing:
Barron Partners, LP (1)	38,500,000	4.99%	38,500,000	-	-
GoSolutions Acquisition (2):
Art Zegarek	2,418	*	2,418	-	-
Benjamin A. Stolz	542,549	*	542,549	-	-
Dale Clark	33,398	*	33,398	-	-
Daniel M. Doyle, Sr.	528,932	*	528,932	-	-
Danielson, Inc.	43,596	*	43,596	-	-
Deborah Kurtyka	243	*	243	-	-
Dennis A. Jeremias	445,311	*	445,311	-	-
Diamondcoral & Co	182,350	*	182,350	-	-
Frederick A. Burris ***	673,878	*	673,878	-	-
G. Kyle Gwinner	23,013	*	23,013	-	-
GoSolutions Equity, LLC ***	26,786,840	14.4%	26,786,840	-	-
Gregg Corella	534,861	*	534,861	-	-
H. Scott Seltzer	203,583	*	203,583	-	-
Hibbert Duncan	483	*	483	-	-
IFTCO	2,658,029	1.40%	2,658,029	-	-
Jeff Unger	333,983	*	333,983	-	-
Joe Humphreys	55,664	*	55,664	-	-
LCM Investments II, LLLP	626,232	*	626,232	-	-
Continued.
Matthew Galvin	33,398	*	33,398	-	-
MediTECH, Ltd	33,652	*	33,652	-	-
Michael Mahaffy	97,904	*	97,904	-	-
Michael S. Pliner	78,909	*	78,909	-	-
Paul S. Hoffman	16,416	*	16,416	-	-
PrinVest Corporation	149,921	*	149,921	-	-
Resort Float & Co.	4,643,982	2.50%	4,643,982	-	-
Robert Burcham	476,073	*	476,073	-	-
Ronald J. Mudry	55,664	*	55,664	-	-
Sean Stasica	333,983	*	333,983	-	-
Shaun C. Pope ***	534,894	*	534,894	-	-
Thor R. Bendickson ***	1,136,532	*	1,136,532	-	-
Tom C. Lokey	579,844	*	579,844	-	-
Vinita M. Chinoy	333,983	*	333,983	-	-
W.Thompson Thorn, III	483,361	*	483,361	-	-

Previous Acquisitions, Debt Conversions, Private Placements, and Compensation for Services
Alexander Riess (3)***	3,000,000	1.60%	3,000,000	-	-
Barry Donner (4)	1,000,000	*	1,000,000	-	-
C. Alan and Joan P. Williams (5)***	64,831,350	35.00%	64,831,350	-	-
David Rhodes (4)	500,000	*	500,000	-	-
David Robb (4)	250,000	*	250,000	-	-
Dennis Lee (4)	250,000	*	250,000	-	-
Dennis Presnell (4)	100,000	*	100,000	-	-
Edward Block (4)	250,000	*	250,000	-	-
El Camino Resources, Inc. (6)	16,000	*	16,000	-	-
Gerry Angeles (4)	50,000	*	50,000	-	-
Greg Roth (4)	336,400	*	100,000	236,400	-
James L. Campbell (7) ***	6,371,217	3.20%	6,360,000	11,217	-
James W. Townsend (8) ***	11,317,378	6.10%	11,082,046	235,332	*
John Brewer (4)	583,616	*	500,000	83,616	*
John Hiserodt (4)	795,000	*	750,000	45,000	*
John Knobbe (4)	1,245,478	*	1,100,000	145,478	*
Judith Price (4)	100,000	*	100,000	-	-
Kathryn Fielding (4)	100,000	*	100,000	-	-
Lauren Wood (4)	510,000	*	500,000	10,000	*
Michael Santoro (4)	250,000	*	250,000	-	-
Patricia Huffaker (4)	50,000	*	50,000	-	-
Continued.

Richard Volpe (4)	500,000	*	500,000	-	-
Ron Adair (4)	500,000	*	500,000	-	-
Scott Grossman (4)	512,500	*	500,000	12,500	*
Stephen A. Garner (7) ***	6,360,000	3.40%	6,360,000	-	-
Stephen Brom (4)	500,000	*	500,000	-	-
Stonegate Securities, Inc. (9)	500,000	*	500,000	-	-
Ted Nishimura (4)	500,000	*	500,000	-	-
Tim Dales (4)	2,048,000	1.10%	500,000	1,548,000	*
William Hickman (4)	530,459	*	500,000	30,459	*
William R. Falcon (3) ***	2,000,000	1.10%	2,000,000	-	-
	187,021,277		184,663,275	2,358,002

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to its shares of common stock.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.  The number of shares includes shares of common stock that the selling stockholder has the right to acquire beneficial ownership of within 60 days.

*  Less than 1%

**  Assumes the sale of all shares of common stock offered hereby and no other transactions in the common stock by the selling stockholders of their affiliates.  Stockholders are not required to sell their shares.

*** Affiliate.  See "Principal Stockholders."

(1) Includes 5,000,000 shares of our common stock and 33,500,000 shares of our Series A Preferred Stock.  Barron has contractually agreed to restrict it's ability to convert the Series A Preferred Stock and receive shares of our common stock such that the number of shares of common stock held by Barron in the aggregate and it's affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the table for the selling shareholders exceeds the number of shares of common stock that Barron could own beneficially at any given time through it's ownership of the Series A Preferred Stock.

(2) Includes 42,663,879 shares of the Company's common stock issued effective May 1, 2006 at $0.10 per share (fair value) to 33 individuals and entities in connection with the acquisition of GoSolutions, Inc.

(3)  Includes warrants to purchase an aggregate of 5,000,000 shares of common stock at $0.15 per share issued on April 15, 2005 and in connection with the acquisition of PFI.  The Company is obligated to issue warrants to purchase an aggregate of 10,000,000 shares of common stock at $0.15 per shares.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

(4)  Includes an aggregate of 7,150,000 shares of VillageEDOCS' restricted common stock issued on June 30, 2005 at $0.10 per share, and 2,200,000 shares issued on September 30, 2005 at $0.10 per share, in connection with the conversion by a group of 23 holders of an aggregate of $935,000 in convertible secured promissory notes payable.  The Note Holders had previously purchased their notes from C. Alan and Joan P. Williams during 2005.  The Company and the Note Holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  On June 30, 2005 and in connection with the amendment and subsequent conversion of the notes, the Company issued an aggregate of 500,010 shares of its restricted common stock to 5 individuals as finder's fees.  The 500,010 shares were issued at $0.15 per share (fair value on date of issuance) and are not included in this Registration Statement.  On September 30, 2005, in connection with the conversion of the notes, the Company issued an aggregate of 148,336 shares of its restricted common stock to five individuals as finder's fees.  The 148,336 shares were valued at $0.14 per share (fair value on date of issuance) and are not included in this Registration Statement. The entire amount of principal and interest on the notes was due at the earlier of one of three events, but not later than October 31, 2007.  Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the Note Holders along with the conversion right when they purchased the notes from the Williams.

(5) Includes $164,945 of debt convertible to 1,178,179 shares of common stock at $0.14 per share and warrants to acquire 5,000,000 shares at $0.10 per share.    The convertible debt represents the outstanding balance of principal and interest pursuant to a $1,700,000 secured convertible promissory note issued by the Company on February 17, 2004 for cash.  The note bears interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  Also includes up to 2,320,000 shares purchased by the shareholder for $740,000 in cash between November 1996 and September 2000 at prices ranging from $0.20 per share to $2.50 per share, 708,137 shares issued at $0.17 per share upon conversion of $117,941 in debt during April 1998, 15,686,502 shares issued at $0.13 per share upon conversion of $2,039,245 of convertible notes in May 2002, 40,332,669 shares issued at an average of $0.09 per share upon conversion of $3,682,609 of convertible notes in February 2005, less shares disposed of.

(6)  Includes warrants to purchase an aggregate of 16,000 shares of common stock at $0.18 per share through August 2014 issued in connection with an equipment lease transaction.

(7)  Includes 2,200,000 shares issued at $0.10 per share, 1,100,000 shares issued at $0.14 per share (fair value), and 1,100,000 shares issued at $0.11 per share (fair value) to each of Stephen A. Garner and James L. Campbell in partial payment of the total purchase price for 100% of the common stock of TBS, and 1,960,000 shares of common stock underlying $200,000 in convertible promissory notes at $0.102 per share. Each of the convertible promissory notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of $100,000, with the first and second installments paid in full during 2005 and 2006, and a third and final installment due on February 17, 2007.  The promissory notes are secured by a Stock Pledge Agreement and a Security Agreement.

(8)  Includes 3,284,685 shares of common stock issued for cash at prices ranging from $0.20 per share to $2.50 per share issued between November 1996 and September 2000, and 7,797,361 shares issued at $0.10 per share upon conversion of $779,736 in convertible promissory notes and accrued interest thereon during June 2005.

(9)  Includes 500,000 shares of common stock issued for cash at $0.10 per share to Stonegate Securities, Inc. as a consulting fee in connection with a placement agency agreement.

Except as provided above, no affiliate of any of the selling stockholders has held any position or office with us or any of our affiliate and none of the selling stockholders has had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities.

CIRCUMSTANCES UNDER WHICH SELLING SHAREHOLDERS ACQUIRED SECURITIES

Barron Partners LP

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP in the principal amount of $800,000 which was converted into 16,000,000 shares of the Company's Series A Preferred Stock on September 30, 2005.

In addition, we issued to Barron warrants, which were subsequently tendered to us and exchanged for 22,500,000 shares of our Series A Preferred Stock.  See "Description of Securities."

Pursuant to the terms of the note purchase agreement entered into in connection with issuance of the note and the warrants, the selling shareholder has contractually agreed to restrict its ability to convert its Series A Preferred Stock and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock.

GoSolutions, Inc. ("GSI") Acquisition

Effective May 1, 2006, the Company acquired 100% of the outstanding common and preferred stock of GSI from 33 stockholders of GSI for 42,663,879 shares of VillageEDOCS' restricted common stock, net of approximately 17,336,121 shares not issued in connection with two settlements, with an estimated fair value of $4,266,388 to GSI's stockholders.  VillageEDOCS' common stock was valued at $0.10 per share (fair value on date of acquisition).  In connection with the acquisition, VillageEDOCS entered into two settlement agreements with dissenting stockholders of GSI pursuant to which the dissenting stockholders agreed to waive all dissenters' rights regarding approval of the acquisition in consideration for cash in the aggregate amount of $965,000 in lieu of shares of VillageEDOCS common stock.

C. Alan and Joan P. Williams

The Company issued  2,320,000 shares of common stock to the Williams for $740,000 in cash between November 1996 and September 2000 at prices ranging from $0.20 per share to $2.50 per share, 708,137 shares issued at $0.17 per share upon conversion of $117,941 in debt during April 1998, 15,686,502 shares issued at $0.13 per share upon conversion of $2,039,245 of convertible notes in May 2002, and 40,332,669 shares issued at an average of $0.09 per share upon conversion of $3,682,609 of convertible notes in February 2005.  In addition, as of July 31, 2005, the Williams held $367,411 of debt pursuant to a convertible promissory note that is convertible to 2,624,364 shares of common stock at $0.14 per share.  Finally, the Williams hold warrants to acquire 5,000,000 shares of common stock at $0.10 per share exercisable until February 17, 2009.  As an inducement for the extension of the due date with respect to $2,039,245 in convertible promissory notes issued through April 10, 2002 and due between June 2002 and October 2003 (the "Notes") and as inducement for receipt of up to $610,000 in debt financing during 2002, the Company entered into two agreements dated May 9, 2002 with Mr. and Mrs. Williams, a Promissory Note Modification Agreement and a Security Agreement (the "May 9, 2002 Agreements").  Pursuant to the May 9, 2002 Agreements, the Notes were modified to extend the due date to October 31, 2005 and to grant to Mr. and Mrs. Williams piggyback registration rights with respect to all previously unregistered shares of the Company's common stock held by them, whether issued for cash or for conversion of the Notes, as modified.  Between June and September of 2005, the Williams sold $935,000 in notes to the 21 individuals listed on the table under the heading Selling Stockholders.  The Company and the 21 individuals subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  The entire amount of principal and interest on the notes was due at the earlier of one of three events, but not later than October 31, 2007.  Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the note holders along with the conversion right when they purchased the notes from the Williams.

As of September 30, 2005, all 21 of the individuals had converted their notes to shares of common stock, and the Company issued 9,350,000 shares of common stock at $0.10 per share.

James W. Townsend

We issued 3,284,685 shares of common stock to Mr. Townsend for cash at prices ranging from $0.20 per share to $2.50 per share between November 1996 and September 2000, and 7,797,361 shares issued at $0.10 per share upon conversion of $779,736 in convertible promissory notes and accrued interest thereon during June 2005.  On July 15, 2002, the Company entered into a Promissory Note Modification Agreement with James Townsend with respect to $507,747 in convertible promissory notes issued through January 12, 2001 and due between June 2002 and October 2003 (the "Townsend Notes").  Pursuant to this agreement, the Townsend Notes were modified to extend the due date to October 31, 2005 and to grant to Mr. Townsend piggyback registration rights with respect to all previously unregistered shares of the Company's common stock held by them, whether issued for cash or for conversion of the Notes, as modified.

James L. Campbell and Stephen A. Garner

On February 17, 2004, we purchased 100% of the issued and outstanding capital stock of TBS from Stephen A. Garner and James L. Campbell.  We purchased TBS with $1.5 million in cash, convertible secured promissory notes totaling $600,000, and 11 million restricted shares of our common stock.   Payment of 4,400,000 (or 40%) of the shares were made at the closing , and payment of 6,600,000 (or 60%) of the shares was contingent upon TBS meeting certain net revenue goals in each of the first three fiscal years following the closing and, therefore, will take place over a three year period from the date of purchase.  During each of 2005 and 2006, we have issued an additional 2,200,000 shares of common stock to Messrs. Garner and Campbell pursuant to the purchase agreement.

Alexander Riess and William Falcon

Effective April 1, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Resolutions from its two shareholders, Alexander Riess and William Falcon.  The acquisition closed on April 15, 2005.  VillageEDOCS purchased Resolutions with two promissory notes in the aggregate amount of $200,000, payment in full at closing of an existing third-party promissory note in the amount of $432,000, and warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

El Camino Resources

El Camino Resources acquired warrants to purchase an aggregate of 16,000 shares of common stock at $0.18 per share through August 2014 in connection with an equipment lease transaction.

We relied upon the exemptions from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act in connection with the unregistered sale of our equity securities as described above.

PLAN OF DISTRIBUTION

                    The Registration Statement relates to the Offering of 184,663,275 shares of common stock owned by the selling stockholders. We will not receive any proceeds from the sale of such shares. The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholders may use any one or more of the following methods when selling shares:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the    block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•short sales after this Registration Statement becomes effective;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box after this Registration Statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Johnson, Pope, Bokor, Ruppel & Burns LLP.  As of November 30, 2006, Michael  T. Cronin, a partner in such firm, owned options to purchase 555,555 shares of our common stock.

EXPERTS

The consolidated financial statements of VillageEDOCS and subsidiaries as of December 31, 2005 and for the years ended December 31, 2005 and 2004, included in this prospectus, have been audited by Corbin & Company, LLP, an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in this Registration Statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

                    No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

 ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent registered public accounting firm.

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 (including exhibits) under the Securities Act, with respect to the shares to be sold in this Offering. This prospectus does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the common stock offered in this prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

Once the Registration Statement is declared effective with the SEC, we will be subject to the information and reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC pursuant to the Securities Act.  The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is  http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation ("Articles") include provisions to eliminate the personal liability of our directors to the fullest extent permitted by Section 204(a)(10) under the General Corporation Law of California (the "California Law"). Our Articles also include provisions that authorize us to indemnify its directors and officers to the fullest extent permitted by Sections 204 and 317 of the California Law. Our Bylaws also provide us with the authority to indemnify its other officers, employees and other agents as set forth in the California Law. Pursuant to Sections 204 and 317 of the California Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

A corporation may not eliminate liability: (i) for acts or omissions involving intentional misconduct or knowing and culpable violations of law; (ii) for acts or omissions that the individual believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the individual; (iii) for any transaction from which the individual derived an improper personal benefit; (iv) for acts or omissions involving a reckless disregard for the individual's duty to the corporation or its shareholders when the individual was aware or should have been aware of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to any abdication of the individual's duty to the corporation or its shareholders; or (vii) for improper distribution to shareholders and loans to directors and officers. Also, a corporation may not eliminate liability for any act or omission occurring prior to the date on which the corporation authorizes indemnification of its directors, officers, employees and agents.

We have entered into agreements with our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The above discussion of our Articles of Incorporation and the General Corporation Law of California is only a summary and is qualified in its entirety by the full text of each of the foregoing.

VILLAGEEDOCS

Financial Statements

For the Years December 31, 2005 and 2004
Together with Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of VillageEDOCS

We have audited the accompanying consolidated balance sheet of VillageEDOCS and subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VillageEDOCS and subsidiaries at December 31, 2005, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses and has a working capital deficit of $676,198.  These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

As discussed in Note 13 to the consolidated financial statements, the Company restated its 2004 consolidated financial statements.

/s/Corbin & Company, LLP
Irvine, California
April 14, 2006

VillageEDOCS and subsidiaries
Consolidated Balance Sheet
December 31, 2005

ASSETS
Current assets:
Cash	$762,051
Accounts receivable, net of allowance for doubtful
accounts of $63,000	1,021,239
Inventories, net	190,025
Other current assets	63,354
Total current assets	2,036,669

Property and equipment, net	370,214
Other assets	33,947
Goodwill	5,166,132
Other intangible assets, net	1,117,285
$8,724,247

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$308,689
Accrued expenses	1,021,349
Deferred revenue	1,032,829
Notes payable to related parties	150,000
Current portion of convertible notes payable to related parties.	200,000
Total current liabilities	2,712,867

Convertible notes and accrued interest payable to related parties,
net of unamortized debt discount of $26,909	332,500
Total liabilities	3,045,367

Commitments and contingencies

Stockholders' equity:
Series A Preferred stock, par value $0.001 per share:
Authorized, -- 48,000,000 shares
Issued and outstanding -- 13,500,000 shares	13,500
(liquidation preference of $675,000)
Common stock, no par value:
Authorized -- 400,000,000 shares
Issued and outstanding -- 99,167,526 shares	13,312,384
Additional paid-in capital	13,240,087
Accumulated deficit	(20,887,091)
Total stockholders' equity	5,678,880
$8,724,247

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Operations

	Years Ended December 31,
		2004
	2005	(Restated)
Net sales	$8,768,446	$6,014,269
Cost of sales	3,059,316	2,367,789
Gross profit	5,709,130	3,646,480
Operating expenses:
Product and technology
development	1,066,923	418,444
Sales and marketing	1,137,166	725,155
General and administrative	3,086,788	2,066,744
Depreciation and amortization	293,067	234,327
Total operating expenses	5,583,944	3,444,670
Income from operations	125,186	201,810

Other income	42,526	-
Other expense	(325,000)	-
Change in fair value of derivative liability	130,903	(241,336)
Interest expense, net of interest income	(8,074,489)	(725,987)
Loss before provision for
income taxes	(8,100,874)	(765,513)

Provision for income taxes	44,054	2,400
Net loss	$(8,144,928)	$(767,913)

Basic and diluted loss available to
common stockholders per common
share	$(0.10)	$(0.02)

Weighted average shares outstanding -
basic and diluted	82,728,108	35,321,760

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 2005 and 2004

	Series A
	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Total
Balances, January 1, 2004 (restated)	-	-	31,135,525	$ 6,972,683	$ 1,997,962	$ (11,974,250)	$ (3,003,605)

Estimated fair value of common stock
issued in acquisition	-	-	4,400,000	440,000	-	-	440,000
Estimated fair value of common stock
issued as acquisition cost	-	-	352,000	35,200	-	-	35,200
Estimated fair value of common stock issued to
employees and non-employees for services	-	-	125,000	16,250	-	-	16,250
Common stock issued upon exercise of warrants	-	-	24,019	240	-	-	240
Estimated value of beneficial conversion
feature on new convertible notes payable (restated)	-	-	-	-	241,179	-	241,179
Estimated fair value of options granted to
non-employees for services	-	-	-	-	5,310	-	5,310

Net loss (restated)	-	-	-	-	-	(767,913)	(767,913)

Balances, December 31, 2004 (restated)	-	-	36,036,544	7,464,373	2,244,451	(12,742,163)	(3,033,339)

Estimated fair value of common stock issued
to employees as compensation	-	-	142,606	21,497	-	-	21,497
Estimated fair value of common stock
issued as acquisition cost	-	-	2,200,000	308,000	-	-	308,000
Estimated fair value of common stock issued in
connection with acquisition	-	-	110,000	15,400	-	-	15,400
Estimated fair value of common stock issued for
conversion of note payable principal and interest	-	-	57,480,030	5,397,345	-	-	5,397,345
Estimated fair value of common stock issued
in connection with consulting fees for services	-	-	50,000	7,500	-	-	7,500
Estimated fair value of common stock issued
as finders fees for debt conversion	-	-	648,346	95,769	-	-	95,769
Estimated fair value of warrants issued in
connection with the acquisition of Resolutions	-	-	-	-	2,100,000	-	2,100,000
Estimated fair value of additional beneficial
conversion feature on repriced convertible
notes payable	-	-	-	-	374,165	-	374,165
Estimated fair value of induced conversion	-	-	-	-	434,572	-	434,572
Conversion of notes payable to preferred stock	16,000,000	16,000	-	-	784,000	-	800,000
Conversion of preferred stock to common stock	(2,500,000)	(2,500)	2,500,000	2,500	-	-	-
Reclassification of warrant liability	-	-	-	-	7,302,899	-	7,302,899
Net loss			-	-	-	(8,144,928)	(8,144,928)
Balances, December 31, 2005	13,500,000	$13,500	99,167,526	$13,312,384	$ 13,240,087	$(20,887,091)	$ 5,678,880

See accompanying notes to consolidated financial
statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2005 and 2004
	2005	2004
		(restated)
Cash Flows from Operating Activities:
Net loss	$(8,144,928)	$(767,913)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	293,067	234,327
Provision for doubtful accounts receivable	4,550	40,000
Estimated fair value of common stock issued for
services rendered	124,766	92,250
Estimated fair value of stock options issued for services	-	5,310
Estimated fair value of induced conversion	434,572	-
Amortization of debt issue costs	85,000	-
Amortization of beneficial conversion feature and
warrants issued with convertible notes	7,444,770	273,426
Change in fair value of derivative liability	(130,903)	241,336
Accrued interest on convertible notes	91,870	-
Changes in operating assets and liabilities, net of
effects of acquisitions:
Accounts receivable	(20,558)	(270,905)
Inventories	44,129	(35,608)
Other current assets	(45,148)	5,147
Other assets	(9,360)	-
Accounts payable	(147,635)	(119,329)
Accrued expenses and accrued interest	245,924	318,607
Deferred revenue	89,173	154,924
Net cash provided by operating activities	359,289	171,572
Cash Flows from Investing Activities:
Purchases of property and equipment	(23,159)	(90,710)
Additions to capitalized software development costs	(32,981)	-
Cash paid for acquisition of TBS, net of cash acquired	-	(1,389,444)
Cash paid for acquisition of Resolutions, net of cash acquired	(378,189)	-
Costs incurred for purchase of TBS	-	(180,216)
Costs incurred for purchase of Resolutions	(47,500)	-
Net cash used in investing activities	(481,829)	(1,660,370)
Cash Flows from Financing Activities:
Proceeds from notes payable to related parties	80,000	-
Proceeds from convertible notes payable, net of issuance
costs of $85,000	715,000	-
Proceeds from convertible notes payable to related parties	-	2,045,000
Payments on capital lease obligations	(4,963)	(14,055)
Principal payments on notes payable	(3,455)	(9,080)
Principal payments on convertible notes to related parties	(200,000)	-
Payments on notes payable to related parties	(160,000)	(140,000)
Proceeds from exercise of warrants	-	240
Net cash provided by financing activities	426,582	1,882,105
Net change in cash	304,042	393,307

Cash, beginning of period	458,009	64,702
Cash, end of period	$762,051	$458,009
Supplemental disclosure of cash flow information -
Cash paid during the period for:
Interest	$42,768	$39,341
Income taxes	$34,254	$800

	2005	2004
Supplemental Schedule of Noncash Investing and Financing Activities:

Issuance of common stock as acquisition cost	$323,400	$35,200
Issuance of notes payable in acquisition	$200,000	$2,100,000
Goodwill and other intangibles acquired in acquisition	$-	$2,547,077
Debt assumed in acquisition	$-	$151,302
Issuance of preferred stock on conversion of debt	$800,000	$-
Issuance of common stock on conversion of preferred	$2,500	$-
Reclassification of warrant liability	$7,302,899	$-
Estimated fair value of warrant liability	$800,000	$450,000
Issuance of common stock on conversion of debt
and accrued interest	$5,397,345	$-
Estimated fair value of common stock issued in connection
with acquisition	$-	$44,000
Estimated fair value of warrants issued in connection
with acquisition	$2,100,000	$44,000
Estimated fair value of debt discount in connection with
issuance of convertible note payable	$374,165	$718,799
Estimated fair value of deferred income tax liability in
connection with acqusition	$279,000	$-
See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries

Notes to Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004

1.               Background, Organization and Basis of Presentation

VillageEDOCS was incorporated in 1995 in Delaware and reincorporated in California in 1997. The Company has historically operated an electronic document delivery service marketed to organizations throughout the United States and internationally.  On February 17, 2004, the Company acquired Tailored Business Systems, Inc. ("TBS").  TBS provides various programming, processing and printing services to governmental entities, including installing software and hardware, printing services, and mailing of property tax forms.  On June 16, 2004, the holders of a majority of the voting capital stock of the Company voted to approve a Plan of Restructuring that included the reorganization of the Company's electronic document delivery business into a wholly owned subsidiary of the Company.  In connection with the reorganization, the Company formed MessageVision, Inc. ("MVI") on October 25, 2004.  Effective April 1, 2005, the Company acquired Phoenix Forms, Inc. dba Resolutions ("PFI" or "Resolutions").  Resolutions provides products for document management, document archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, and electronic forms.  The consolidated financial statements include the accounts of the Company and those of MVI, TBS and Resolutions, its wholly owned subsidiaries, since October 25, 2004, February 17, 2004, and April 1, 2005, respectively.  All significant inter-company transactions and balances have been eliminated in consolidation.

2.               Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses since inception.  The Company's losses are continuing and are expected to continue until such time as the Company is able to sufficiently expand its existing businesses or is able to consummate business combination transactions with other businesses whose profits are sufficient to offset any ongoing losses from operating the holding company that owns Resolutions, TBS and MVI.

The Company's success is dependent upon numerous items, certain of which are the successful growth of revenues from its products and services, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company's current and future cost structure, and its success in obtaining financing for equipment and operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations.  These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing.  The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.

The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability.  However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its working capital deficit, the Company may require additional financing. Sources of financing could include capital infusions, additional equity financing or debt offerings.  Although cash flows from operations have recently improved to a level sufficient to support operating expenses, should such cash flows decrease for any reason, management plans to obtain debt and equity financing from new and existing stockholders.  There can be no assurance that funding will be available on acceptable terms, if at all, or that such funds, if raised, would enable the Company to achieve or sustain profitable operations.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the classification of liabilities that might result from the outcome of these uncertainties.

3.               Summary of Significant Accounting Policies

a.      Segments of an Enterprise and Related Information

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires the Company to report information about segments of its business in annual financial statements and requires it to report selected segment information in its quarterly reports issued to stockholders. SFAS No. 131 also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company's four reportable segments are managed separately based on fundamental differences in their operations. The Company operates in the following four reportable segments (see Note 12):

(a)  Electronic document delivery services,
(b)  Government accounting products and services,
(c)  Electronic forms, and
(d)  Corporate.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in this summary of significant accounting policies.

b.     Concentration of Credit Risk

The Company extends credit to its customers and performs ongoing credit evaluations of such customers.  The Company does not obtain collateral to secure its accounts receivable.  The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.  At December 31, 2005, the Company has recorded an allowance for doubtful accounts of $63,000.

No single customer accounted for 10% of total accounts receivable as of December 31, 2005.  No single customer accounted for more than 10% of total sales for 2005 or 2004.

c.      Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, the realizability of accounts receivable, inventories, recoverability of long-lived assets, valuation of stock options, warrants, derivative liabilities, and deferred tax assets.   Actual results could differ from those estimates.

d.     Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.  Equipment under capital lease obligations is depreciated over the shorter of the estimated useful life or the term of the lease.  Major betterments and renewals are capitalized, while routine repairs and maintenance are charged to expense when incurred.

e.      Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104.  As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or services have been performed, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

The Company has adopted Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as well as SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions."  The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence ("VSOE") of fair value. Software license revenue generated by TBS and Resolutions allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established.  Maintenance and support revenue is recognized ratably over the maintenance term.  First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Services revenue is recognized as the service is performed assuming that sufficient evidence exists to estimate the fair value of the services.  Consulting and training services are billed based on contractual hourly rates and revenues are recognized as the services are performed. Consulting services primarily consist of implementation services related to the installation of the Company's products which do not require significant customization to or modification of the underlying software code.

Significant management judgments and estimates must be made in connection with determination of the revenue to be recognized in any accounting period. If the Company made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

f.      Product and Technology Development

Product and technology development expense includes personnel costs relating to developing the features, content and functionality of MVI's internet-enabled fax services and web site, TBS's government accounting software, and Resolution's electronic form software.  Product and technology development costs are expensed as incurred.

g.     Advertising

The Company expenses all advertising costs as incurred.  Advertising costs were $100,055 and $62,049 for the years ended December 31, 2005 and 2004, respectively.

h.   Risks and Uncertainties

The Company operates in industries that are subject to intense competition, government regulation and rapid technological change.  The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an operating business, including the potential risk of business failure.

i.    Fair Value of Financial Instruments

The carrying amount of certain of the Company's financial instruments as of December 31, 2005 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts receivable, accounts payable, accrued expenses and notes payable. The fair value of convertible notes payable to related parties is not determinable as the borrowings are with related parties.

j.  Loss per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional common shares were dilutive.  All potentially dilutive shares, 17,741,983 and 58,006,320 as of December 31, 2005 and 2004, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for 2005 and 2004.

k.   Comprehensive Income

The Company has no items of comprehensive income.

l.    Web Site Development Costs

During the years ended December 31, 2005 and 2004, the Company did not capitalize any additional amounts related to its web site in accordance with the Emerging Issues Task Force ("EITF") Issue No. 00-2, "Accounting for Web Site Development Costs."  Web site development costs were amortized using the straight-line method over the estimated useful life of three years.  During the years ended December 31, 2005 and 2004, the Company recorded amortization of web site development costs of $7,319 and $35,889, respectively.

m.    Software Development Costs

The Company capitalizes software development costs pursuant to SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," after technological feasibility of the software is established, which is generally the completion of a working prototype and ends upon general release of the product to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Capitalized costs consist of direct costs and allocated overhead associated with the development of the software products. Capitalized software development costs were $32,981 and $0 during the years ended December 31, 2005 and 2004, respectively. The Company acquired $70,000 in capitalized software development costs in connection with the acquisition of Resolutions (see Note 5).  Amortization of software development costs commences when the product becomes available for general release to customers and is computed based on the straight-line method over the software's estimated economic life of approximately three years.  Amortization of software development costs was $12,521 and $0 during the years ended December 31, 2005 and 2004, respectively.  The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

n.     Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method for financial accounting and reporting purposes.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

o.     Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under SFAS No. 123 "Accounting For Stock-Based Compensation."  SFAS No. 123 defines a fair value based method of accounting for stock-based compensation.  However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"), which is a revision of SFAS No. 123.  SFAS 123(R) supersedes APB 25 and amends SFAS No. 95, "Statement of Cash Flows."  Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123.  However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  The provisions of this statement are effective for the Company as of January 1, 2006.  The Company expects to adopt SFAS No. 123(R) in the first fiscal quarter of 2006.

SFAS No. 123(R) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees.  SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations.  Upon adoption of SFAS No. 123(R), the Company will be required to determine the transition method to be used at the date of adoption.  The allowed transition methods are the modified prospective application and the modified retrospective application.  Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date.  The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123.  The modified retrospective application requires companies to record compensation expense for all unvested stock options and restricted stock beginning with the first disclosed period restated.  The Company plans to adopt SFAS No. 123(R) using the modified prospective application.

As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB 25's intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options.  Accordingly, the adoption of SFAS No. 123(R)'s fair value method will have a negative impact on the Company's results of operations, although it will have no impact on its overall financial position.  The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.  However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss and loss per share.  SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature.  The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption.

At December 31, 2005, the Company has two stock-based employee compensation plans.  The Company accounts for those plans under the recognition and measurement principles of APB 25, and related interpretations (see Note 7).  During the years ended December 31, 2005 and 2004, no stock-based employee compensation cost is reflected in the accompanying consolidated statements of operations, as all options granted under those plans had exercise prices equal to or greater than the market value of the underlying common stock on the date of grant.  The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

	Year ended December 31,
	2005	2004
		(restated)
	-----------------	-----------------
Net loss as reported	$(8,144,928)	$(767,913)

Deduct: Total stock-based employee
compensation expense under APB No. 25	--	--

Add: Total stock-based employee
compensation expense under fair value
based method for all awards, net of
related tax effects	(960,000)	(430,000)
	-----------------	-----------------
Pro forma net loss	$(9,104,928)	$(1,197,913)
	==========	==========
Basic and diluted loss per share - as
reported	$(0.10)	$(0.02)
	==========	==========
Basic and diluted loss per share - pro
forma	$(0.11)	$(0.03)
	==========	==========

All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the issued shares for illiquidity and restrictions on resale.

p.    Inventories

Inventory consists primarily of software licenses purchased for resale and is stated at the lower of cost or market.  Cost is determined on a first-in, first-out basis.  The Company periodically reviews its inventory quantities on hand and adjusts for excess and obsolete inventory based primarily on historical usage rates and its estimated forecast of product demand.  Actual demand may differ from the Company's estimates.  Once established, write-downs of inventory are considered permanent adjustments to the basis of the excess or obsolete inventory.

q.      Goodwill and Other Intangible Assets

Goodwill represents the excess of acquisition cost over the net assets acquired in a business combination and is not amortized in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed.  In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value.  Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether impairment has occurred.  Impairment is based on several factors including the Company's projection of future discounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would perform the second step of the goodwill impairment test in order to determine the amount of goodwill impairment, if any.

The changes in the carrying amount of goodwill for the years ended December 31, 2005 and 2004 are as follows (see Notes 5 and 7):

Balance as of January 1, 2004	$--
Goodwill acquired during the year (restated)	2,051,306
Balance as of December 31, 2004 (as restated)	2,051,306
Goodwill adjustment related to additional TBS consideration	323,400
Goodwill acquired during the year	2,791,426
Balance as of December 31, 2005	$5,166,132

The Company performed an impairment test on goodwill as of December 31, 2005.  Based on its analysis as of December 31, 2005, the Company's management believes there is no impairment of its goodwill.  There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue, which could result in impairment of goodwill in the future.

Identifiable intangibles acquired in connection with business acquisitions are recorded at their respective fair values (see Note 5).  Deferred income taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed.

r.   Beneficial Conversion Feature

The convertible features of convertible notes provides for a rate of conversion that is below market value (see Note 6). Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to EITF No. 98-5 "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27,"Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. During 2005, in connection with the conversion of convertible promissory notes payable, the Company recorded the corresponding unamortized debt discount related to the BCF as interest expense when the related instruments were converted into the Company's stock.

s.    Long-Lived Assets

The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  At December 31, 2005, the Company's management believes there is no impairment of its long-lived assets.  There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

t.    Warranty Costs

The Company provides a limited 90 day warranty on certain products sold. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. As of December 31, 2005, management of the Company determined that a warranty reserve was not necessary.  In addition, the charges to expense during the years ended December 31, 2005 and 2004 was insignificant.

u.     New Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154 "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement 3." This statement replaces Accounting Principles Board ("APB") Opinion No. 20 ("APB No. 20"), Accounting Changes, and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Reporting." APB No. 20 required that most voluntary changes in an accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 generally requires retrospective application to prior period's financial statements of changes in accounting principle. SFAS No. 154 is effective in the first reporting period beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company's consolidated financial condition or results of operations.

v.      Derivative Financial Instruments

In connection with the issuance of certain convertible notes payable (see Note 6), the terms of the notes payable provided for a conversion of the notes into shares of the Company's common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

During the years ended December 31, 2005 and 2004, the Company recognized other income (expense) of $130,903 and ($241,336) related to recording the derivative liabilities at fair value. At December 31, 2005, there are no derivative liabilities since the related variable debt instruments were settled in full in fiscal 2005. At the settlement date, the remaining derivative liabilities with a value of $7,302,899 were reclassified to additional paid-in capital.

Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the years ended December 31, 2005 and 2004: dividend yield of 0%; average annual volatility of 209% (2005) and 180% (2004); and average risk free interest rates of 3.8% (2005) and 3.2% (2004).

w.    Other expense

Based on certain asserted claims of potential patent infringements, the Company recorded an estimated liability of $325,000, which has been included in accrued expenses in the accompanying consolidated balance sheet.

4.               Property and Equipment

            Property and equipment consist of the following as of December 31, 2005:

Equipment and software under capital leases	$32,590
Computer equipment	376,818
Furniture and equipment	293,367
Automobiles	118,611
Software	74,981
------------
896,367
Less-- accumulated depreciation	(526,153)
------------
$370,214
=======

Depreciation expense for property and equipment for 2005 and 2004 was $156,452 and $145,938, respectively.

5.               Acquisitions and Intangible Assets

TBS

On February 17, 2004, the Company purchased 100% of the issued and outstanding capital stock of TBS from Stephen A. Garner and James L. Campbell.

The Company purchased TBS with $1.5 million in cash, convertible secured promissory notes totaling $600,000, and up to 11 million restricted shares of the Company's common stock.   Payment of 4,400,000 (or 40%) of the shares were made at the closing, and payment of 6,600,000 (or 60%) of the shares is contingent upon TBS meeting certain net revenue goals in each of the first three fiscal years following the closing and, therefore, will take place over a three-year period.   During February 2005, the Company agreed to issue an additional 1,100,000 shares of its restricted common stock to each of Messrs. Campbell and Garner pursuant to the acquisition agreement.  The 4,400,000 shares of the Company's common stock issued at closing was valued at $0.10 per share, the average closing bid price of the Company's common stock for the thirty-day period ended February 16, 2004.   The additional 2,200,000 shares of the Company's common stock earned by Messrs. Campbell and Garner in February 2005 were valued at $0.14 per share (and recorded as additional purchase price), the closing bid price of the Company's common stock at February 17, 2005.

The acquisition has been accounted for using the purchase method of accounting. The Company funded the cash portion of the purchase price of TBS with the proceeds of a $1.7 million convertible secured promissory note offering subscribed to by Mr. and Mrs. Williams (see Note 6).

The terms of the purchase were the result of arms-length negotiations.  Neither of the TBS shareholders was previously affiliated with VillageEDOCS.

During 2004, the Company, in connection with the acquisition of TBS, incurred approximately $60,000 in consulting expenses to an unrelated third party (paid during February 2004 in a combination of cash and 220,000 shares of common stock issued in March 2004 valued at $0.10 per share), and $79,416 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting, and travel.

The purchase price was determined as follows (as restated):

Cash	$1,500,000
Convertible secured promissory notes	600,000
Common stock (4,400,000 shares)	440,000
Acquisition costs (including 220,000 shares)	139,416
--------------------
$2,679,416
============

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of TBS as of February 17, 2004, the acquisition date (as restated):

Cash	$110,556
Accounts receivable	278,136
Inventories	18,546
Property and equipment	257,803
Other assets	11,109
Accounts payable and accrued expenses	(445,505)
Notes payable	(152,535)
-----------------
Net tangible assets acquired	78,110

Customer list	500,000
Trade name	50,000

Goodwill	2,051,306
-----------------
$2,679,416
==========

The goodwill from the acquisition of TBS was allocated one hundred percent to the government accounting products and services segment.

Resolutions

Effective April 1, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Resolutions from its two shareholders, Alexander Riess and William Falcon.  The acquisition closed on April 15, 2005.

VillageEDOCS purchased Resolutions with two promissory notes in the aggregate amount of $200,000, payment in full at closing of an existing third-party promissory note in the amount of $432,000, and warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model).

The warrants will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

VillageEDOCS funded the requirement to pay the third-party promissory note from the proceeds of an $800,000 convertible promissory note (see Note 6).

The terms of the purchase were the result of arms-length negotiations.  Neither of the Resolutions shareholders was previously affiliated with VillageEDOCS, although Resolutions has been a customer for several years of the electronic document delivery service operated by VillageEDOCS' subsidiary, MessageVision, Inc.

Resolutions is headquartered in Suwanee, GA, a suburb of Atlanta.  Resolutions provides products for document management, document archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, and electronic forms.   Resolutions solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or retrieved and viewed on screen.  As a result of the acquisition, the Company expects to enhance and expand product offerings to the combined customer bases, integrate Resolutions technologies into MVI's service offerings, and take advantage of the increased scale and momentum expected to be provided by the acquisition.

Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution; R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing; R-Checks, a turnkey check printing solution; R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

In connection with the acquisition of Resolutions, the Company incurred $47,500 in acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The purchase price has been determined as follows:

Cash	$432,000
Promissory notes	200,000
Warrants to purchase 10,000,000 shares at $0.15 per share	2,100,000
Acquisition costs	47,500
----------------
$2,779,500
=========

The following represents an allocation of the purchase price over the fair value of the acquired assets and liabilities of Resolutions as of April 1, 2005, the effective date of the acquisition:

Cash	$53,811
Accounts receivable	297,742
Inventories	180,000
Property and equipment	153,040
Other	29,943
Accounts payable and accrued expenses	(1,133,562)
Notes payable	(30,000)
-----------------
Net tangible liabilities assumed	(449,026)

Identifiable intangibles:
Customer relationships	570,000
Software development	70,000
Trade name	50,000
Covenant not to compete	26,100
Deferred tax liability	(279,000)
Goodwill	2,791,426
-----------------
$2,779,500
=========

From the date of the acquisition, the Company has reported Resolutions' results of operations as a new segment, electronic forms.  The goodwill and other intangibles from the acquisition of Resolutions have been allocated entirely to the electronic forms segment.

The unaudited pro forma combined historical results, as if TBS and Resolutions had been acquired January 1, 2004 are estimated as follows:

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004
Net sales	$9,233,938	$7,390,816
Net loss	$(8,831,239)	$(569,817)
Weighted average common
shares outstanding:
Basic and diluted	82,728,108	35,840,116
Loss per share:
Basic and diluted	$(0.11)	$(0.02)

The unaudited pro forma information has been prepared for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisitions actually been made at such date, nor is it necessarily indicative of future operating results.

Potential Future Acquisition of GoSolutions, Inc.

On February 17, 2006, the Company and VEDO Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), entered into a Merger Agreement (the "Merger Agreement") with GoSolutions, Inc. ("GoSolutions") and certain GoSolutions stockholders.  Pursuant to the Merger Agreement, upon the closing, GoSolutions and Merger Sub will merge with GoSolutions continuing as the surviving entity, and the GoSolutions stockholders will be entitled to receive merger consideration of an aggregate of 60,000,000 shares of the Company's common stock, subject to certain holdbacks and adjustments.

On April 7, 2006, the Company and the Merger Sub entered into an Amended Agreement and Plan of Reorganization (the "Amended Merger Agreement") with GoSolutions.  The purpose of the amendment was to extend to April 30, 2006 the date upon which all closing conditions must be satisfied or waived.  Pursuant to the Amended Merger Agreement, upon the closing, GoSolutions and Merger Sub will merge (the "Merger"), with GoSolutions continuing as the surviving entity, and the GoSolutions stockholders will be entitled to receive merger consideration of an aggregate of 60,000,000 shares of the Company's common stock, subject to certain holdbacks and adjustments.

The closing of the Merger is subject to customary closing conditions, including the approval of GoSolutions stockholders owning the requisite percentage of each series and class of GoSolutions capital stock necessary to adopt the Merger Agreement, as amended, and approve the Merger.  The Merger Agreement, as amended, contains certain termination rights for both the Company and GoSolutions.  The Company and GoSolutions have made customary representations, warranties and covenants in the Merger Agreement, as amended.

Stockholders representing 55% of GoSolutions' outstanding voting stock voted in favor of the Merger on February 27, 2006.  Stockholders representing 30% of GoSolutions' outstanding voting stock have indicated their intent to exercise their right to dissent to the Merger.  GoSolutions and the Company are in the process of completing certain pre-closing conditions as set forth in the Merger Agreement, as amended.  Accordingly, there can be no assurances that the Company will successfully complete this transaction.

Subsequent to the signing of the original Merger Agreement, the Company issued a Form 8-K dated March 28, 2006 for Item 4.02 - Non-Reliance from Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review to which reference is hereby made regarding adjustments to the financial statements resulting from the application of EITF 00-19 and SFAS No. 141, and certain other adjustments.  The adjustments required by the application of the above referenced accounting pronouncements are material to the Company's financial statements and require the Company to restate and reissue its annual report for the year ended December 31, 2004 as well as the quarterly reports for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005.  The Amended Merger Agreement contains certain termination rights for both the Company and GoSolutions.  The Company and GoSolutions have made customary representations, warranties and covenants in the Amended Merger Agreement.  In addition, the Company is considering amending its bylaws to provide for an increase in the size of its board of directors from five directors to nine directors.  In addition, its majority stockholders have indicated their intention to re-elect the current slate of directors for terms ranging from one to three years and to approve any amendments to the Company's bylaws that may be required to permit variable terms.

Due to the above factors, namely: (i) the GoSolutions dissenting shareholders, (ii) the restatement of our previously issued financial statements, and (iii) the pending proposals regarding our board of directors, the Company and GoSolutions are considering various options with respect to the current situation, including but not limited to, (a) seeking the written consent of a majority of the GoSolutions' shareholders to these changed events, facts and circumstances; or (b) amending the previous disclosure statement provided to GoSolutions' shareholders and noticing a special meeting of such shareholders to be held before April 30, 2006 to consider the proposed transactions as described in the Amended Merger Agreement and approving the transaction.

There is no assurance that the Merger with GoSolutions will be consummated in light of the above factors.  In addition, the Amended Merger Agreement contains termination rights for both the Company and GoSolutions.  The failure to close the Merger with GoSolutions will result in the Company incurring substantial transaction costs without consummating the Merger and will substantially reduce our anticipated revenues and financial performance in the foreseeable future.

Other Intangible Assets

Other intangible assets consist of the following as of December 31, 2005:

	Estimated Useful Life	Gross Carrying	Accumulated	Net Carrying
	(Years)	Amount	Amortization	Amount
TBS:
Customer list	Five	$500,000	$(93,750)	$406,250
Trade name	Ten	50,000	(18,750)	31,250
		550,000	(112,500)	437,500
Resolutions:
Customer relationships	Ten	570,000	(42,750)	527,250
Software development	Five	102,981	(12,521)	90,460
Trade name	Five	50,000	(7,500)	42,500
Covenant not to compete	Three	26,100	(6,525)	19,575
		749,081	(69,296)	679,785

Total other intangible assets		$1,299,081	$(181,796)	$1,117,285

During 2005 and 2004, amortization expense totaled $129,296 and $52,500, respectively.  The estimated amortization expense for the next five years is as follows:

Years Ending December 31,

2006	$150,000
2007	150,000
2008	145,000
2009	140,000
2010	115,000
$700,000

6.               Notes Payable, Shareholder Loans, and Convertible Notes Payable to Related Parties

Barron Partners, LP

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP ("Barron") in the principal amount of $800,000 (the "Convertible Note") which was converted into 16,000,000 shares of the Company's Series A preferred stock on September 30, 2005.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  Pursuant to the warrant agreement, the holder has the right to purchase preferred shares of the Company for a limited time, as defined.  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined).  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

In connection with the issuance of the Convertible Note, the Company recorded a debt discount of $800,000 and interest expense of $5,600,000 (based on accounting treatment proscribed under EITF 00-19 - see Note 3), related to the fair value of the warrants of $6,400,000.  The Company amortized the discount using the effective interest method through September 2005, at which time the Convertible Note was converted into 16,000,000 shares of Series A Preferred Stock (see Note 7).  During the period ended September 30, 2005, the Company amortized the entire amount of the debt discount and charged $800,000 to interest expense.

The Company and Barron entered into a Registration Rights Agreement pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities underlying the convertible promissory note and the warrants within 60 days of April 13, 2005.  The Company satisfied that requirement by filing a registration statement on Form SB-2 on June 13, 2005.  The registration statement, as amended, was declared effective by the U.S. Securities and Exchange Commission on August 10, 2005.

The Convertible Note and Warrants A and B include provisions prohibiting the holder from converting the Convertible Note or exercising a warrant if, after such conversion or exercise, the holder and its affiliates would beneficially own more than 4.99% of the outstanding shares of Company's common stock.  This restriction (a) may be revoked upon sixty-one (61) days prior notice from the holder to the Company and (b) shall not apply in the event of a sale by the Company of substantially all of its assets, or a merger involving the Company or an underwritten public offering of the Company's common stock.

C. Alan and Joan P. Williams

During the year ended December 31, 2004, the Company borrowed $345,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum (the "Notes").   The Notes were secured by a security interest in all of the Company's assets.  The notes and accrued interest were due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of a controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  In addition, the principal and accrued interest on the Notes were convertible into shares of the Company's common stock at a conversion price equal to the lower of $0.07 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. or Mrs. Williams delivered written notice of his or her conversion election to the Company.  The Company recorded a BCF of $241,180 in connection with the conversion feature of the notes payable during 2004, and amortized $101,725 to interest expense in the accompanying statement of operations during 2004.   During 2005, all of these notes were converted to common stock (see Note 7).

On February 17, 2004, the Company borrowed $1,700,000 from C. Alan and Joan P. Williams and issued a convertible promissory note, bearing interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of a controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note were convertible into shares of the Company's common stock at a conversion price equal to eighty five percent (85%) of the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an incentive for Mr. and Mrs. Williams to provide the loan, the Company agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.  In connection with the issuance of the note, the Company recorded a debt discount of $730,000, consisting of an embedded put option of $280,000 and the fair value of the warrant of $450,000, which were recorded as derivative liabilities upon note issuance.  The Company is amortizing the discount using the effective interest method through October 31, 2007.  Effective April 14, 2005, pursuant to an amendment to the note, the conversion price was fixed at $0.14 per share, which resulted in an additional BCF of $241,427 due to the modification and repricing of the conversion price.

On February 10, 2005, the Company received notice from C. Alan Williams and Joan P. Williams, a related party, of their intent to convert $3,682,609 in previously issued convertible secured promissory notes payable and accrued interest thereon to 40,332,669 shares of the Company's restricted common stock.  Per the terms of the convertible secured promissory notes, the conversion price with respect to $1,939,652 in principal and interest was $0.07 per share.  The conversion price with respect to $853,091 in principal and interest was $0.1275 per common share, which was eighty-five percent of the average of the Company's common stock closing bid price on the Over-The-Counter Bulletin Board for the ten consecutive trading days prior to February 10, 2005.  The conversion price with respect to $889,866 in principal and interest was $0.15 per share, which was the average of the Company's common stock closing bid price on the Over-The-Counter Bulletin Board for the ten consecutive trading days prior to February 10, 2005.

On June 30, 2005, the Company accepted notices from a group of 18 holders of an aggregate of $715,000 in convertible secured promissory notes payable (the "Note Holders") of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 7,150,000 shares of VillageEDOCS' restricted common stock at $0.10 per share.  The shares were issued on June 30, 2005.  The Note Holders had previously purchased their notes from C. Alan and Joan P. Williams during June 2005.  The Company and the Note Holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  The amendment to the conversion price was recorded as an inducement, and accordingly, the Company recorded additional interest expense of $333,858 at the time of conversion.  In addition, in connection with the repricing, the Company recorded additional debt discount of $87,190 related to BCF, which was immediately recorded as interest expense upon conversion.

On June 30, 2005, in connection with the conversion of the notes, the Company issued an aggregate of 500,010 shares of its restricted common stock to five individuals as finders fees.  The 500,010 shares were valued at $0.15 per share (fair value on date of issuance) and recorded as interest expense in the accompanying statement of operations.

On September 30, 2005, the Company accepted notices from a group of seven holders of an aggregate of $220,000 in convertible secured promissory notes payable of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 2,200,000 shares of VillageEDOCS' restricted common stock at $0.10 per share.   The shares were issued on September 30, 2005.  The note holders had previously purchased their notes from C. Alan and Joan P. Williams during August and September 2005.  The Company and the note holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.  The amendment to the conversion price was recorded as an inducement, and accordingly, the Company recorded additional interest expense of $100,714 at the time of conversion.  In addition, in connection with the repricing, the Company recorded additional debt discount of $45,548 related to BCF, which was immediately recorded as interest expense upon conversion.

On September 30, 2005, in connection with the conversion of the notes, the Company issued an aggregate of 148,336 shares of its restricted common stock to five individuals as finder's fees.  The 148,336 shares were valued at $0.14 per share (fair value on date of issuance) and recorded as interest expense in the accompanying statement of operations.

During 2005, $1,844,770 of interest expense was recognized in the accompanying consolidated statement of operations in connection with amortization of the debt discount.

Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the note nolders along with the conversion right when they purchased the notes from the Williams.

At December 31, 2005, the amount owed by the Company to the Williams pursuant to the unpaid balance of the convertible promissory note payable was $65,000 in principal and $94,411 in unpaid interest.

James Townsend

On June 3, 2005, James Townsend, a holder of $779,736 in convertible secured promissory notes payable and accrued interest thereon, exercised the right to convert the entire amount of outstanding principal and interest on his notes to 7,797,361 shares of VillageEDOCS' restricted common stock at a price of $0.10 per share.

James L. Campbell and Stephen A. Garner

In connection with the acquisition of TBS, the Company issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of $100,000, with the first installment paid in February 2005, the second installment paid in March 2006 and one additional installment due on February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of common stock for each $1.00 of principal and interest to be converted.

In connection with the acquisition of TBS, the Company assumed promissory notes in the aggregate amount of $140,000 to Stephen A. Garner and James L. Campbell.  The notes bore interest at 8 percent per annum and were paid in full before December 31, 2004.

Alexander Riess and William Falcon

In connection with the acquisition of Resolutions, the Company issued promissory notes in the amount of $120,000 and $80,000 to Alexander Riess and William Falcon, respectively.  The notes bear interest at 5% per annum and are due in ten monthly installments, payment of which is subject to certain conditions including availability of sufficient positive cash flow from the operations of Resolutions following the acquisition.  As of December 31, 2005, the Company had paid $160,000 in principal and $4,433 of interest due pursuant to the promissory notes.  As of February 28, 2006, all amounts due pursuant to the promissory notes had been paid by the Company.

Also in connection with the acquisition on Resolutions, Messrs. Riess and Falcon have loaned the Company $48,000 and $32,000, respectively, as of December 31, 2005.  As of February 28, 2006, the aggregate balance of these shareholder loans was $100,000.  Subject to the acquisition agreement, the Company will repay the principal amount of the loans together with accrued interest at a rate of 7.5 percent per annum over a ten-month period commencing March 1, 2006.

At December 31, 2005, the balance of these related party notes (incuding the $30,000 in notes payable assumed in the acquisition of Resolutions) was $150,000.

Interest expense recognized on all the notes payable and convertible notes payable to related parties was $8,095,067 and $663,623 during the years ended December 31, 2005 and 2004, respectively.

Convertible notes payable and accrued interest payable to related parties consists of the following at December 31, 2005:

Convertible note payable and accrued interest to Williams (net of debt discount of $26,909)	$132,502
Convertible notes payable to former TBS shareholders	400,000
532,502
Less: current portion	(200,000)
$332,500

Future minimum principal payments pursuant to the above long term debt agreements are as follows:

Years ending December 31,
2006	$200,000
2007	265,000
465,000
Add: accrued interest	94,411
Less: debt discount	(26,909)
$532,502

7.               Stockholders' Equity (Deficit)

a.       Preferred Stock

On May 20, 2005, stockholders holding shares representing 74% of the votes entitled to be cast at a meeting of the Company's stockholders consented in writing to a proposal to amend the Company's articles of incorporation to create and establish a series of preferred stock of the Company in connection with a private placement of the Company's $800,000 convertible promissory note. The amendment authorized 48,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 ("Series A Preferred Stock").  Each share of Series A Preferred Stock shall be convertible into one share of Common Stock.  Series A Preferred Stock will be immediately convertible into common stock, however, the Company is prohibited from effecting any conversion of the Series A Preferred Stock, and the holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to such conversion, the holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion.  The foregoing restriction may be waived (a) upon sixty-one days prior notice from the holder to the Company and (b) shall not apply in the event of a sale of substantially all of the assets or securities of the Company, a merger involving the corporation or an underwritten public offering of the Company's common stock.  No dividends shall be payable with respect to the Series A Preferred Stock.  The Series A Preferred Stock shall have no voting rights, except with respect to changes in the powers, preferences or rights of the Preferred Stock.   The liquidation preference of the Series A Preferred Stock is equal to $0.05 per share (the "Liquidation Value").  Upon liquidation of the Company, holders of Series A Preferred Shares will be paid the Liquidation Value prior to distribution of any amounts to holders of our common stock.

On September 30, 2005, the Company accepted a notice from Barron Partners, LP of its intent to convert the entire amount of an $800,000 convertible promissory note to 16,000,000 shares of the Company's Series A Preferred Stock at $0.05 per share.  The shares were issued on September 30, 2005.

On October 21, 2005, the Company accepted a notice from Barron Partners, LP of its intent to convert 2,500,000 shares of the Company's Series A Preferred Stock into 2,500,000 shares of the Company's common stock.  The shares of common stock were issued on October 24, 2005.

On March 8, 2006, the Company accepted a notice from Barron Partners LP of its intent to convert an additional 2,500,000 shares of the Company's Series A Preferred Stock into 2,500,000 shares of the Company's common stock.  The shares of common stock were issued on March 8, 2006

b.       Common Stock

On May 20, 2005, stockholders holding shares representing 74% of the votes entitled to be cast at a meeting of the Company's stockholders consented in writing to a proposal to amend the Company's articles of incorporation to increase the number of authorized shares of the Company's common stock from 175,000,000 to 250,000,000, no stated par value per share.

On January 9, 2006, the Company filed a Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of California in order to increase the authorized number of shares of common stock of the Company from 250,000,000 to 400,000,000. The shareholders holding shares representing 70% of the votes entitled to be cast at a meeting of the Company's stockholders consented in writing to the proposed actions.  The Company's Board of Directors approved these actions on December 6, 2005 and recommended that the Articles of Incorporation and the Incentive Plan be amended to reflect the above action.  The Secretary of State accepted the Certificate of Amendment on January 19, 2006 with an effective date of January 9, 2006.

During February 2005 and in connection with the conversion of $3,682,609 in principal and accrued interest on secured promissory notes, the Company agreed to issue an aggregate of 40,332,669 shares of its restricted common stock to C. Alan Williams and Joan P. Williams, a related party (see Note 6).

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner, pursuant to the acquisition agreement.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned) and recorded as additional consideration of the purchase.

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, as a finder's fee.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned) and recorded as compensation expense in the accompanying statement of operations.

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 110,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.14 per share (the estimated fair value on the date that the shares were earned) and recorded as additional consideration of the purchase.

On April 15, 2005 and in connection with the acquisition of Resolutions, the Company agreed to issue 76,606 shares of restricted common stock to K. Mason Conner as a finder's fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned) and recorded as compensation expense in the accompanying statement of operations.

On June 3, 2005, James Townsend, a holder of $779,736 in convertible secured promissory notes payable and accrued interest thereon exercised the right to convert the entire amount of outstanding principal and interest on his notes to 7,797,361 shares of VillageEDOCS' restricted common stock at a price of $0.10 per share.

On June 30, 2005, the Company accepted notices from a group of 18 holders of an aggregate of $715,000 of convertible secured promissory notes payable (the "Note Holders") of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 7,150,000 shares of VillageEDOCS' restricted common stock at $0.10 per share (see Note 6).

On June 30, 2005 and in connection with the conversion of the notes, the Company issued an aggregate of 500,010 shares of its restricted common stock to 5 individuals as finder's fees.  The 500,010 shares were valued at $0.15 per share (fair value on date of issuance) and recorded as additional interest expense in the accompanying statement of operations.

On June 30, 2005, the Company issued 50,000 shares of common stock to a consultant for services.  The shares were valued at $0.15 per share (fair value on date of issuance) and the Company recorded $7,500 of consulting expense in accordance with the nature of the services provided.

On September 30, 2005, the Company accepted notices from a group of 7 holders of an aggregate of $220,000 in convertible secured promissory notes payable of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 2,200,000 shares of VillageEDOCS' restricted common stock at $0.10 per share (see Note 6).

On September 30, 2005 and in connection with the conversion of the notes, the Company issued an aggregate of 148,336 shares of its restricted common stock to five individuals as finders fees.  The 148,336 shares were valued at $0.14 per share (fair value on date of issuance) and recorded such amount as additional interest expense in the accompanying statement of operations.

c.      Stock Options

The Company has adopted an equity incentive plan (the "2002 Plan") that authorizes the issuance of options to acquire up to 60,000,000 shares of common stock, as amended, to employees and certain outside consultants.   The 2002 Plan allows for the issuance of either non-qualified or, subject to stockholder approval, incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 2002 Plan, the exercise price of each option shall not be less than fair market value on the date the option is granted.  The number of options under the 2002 Plan available for grant at December 31, 2005 was 35,725,532.

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

During 2004, 1,362,286 options under the 2002 Plan and 154,635 other options were cancelled due to their expiration or the termination of employment.

During 2005, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  4,250,000 shares at $0.16 per share, 3,906,000 shares at $0.18 per share, and 100,000 shares at $0.1875 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2010.

During 2005, 1,165,000 options under the 2002 Plan were cancelled due to their expiration or the termination of employment.

During 1997, the Board of Directors of the Company adopted a stock option plan (the "1997 Plan") that authorizes the issuance of options to acquire up to 5,000,000 shares of common stock to employees and certain outside consultants.  The 1997 Plan allows for the issuance of either non-qualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 1997 Plan, the exercise price of each option shall not be less than 85 percent of fair market value on the date the option is granted.  The number of options under the 1997 Plan available for grant at December 31, 2005 and 2004 was 2,089,798.

Stock option activity for the years ended December 31, 2005 and 2004 is as follows:

		Weighted Average
	Number	Exercise Price
	of Options	Per Share
Outstanding at January 1, 2004	13,250,591	$0.37
Granted	8,360,000	0.16
Exercised	-	-
Canceled	(1,516,921)	0.30
Outstanding at December 31, 2004	20,093,670	0.37
Granted	8,256,000	0.17
Exercised	-	-
Canceled	(1,165,000)	0.18

Outstanding at December 31, 2005	27,184,670	$0.22

Exercisable at December 31, 2005	21,603,718	$0.26

Weighted average fair value of options granted	2004	$0.07
	2005	$0.17

The following summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
Range of	Number of	Remaining	Average	Number of	Average
Exercise	Shares	Contractual	Exercise	Shares	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Price

$0.10 - $0.25	26,234,511	4.8	$ 0.17	20,710,187	$ 0.17
$1.00	50,000	3.1	1.00	50,000	1.00
$2.50	900,159	4.5	2.50	840,531	2.50
	27,184,670		$ 0.22	21,603,718	$ 0.26

The fair value of each option granted during 2005 and 2004 is estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 209 percent and 180 percent, respectively, (iii) weighted average risk free interest rate of approximately 3.8 percent and 3.2 percent, respectively, and (iv) average expected life of 5.3 years.

The Black-Scholes option valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

c.   Warrants

From time to time, the Company issues warrants pursuant to various consulting and third party agreements.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  Pursuant to the warrant agreement, the holder has the right to purchase shares of the Company's preferred stock for a limited time, as defined.  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined) (see Note 6).  The warrants were valued using the Black-Scholes option pricing model and were valued at $6,400,000.  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

The Company and Barron entered into a Registration Rights Agreement pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities underlying the convertible promissory note and the warrants within 60 days of April 13, 2005.  The Company satisfied that requirement by filing a registration statement on Form SB-2 on June 13, 2005.  The registration statement, as amended, was declared effective by the U.S. Securities and Exchange Commission on August 10, 2005.

On April 15, 2005 and in connection with the acquisition of PFI, the Company issued warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and included as consideration in the purchase price, and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

On April 15, 2005 and in connection with the acquisition of PFI, the Company agreed to issue warrants to purchase an aggregate of 200,000 and 350,000 shares of VillageEDOCS' common stock at $0.15 per share to K. Mason Conner and H. Jay Hill, respectively, as a finder's fee.  Messrs. Conner and Hill are directors and executive officers of the Company.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model) and recorded against additional paid in capital based on the nature of the employee stock-based compensation.

During the year ended December 31, 2004, warrants to purchase 24,019 shares of the Company's common stock at $0.01 per share were exercised for cash, and warrants to purchase 49,256 shares of the common stock of the Company expired unexercised and were cancelled.

The following represents a summary of the warrants outstanding for the years ended December 31, 2005 and 2004:

		Weighted Average
	Number	Exercise Price
	of Warrants	Per Share
Outstanding at January 1, 2004	89,275	$1.83
Granted	5,000,000	0.10
Exercised	(24,019)	0.01
Expired/Forfeited	(49,256)	2.50
Balance at December 31, 2004	5,016,000	$0.10
Granted	50,550,000	0.13
Exercised	-	-
Expired/Forfeited	-	-
Balance at December 31, 2005	55,566,000	$0.13

Weighted average fair value of warrants granted:
2005	$0.09
2004	$0.09

The following summarizes information about warrants outstanding at December 31, 2005:

	Warrants Outstanding and Exercisable
		Weighted
		Average	Weighted
	Number of	Remaining	Average
Exercise	Shares	Contractual	Exercise
Price	Outstanding	Life (Years)	Price

$0.10	37,000,000	4.1	$ 0.10
$0.15	10,550,000	9.3	$ 0.15
$0.18 - $0.25	8,016,000	4.3	$ 0.25

	55,566,000		$ 0.13

8.               Income Taxes

At December 31, 2005, the Company had approximately $20,401,000 and $14,155,000, respectively, of federal and state net operating loss carryforwards for tax reporting purposes available to offset future taxable income; federal and state net operating loss carryforwards expire through 2025 and 2012, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50 percent over a three-year period. At December 31, 2005, the effect of such limitation, if imposed, has not been determined.

Deferred tax assets consist primarily of the tax effect of net operating loss carryforwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realizability.  The valuation allowance increased approximately $3,029,000 and $90,000 during the years ended December 31, 2005 and 2004, respectively.

Deferred tax assets consist of the following at December 31, 2005:

Deferred tax assets:
Net operating loss carryforwards	$7,762,000
Less valuation allowance	(7,762,000)
----------------
$-
=========

A reconciliation of income taxes computed at the federal statutory rate of 34% to the provision for income taxes is as follows for the years ended December 31:

	2005	2004
	---------------	---------------
Computed benefit at federal statutory rate	$(2,754,000)	$(133,000)
State income tax benefit, net of federal effect	(473,000)	(23,000)
Increase in valuation allowance	3,029,000	90,000
Other	242,054	68,400
	----------------	----------------
	$44,054	$2,400
	=========	=========

9.               Loss per Share

Basic and diluted loss per common share is computed as follows for the years ended December 31:

		2004
	2005	(restated)
	--------------	--------------
Numerator for basic and diluted loss per common share:
Net loss available to common stockholders	$(8,144,928)	$(767,913)
	=========	=========

Denominator for basic and diluted loss per common share:

Weighted average common shares outstanding	82,728,108	35,321,760
	========	=========
Net loss per common share available to common stockholders

Net loss per share	$(0.10)	$(0.02)
	========	=========

10.            Commitments and Contingencies

a.      Leases

The Company leases certain property and equipment under operating lease agreements (including a related party lease - see Note 11) which expire on various dates through 2010 and provide for monthly lease payments ranging from $28 to $7,505.

Future annual minimum payments under noncancelable operating leases is as follows:

	Operating Leases
	Related Party	Other	Total

2006	$ 74,000	$ 255,000	$ 329,000
2007	74,000	152,000	226,000
2008	74,000	42,000	116,000
2009	7,000	23,000	30,000
2010	-	1,000	1,000
Total	$ 229,000	$ 473,000	$ 702,000

Rent expense for the years ended December 31, 2005 and 2004 was $242,142 (including $74,400 of related party rent) and $237,235 (including $54,650 of related party rent), respectively.

b.     Litigation

The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company, other than the effects of the asserted claim discussed in Note 3.

c.      Consulting and Employee Agreements

The Company has entered into a variety of consulting and employee agreements for services to be provided to the Company in the ordinary course of business.  These agreements call for minimum salary levels and/or option grants and/or common share issuances and various payments upon performance of services and/or termination of the agreements (except for cause).

d.     Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California and the State of Georgia.  These indemnities include certain agreements with the Company's officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship.  In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities.  In connection with the Company's acquisition of TBS, the parties have agreed to indemnify each other from claims relating to the acquisition agreement to a maximum of $1,500,000 except in the event of fraud, willful misconduct, or breaches of certain representations and warranties contained in the agreement.  In connection with the Company's acquisition of Resolutions, the parties have agreed to indemnify each other from claims relating to the acquisition agreement.  The duration of these indemnities and guarantees varies and, in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

11.            Related Party Transactions

The Company has borrowed significantly from related parties, issued a significant number of options and warrants to related parties, and issued a significant number of shares of its common stock to related parties upon conversion of convertible promissory notes payable as described more fully in Notes 6 and 7.

TBS has a related party operating lease with Perimeter Center Partners for the rental of the land and building occupied by TBS.  The lease commenced on February 1, 2004 and has a term of five years, with monthly payments of $6,200.  The Company has executed a Guaranty with respect to the lease.  Perimeter Center Partners is owned by Stephen A. Garner and James L. Campbell, who are significant employees of the Company and the former owners of TBS.

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner pursuant to the acquisition agreement (see Note 7).

During February 2005 and in connection with the acquisition of TBS, the Company agreed to issue 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, pursuant to Mr. Hill's employment agreement (see Note 7).

On April 15, 2005 and in connection with the acquisition of PFI, the Company issued warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

On April 15, 2005 and in connection with the acquisition of PFI, the Company agreed to issue warrants to purchase an aggregate of 200,000 and 350,000 shares of VillageEDOCS' common stock at $0.15 per share to K. Mason Conner and H. Jay Hill, respectively, as a finder's fee.  Messrs. Conner and Hill are directors and executive officers of the Company.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).

On April 15, 2005 and in connection with the acquisition of Resolutions, the Company agreed to issue 76,606 shares of restricted common stock to K. Mason Conner as a finder's fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).

12.            Segment Reporting

The Company's operations are classified into four principal reportable segments that provide different products or services.  Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.  The Company operates in the following four reportable segments:

(a)  Electronic document delivery services
(b)  Government accounting products and services
(c)  Electronic document management /e-forms
(d)  Corporate

The Company evaluates performance and allocates resources based upon operating income.  The accounting policies of the reportable segments are the same as those described in the summary of accounting policies.  Inter-segment sales are eliminated upon consolidation.

The following table summarizes segment asset and operating balances by reportable segment, has been prepared in accordance with the internal accounting policies, and may not be presented in accordance with generally accepted accounting principles:

	Year ended /	Year ended
	As of	December 31, 2004
	December 31, 2005 (2)	(restated)	(1)

Net revenue from external customers:

Electronic document delivery services	$3,093,450	$ 2,685,882
Government accounting products and services	3,779,211	3,328,387
Electronic forms	1,895,785	-
Corporate	-	-
Total net revenue from external customers	$8,768,446	$6,014,269

Operating income:

Electronic document delivery services	$750,390	$362,344
Government accounting products and services	(936)	475,538
Electronic forms	409,593	-
Corporate	(1,033,061)	(636,072)
Total operating income	$125,186	$201,810

Depreciation and amortization:

Electronic document delivery services	$37,431	$156,710
Government accounting products and services	148,746	77,617
Electronic forms	106,890	-
Corporate	-	-
Total depreciation and amortization	$293,067	$234,327

Interest expense, net:

Electronic document delivery services	$566	$424,886
Government accounting products and services	1,120,703	241,737
Electronic forms	6,499,070	-
Corporate	454,150	59,364
Total interest expense, net	$8,074,489	$725,987

Net income (loss):

Electronic document delivery services	$778,923	$(284,678)
Government accounting products and services	(1,161,493)	232,201
Electronic forms	(6,076,850)	-
Corporate	(1,685,508)	(715,436)
Total net loss	$(8,144,928)	$(767,913)

Identifiable assets:

Electronic document delivery services	$681,507
Government accounting products and services	3,504,089
Electronic forms	4,325,066
Corporate	213,585
Total identifiable assets	$8,724,247

Capital expenditures:

Electronic document delivery services	$13,575	$56,615
Government accounting products and services	9,584	34,095
Electronic forms	32,981	-
Corporate	-	-
Total capital expenditures	$56,140	$90,710

(1) Restated 2004 period results and balances for the Government accounting products and services segment are are reported as of and for the period from February 17, 2004 (date of acquisition of TBS) through December 31, 2004.

(2) 2005 period results and balances for the Electronic forms segment are reported as of and for the period from April 1, 2005 (effective date of acquisition of Resolutions) through December 31, 2005.

13.            Restatement of Previously Issued Financial Statements

During the year ended December 31, 2005, the Company determined that the manner in which it accounted for the variable conversion rate and an embedded put option of certain of its convertible notes payable (see Note 6) was not in accordance with SFAS No. 133.  The Company determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date.  In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date.  Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date.  If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge.  If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.  Accordingly, in connection with the restatement adjustments, the Company has appropriately reflected the non-operating, non-cash income or expense resulting from the changes in fair value. The Company had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

During the year ended December 31, 2005, the Company also determined that certain transactions involving the issuance of its common stock and warrants to employees in connection with the acquisitions of TBS and Resolutions were not recorded in accordance with SFAS 141. During 2004, the Company acquired TBS and issued 132,000 shares of its common stock valued at $13,200 and paid $62,800 in cash to an employee and recorded such as additional purchase price. In connection with the restatement adjustments, the Company has reflected the value of the amounts paid as compensation expense.  In addition, during 2005 the Company issued 142,606 shares of its common stock valued at $21,497, 550,000 warrants valued at $105,000 and $22,120 in cash in connection with acquisitions to employees and recorded such as additional purchase price. In connection with the restatement adjustments, the Company has reflected the value of the common stock and cash as compensation expense and will not record any expense related to the warrants as the Company accounts for its employee stock-based compensation under APB No. 25.

13.            Restatement of Previously Issued Financial Statements, continued

The following tables present a summary of the effects of the restatement adjustments on the Company's consolidated balance sheet at December 31, 2004 and the statements of operations and cash flows for the year ended December 31, 2004:

Consolidated balance sheet at December 31, 2004:

	As previously reported	Adjustments		As Restated

Goodwill	$ 2,127,306	(76,000)		$ 2,051,306

Warrant liability	$ -	(1,030,402)		$ (1,030,402)

Stockholders' equity (deficit)	$ 2,116,554)	62,465 323,810 153,810 376,700	(1) (2) (3) (4)	$ (3,033,339)

Consolidated statement of operations for the year ended December 31, 2004:

	As previously
	reported	Adjustments		As restated
	---------------	--------------		--------------
General and administrative	$1,990,744	$76,000	(4c)	$2,066,744

Change in fair value of
derivative liability	-	(241,336)	(4b)	(241,336)

Interest expense	(666,623)	(59,364)	(4a)	(725,987)

Net loss	(391,213)	(376,700)	(4c)	(767,913)

Loss per common share -
basic and diluted	$(0.01)	$(0.01)		$(0.02)

Consolidated statement of cash flows for the year ended December 31, 2004:

	As previously
	reported	Adjustments	As restated
	------------	-------------	--------------

Net cash provided by operating activities	$171,572	$(135,364)	$36,208

13.            Restatement of Previously Issued Financial Statements, continued.

(1) To record the reclassification of the derivative liability from additional paid-in capital to liability.

(2) To record the reclassification of the fair value of warrants issued with convertible notes from additional paid-in capital to derivative liability.

(3) To record the reclassification of the embedded put option from additional paid-in capital to derivative liability.

(4) To record the following additional expenses:

         4a)     Record additional amortization of debt discount related to recording the fair value of the warrants, as prescribed under EITF 00-19 of $59,364

         4b)     To record the expense related to the change in fair value of the derivative instruments of $241,336.

         4c)     To record the reclassification of $76,000 paid to an employee in connection with the acquisition of TBS which was allocated to the purchase price to compensation expense.

VillageEDOCS and subsidiaries
Consolidated Balance Sheet
(Unaudited)
September 30,
2006

ASSETS
Current assets:
Cash	$ 456,233
Accounts receivable, net of allowance for doubtful
accounts of $396,067	1,233,526
Inventories, net	198,784
Prepaid expenses and other current assets, net	165,939
Total current assets	2,054,482

Property and equipment, net	467,853
Other assets	63,470
Goodwill	8,971,483
Other intangibles, net	4,200,471
$ 15,757,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	738,546
Accrued expenses	2,619,646
Deferred revenue	1,227,446
Line of credit	840,000
Notes payable to related parties	60,000
Convertible notes payable and accrued interesst payable to
related parties, net of unamortized debt discount of $15,902	347,842
Total current liabilities	5,833,480

Commitments and contingencies

Stockholders' equity:
Series A Preferred stock, par value $0.001 per share:
Authorized, -- 48,000,000 shares
Issued and outstanding -- 11,000,000 shares	11,000
(liquidation preference of $550,000)
Common stock, no par value:
Authorized -- 400,000,000 shares
Issued and outstanding -- 146,868,127 shares	17,865,133
Additional paid-in capital	13,600,755
Accumulated deficit	(21,552,609)
Total stockholders' equity	9,924,279
$ 15,757,759

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
		2005		2005
	2006	(restated)	2006	(restated)
Net sales	$ 3,885,644	$ 2,620,854	$ 8,987,575	$ 6,308,354
Cost of sales	1,275,463	1,124,250	3,092,366	2,443,142
Gross profit	2,610,181	1,496,604	5,895,209	3,865,212
Operating expenses:
Product and technology
development	373,388	242,734	1,172,086	595,589
Sales and marketing	403,134	267,752	1,136,231	846,863
General and administrative	1,537,196	638,851	3,630,290	2,024,013
Depreciation and amortization	303,617	164,025	516,206	329,914
Total operating expenses	2,617,335	1,313,362	6,454,813	3,796,379
Income (loss) from operations	(7,154)	183,242	(559,604)	68,833

Other expense, net	1,772	-	(22,193)	-
Change in fair value of derivative liability	-	-	-	130,903
Interest expense, net of interest income	(35,547)	(849,667)	(85,214)	(8,017,991)
Loss before provision for
income taxes	(40,929)	(666,425)	(667,011)	(7,818,255)

Provision (benefit) for income taxes	(5,493)	44,854	(1,493)	49,054
Net loss	$ (35,436)	$ (711,279)	$ (665,518)	$ (7,867,309)

Basic and diluted loss available to
common stockholders per common
share	$ -	$ (0.01)	$ (0.01)	$ (0.10)

Weighted average shares outstanding -
Basic and diluted	146,868,127	94,345,283	127,182,192	78,276,650

See accompanying notes to consolidated financial statements.

VillageEDOCS and subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2006 and 2005
(Unaudited)
		2005
	2006	(restated)
Cash Flows from Operating Activities:
Net loss	$ (665,518)	$ (7,867,309)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	516,206	329,914
Provision for doubtful accounts receivable	53,927	67,000
Estimated fair value of stock options issued to employees
and non-employees for services rendered	360,668	7,500
Common stock issued to employees and non-employees
for services rendered	29,761	21,497
Interest expense in connection with inducement	-	434,572
Amortization of debt issue costs	-	39,000
Amortization of debt discount	11,007	7,410,730
Change in fair value of derivative liability	-	(130,903)
Accrued interest on convertible notes	4,335	91,870
Changes in operating assets and liabilities, net of
acquisition:
Accounts receivable	66,243	(575,669)
Inventories	(8,759)	(4,401)
Prepaid expenses and other current assets	(58,640)	49,832
Other assets	5,372	(26,052)
Accounts payable	(71,138)	2,592
Accrued expenses	(48,358)	298,738
Deferred revenue	(27,051)	102,433
Net cash provided by operating activities	168,055	251,344
Cash Flows from Investing Activities:
Purchases of property and equipment	(59,004)	(10,000)
Additions to capitalized software development costs	(12,788)	(69,047)
Cash acquired in acquisition of GSI, net of cash paid	234,535	-
Cash paid for acquisition of PFI	-	(378,189)
Costs incurred for purchase of GSI	(130,054)	-
Costs incurred for purchase of TBS	-	(69,620)
Net cash provided by (used in) investing activities	32,689	(526,856)
Cash Flows from Financing Activities:
Proceeds from notes payable to related parties	10,000	20,000
Proceeds from notes payable	-	715,000
Payments on capital lease obligations	-	(4,963)
Principal payments on notes payable	(216,562)	(3,455)
Principal payments on convertible notes to related parties	(200,000)	(200,000)
Payments on notes payable to related parties	(100,000)	(70,000)
Net cash (used in) provided by financing activities	(506,562)	456,582
Net change in cash	(305,818)	181,070

continued.
Cash, beginning of period	762,051	458,009
Cash, end of period	$ 456,233	$ 639,079
Supplemental disclosure of cash flow information -
Cash paid during the period for:
Interest	$ 69,534	$ 15,928
Income taxes	$ 4,000	$ 34,254

Supplemental Schedule of Noncash Investing
and Financing Activities:	2006	2005 (restated)

Issuance of common stock as acquisition cost	$ 254,100	$ 323,400
Issuance of notes payable in acquisition	$ -	$ 200,000
Issuance of common stock as finder's fees	$ -	$ 95,769
Issuance of preferred stock on conversion of debt	$ -	$ 800,000
Issuance of common stock on conversion of preferred stock	$ 2,500	$ -
Issuance of common stock for no consideration	$ -	$ 240
Issuance of common stock on conversion of debt
and accrued interest	$ -	$ 5,397,345
Estimated fair value of common stock issued in connection
with acquisition	$ 4,266,388	$ -
Estimated fair value of warrants issued in connection
with acquisition	$ -	$ 2,205,000
Estimated fair value of debt discount in in issuance of
convertible note payable	$ -	$ 1,142,935
Reclassification of warrant liability	$ -	$ 7,302,899
Accrual for patent license	$ 250,000	$ -

See accompanying notes to consolidated financial statements.

VillageEDOCS

Notes to Unaudited Consolidated Financial Statements - September 30, 2006 and 2005

1.          Management's Representation

The accompanying unaudited consolidated financial statements have been prepared by VillageEDOCS (the "Company") in accordance with accounting principles generally accepted in the United States of America for interim financial information. These principles are consistent in all material respects with those applied in the Company's financial statements contained in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2005, and pursuant to the instructions to Form 10-QSB and Item 310(b) of Regulation S-B promulgated by the Securities and Exchange Commission. Interim financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (all of which are of a normal recurring nature, including the elimination of intercompany accounts) necessary to present fairly the financial position, results of operations and cash flows of the Company for the periods indicated. Interim results of operations are not necessarily indicative of the results to be expected for the full year or any other interim periods. These unaudited consolidated financial statements should be read in conjunction with the financial statements and footnotes thereto contained in the Company's annual report on Form 10-KSB for the year ended December 31, 2005.

2.          Background, Organization and Basis of Presentation

VillageEDOCS was incorporated in 1995 in Delaware and reincorporated in California in 1997. The Company has historically operated an electronic document delivery service marketed to organizations throughout the United States and internationally.  On February 17, 2004, the Company acquired Tailored Business Systems, Inc. ("TBS").  TBS provides various programming, processing and printing services to governmental entities, including installing software, hardware, printing and mailing of property tax forms.  On June 16, 2004, the holders of a majority of the voting capital stock of the Company voted to approve a Plan of Restructuring that included the reorganization of the Company's electronic document delivery business into a wholly owned subsidiary of the Company.  In connection with the reorganization, the Company formed MessageVision, Inc. ("MVI") on October 25, 2004.  Effective April 1, 2005, the Company acquired Phoenix Forms, Inc. dba Resolutions ("PFI" or "Resolutions").  Resolutions provides products for document management, document archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, and electronic forms.  Effective May 1, 2006, the Company acquired GoSolutions, Inc. ("GSI").  GSI provides enhanced voice and data communications services including speech-driven messaging, unified communications, and audio conferencing applications. The unaudited consolidated financial statements include the accounts of the Company and those of MVI, TBS, Resolutions, and GSI, its wholly owned subsidiaries, since October 25, 2004, February 17, 2004, April 1, 2005, and May 1, 2006, respectively.   All significant inter-company transactions and balances have been eliminated in consolidation.

Restatement of Previously Issued Financial Statements

During the year ended December 31, 2005, the Company determined that the manner in which it accounted for the variable conversion rate and an embedded put option of certain of its convertible notes payable (see Note 6) was not in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities."  The Company determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date.  In addition, under the provisions of the Emerging Issue Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the convertible note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date.  Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date.  If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge.  If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.  Accordingly, in connection with the restatement adjustments, the Company has appropriately reflected the non-operating, non-cash income or expense resulting from the changes in fair value. The Company had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

During the year ended December 31, 2005, the Company also determined that certain transactions involving the issuance of its common stock, warrants, and cash to employees in connection with the acquisitions of TBS and Resolutions during 2005 and 2004 were not recorded in accordance with SFAS No. 141 "Business Combinations."

The following tables present a summary of the effects of the restatement adjustments on the Company's consolidated balance sheet at September 30, 2005 and the statements of operations for the three and nine months ended September 30, 2005.

Consolidated balance sheet at September 30, 2005:

	As Previously Reported	Restatement Adjustments		Restated Debit (Credit)
	Debit (Credit) Balance	Debit (Credit)		Balance

Goodwill	$5,111,749	$(85,240) (139,377)	(1) (2)	$4,887,132

Derivative Liability	$-	$130,903 (1,033,802) (6,400,000) 7,302,899	(3) (4) (6) (6)	$-

Convertible notes payable, net	$(535,432)	$(184,496) 189,617	(7) (8)	$(530,311)

Stockholders' Equity	$(6,048,996)	$536,390 248,431 59,364 85,240 (130,903) 184,496 105,000 800,000 (7,302,899) 5,600,000 34,377	(9) (10) (11) (1) (3) (7) (2) (5) (6) (5) (2)	$(5,829,500)

Consolidated statement of operations for the three months ended September 30, 2005:

	As Previously Reported	Restatement Adjustments		Restated
	Debit (Credit) Balance	Debit (Credit)		Debit (Credit) Balance

Interest	$822,980	$26,687	(11)	$849,667

Net loss	$684,592	$26,687	(13)	$711,279

Loss per common share - basic and diluted	$(0.01)	$-		$(0.01)

Consolidated statement of operations for the nine months ended September 30, 2005:

	As Previously Reported	Restatement Adjustments		Restated
	Debit (Credit) Balance	Debit (Credit)		Debit (Credit) Balance

Operating expenses	$3,749,362	$9,240 37,777	(1) (12)	$3,796,379

Change in fair value of derivative liability	$-	$(130,903)	(3)	$(130,903)

Interest expense	$2,233,495	$184,496 5,600,000	(7) (5)	$8,017,991

Net loss	$2,166,699	$5,700,610	(14)	$7,867,309

Loss per common share - basic and diluted	$(0.03)	$(0.07)		$(0.10)

1)     To record the reclassification of compensation paid to an employee in connection with the acquisition of TBS which was previously allocated to the purchase price to compensation expense.

2)     To record the reclassification of compensation paid to an employee in connection with the acquisition of Resolutions which was previously allocated to the purchase price to compensation expense and record employee stock-based compensation as additional paid-in capital.

3)     To record the change in fair value of the derivative liability during 2005.

4)     To record the estimated fair value of the derivative liability at December 31, 2004 and a $3,400 reconciling amount.

5)     To record the effect of EITF 00-19 on the estimated fair value of warrants issued with certain convertible notes.

6)     To record the reclassification of the derivative liability as a result of the modification of convertible notes payable to fix the variable conversion price.

7)     Record additional amortization of debt discount related to recording the fair value of the warrants, as prescribed under EITF 00-19.

8)     To record the additional debt discount based on the fair value of the warrants and embedded put option issued with certain convertible notes.

9)     To record the reclassification of the fair value of warrants issued with convertible notes from additional paid-in capital to derivative liability during prior periods.

10)  To record the change in fair value of the derivative liability through December 31, 2004 and a $3,400 reconciling amount.

11)  Record additional amortization of debt discount during the year ended December 31, 2004 related to recording the fair value of the warrants, as prescribed under EITF 00-19.

12)  To record the reclassification to compensation expense of compensation paid to an employee in connection with the acquisition of Resolutions which was previously allocated to the purchase price and a $3,400 reconciling amount.

13)  To record the net effects of the adjustments for the three months ended September 30, 2005.

14)  To record the net effects of the adjustments for the nine months ended September 30, 2005.

3.          Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses since inception.  The Company's losses are continuing and are expected to continue until such time as the Company is able to sufficiently expand its existing businesses or is able to consummate business combination transactions with other businesses whose profits are sufficient to offset any ongoing losses from operating the holding company that owns GSI, Resolutions, TBS and MVI.

The Company's success is dependent upon numerous items, certain of which are the successful growth of revenues from its products and services, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company's current and future cost structure, and its success in obtaining financing for equipment and operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations.  These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing.  The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.

The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability.  However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its working capital deficit, the Company may require additional financing. Sources of financing could include capital infusions, additional equity financing or debt offerings.  Although cash flows from operations have recently improved to a level sufficient to support operating expenses, should such cash flows decrease for any reason, management plans to obtain debt and equity financing from new and existing stockholders.    There can be no assurance that funding will be available on acceptable terms, if at all, or that such funds, if raised, would enable the Company to achieve or sustain profitable operations.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the classification of liabilities that might result from the outcome of these uncertainties.

4.           Summary of Significant Accounting Policies

Segments of an Enterprise and Related Information

The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires the Company to report information about segments of its business in annual financial statements and requires it to report selected segment information in its quarterly reports issued to stockholders. SFAS No. 131 also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company's five reportable segments are managed separately based on fundamental differences in their operations. At September 30, 2006, the Company operated in the following five reportable segments (see Note 10):

(a)  Electronic document delivery services,

(b)  Government accounting solutions,

(c)  Electronic forms,

(d)  Integrated communications, and

(e)  Corporate.

The Company evaluates performance and allocates resources based upon operating income. The accounting policies of the reportable segments are the same as those described in this summary of significant accounting policies.

Concentration of Credit Risk

The Company extends credit to its customers and performs ongoing credit evaluations of such customers.  The Company does not obtain collateral to secure its accounts receivable.  MVI and GSI generally require a valid credit card or ACH debit account to collateralize credit extended to non-corporate clients. The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.  At September 30, 2006, the Company has recorded an allowance for doubtful accounts of $396,067.

For the three and nine months ended September 30, 2006, independent representatives of one enterprise accounted for approximately 28% and 20% , respectively, of total revenues.  There were no such concentrations for the three and nine months ended September 30, 2005.

No single customer accounted for more than 10% of accounts receivable at September 30, 2006.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, the realizability of accounts receivable, inventories, recoverability of long-lived assets, valuation of stock options, warrants, derivative liabilities, and deferred tax assets.   Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.  Equipment under capital lease obligations is depreciated over the shorter of the estimated useful life or the term of the lease.  Major betterments and renewals are capitalized, while routine repairs and maintenance are charged to expense when incurred.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104.  As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or services have been performed, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

The Company has adopted Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as well as SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions."  The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence ("VSOE") of fair value. Software license revenue generated by TBS and Resolutions, allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established.  Maintenance and support revenue is recognized ratably over the maintenance term.  First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Services revenue is recognized as the service is performed assuming that sufficient evidence exists to estimate the fair value of the services.  Consulting and training services are billed based on contractual hourly rates and revenues are recognized as the services are performed. Consulting services primarily consist of implementation services related to the installation of the Company's products which do not require significant customization to or modification of the underlying software code.

Revenue from subscription agreements consists of fixed monthly fees and usage charges, generally based on per minute rates.  Subscription agreement revenue related to MVI and GSI usage service charges are billed monthly in arrears and the associated revenues are recognized in the month of service. Recurring charges for the GoSolo™ platform are billed in advance on a monthly basis and recorded as deferred revenues. The Company recognizes subscription agreement revenue ratably over the service period, which management believes approximates the actual provision of services. Professional service fee revenue consists of consulting fees charged to enterprise clients for GoSolo™ platform enhancements. The Company recognizes professional service fee revenue on a time and materials basis over the service period, which management believes approximates the actual provision of services.  Wholesale enhanced voicemail services consists of fees charged to telecommunications providers for use of the GoSolo™ platform to provide their customers with hosted electronic voicemail, billed monthly in arrears and the associated revenues are recognized in the month of service.

Significant management judgments and estimates must be made in connection with determination of the revenue to be recognized in any accounting period. If the Company made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Risks and Uncertainties

The Company operates in industries that are subject to intense competition, government regulation and rapid technological change.  The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an expanding business, including the potential risk of business failure.

Loss per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional common shares were dilutive.  All potentially dilutive shares, approximately 10,396,000 and 17,686,000 of potentially dilutive shares as of September 30, 2006 and 2005, respectively, have been excluded from diluted loss per share, as their effect would be anti-dilutive for the periods then ende

Software Development Costs

The Company capitalizes software development costs pursuant to SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," after technological feasibility of the software is established, which is generally the completion of a working prototype and ends upon general release of the product to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Capitalized costs consist of direct costs and allocated overhead associated with the development of the software products.  Amortization of software development costs commences when the product becomes available for general release to customers and is computed based on the straight-line method over the software's estimated economic life of approximately three years.  The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

Inventories

Inventories consist primarily of supplies, forms and envelopes and are stated at the lower of cost (using first-in, first-out method) or market.

Goodwill and Other Intangible Assets

Goodwill represents the excess of acquisition cost over the net assets acquired in a business combination and is not amortized in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed.  In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value.  Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether impairment has occurred.  Impairment is based on several factors including the Company's projection of future discounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would perform the second step of the goodwill impairment test in order to determine the amount of goodwill impairment, if any.

Identifiable intangibles acquired in connection with business acquisitions are recorded at their respective fair values (see Note 5).  Deferred income taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed.

The changes in the carrying amount of goodwill for the nine months ended September 30, 2006 are as follows (see Note 5):

Balance, December 31, 2005	$5,166,132
Goodwill acquired:
GSI	3,551,251
TBS	254,100
Balance, September 30, 2006	$8,971,483

Long-Lived Assets

In the event that facts and circumstances indicate that equipment or other long-lived assets may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future discounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment charge is necessary.  The amount of long-lived asset impairment, if any, is charged to operations in the period in which long-lived asset impairment is determined.  At September 30, 2006, management believes there is no impairment of its long-lived assets.  There can be no assurance, however, that market conditions will not change or demand for the Company's products or services will continue, which could result in impairment of long-lived assets in the future.

Stock-Based Compensation

At September 30, 2006, the Company had two stock-based compensation plans.

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment, ("SFAS 123(R)") which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of the Company's fiscal year 2006. The Company's consolidated financial statements as of and for the three and nine months ended September 30, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company's Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123). Under the intrinsic value method, stock-based compensation expense was recognized in the Company's consolidated statements of operations, other than for option grants to employees below the fair market value of the underlying stock at the date of grant.  No option-based employee compensation cost was recognized in the statements of operations for the three and nine months ended September 30, 2005, as all options granted under these plans had an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company's consolidated statements of operations for the three and nine months ended September 30, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). As stock-based compensation expense recognized in the consolidated statements of operations for the three and nine months ended September 30, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the nine months ended September 30, 2006, of approximately 21% was based on historical forfeiture experience. The estimated pricing term of option grants for the nine months of 2006 was five years. In the Company's pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

SFAS 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. Due to the Company's loss position, there were no such tax benefits during the three and nine months ended September 30, 2006. Prior to the adoption of SFAS 123(R) those benefits would have been reported as operating cash flows had the Company received any tax benefits related to stock option exercises.

Description of Plans

The Company's stock option plans provide for grants of options to employees and directors of the Company to purchase the Company's shares, as determined by management and the board of directors, at the fair value of such shares on the grant date. The options generally vest over a five-year period beginning on the grant date and have a seven-year term. As of September 30, 2006, the Company is authorized to issue up to 60,000,000 shares under these plans and has approximately 22,000,000 shares available for future issuances.

Summary of Assumptions and Activity

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model even thought the model was developed to estimate the fair value of freely tradeable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company's stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

	2006	2005
Stock options:
Expected term	5.0 years	5.3 years
Expected volatility	312%	209%
Risk-free interest rate	3.55%	3.80%
Expected dividends	--	--

The following table illustrates the effect on net loss and net loss per share for the three and nine months ended September 30, 2005 as if the Company had applied the fair value recognition provisions of SFAS 123 to options granted under the Company's stock option plans. For purposes of this pro forma disclosure, the fair value of the options is estimated using the Black Scholes option-pricing model and amortized on a straight-line basis to expense over the options' vesting period:

	Three Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2005
	(restated)	(restated)

Net loss - as reported	$(711,279)	$(7,867,309)
Add: Share-based employee compensation
expense included in net loss - as reported	-	-
Deduct: Share-based employee compensation
expense determined under fair value method,
net of related tax effects - pro forma	(294,000)	(400,000)
Net loss - pro forma	$(1,005,279)	$(8,267,309)

Basic and diluted loss available to common
stockholders per common share - as reported	$(0.01)	$(0.10)

Basic and diluted loss available to common
stockholders per common share - pro forma	$(0.01)	$(0.11)

A summary of option activity as of September 30, 2006 and changes during the nine months then ended, is presented below:

	September 30, 2006
		Weighted-Average
			Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term (Years)	Value
Options outstanding at January 1, 2006	27,184,670	$ 0.22
Options granted	11,920,000	$ 0.15
Options forfeited	(972,583)	$ 0.32
Options outstanding at September 30, 2006	38,132,087	$ 0.20	5.6	$42,000
Options vested or expected to vest	34,792,466	$ 0.22	5.5	$42,000
Options exercisable at September 30, 2006	22,229,132	$ 0.26	4.1	$42,000

The weighted average grant date fair value of options granted during the nine months ended September 30, 2006 was $0.15 per option.  Upon the exercise of options, the Company issues new shares from its authorized shares.

As of September 30, 2006, there was $921,167 of total unrecognized compensation cost related to employee and director stock option compensation arrangements. That cost is expected to be recognized on a straight-line basis over the next 5.5 weighted average years. The total fair value of shares vested during the nine months ended September 30, 2006 was $360,668, net of an estimated forfeiture rate of 21%.

As a result of adopting SFAS 123(R) on January 1, 2006, the Company's income before benefit for income taxes and net income for the three months ended September 30, 2006 was approximately $116,077 lower than if it had continued to account for share-based compensation under APB 25.  The Company's loss before benefit for income taxes and net loss for the six months ended September 30, 2006 was $360,668 higher than if it had continued to account for share-based compensation under APB 25. Basic and diluted net loss per ordinary share for the three and nine months ended September 30, 2006 was not affected by the adoption of SFAS 123(R).

The following table summarizes stock-based compensation expense related to stock options under SFAS 123(R) for the three and nine months ended September 30, 2006, which was allocated as follows:

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2006	2006

Stock-based compensation expense included in:
General and administrative	$ 116,077	$ 360,668

Beneficial Conversion Feature

The convertible features of certain convertible notes provide for a rate of conversion that is below market value (see Note 6). Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to EITF No. 98-5 "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27,"Application of EITF Issue No. 98-5 To Certain Convertible Instruments," the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments.

Advertising

The Company expenses all advertising costs as incurred.  Advertising costs were $78,229 and $77,017 for the nine months ended September 30, 2006 and 2005, respectively.

Product and Technology Development

Product and technology development expense includes personnel costs relating to developing the features, content and functionality of MVI's internet-enabled fax services and web site, TBS's government accounting software, Resolution's electronic form software, and GSI's communications services.  Product and technology development costs are expensed as incurred.

Warranty Costs

The Company provides a limited 90 day warranty on certain products sold. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. As of September 30, 2006, management of the Company determined that a warranty reserve was not necessary.  In addition, the charges to expense during the nine months ended September 30, 2006 and 2005 were insignificant.

Derivative Instruments

In connection with the issuance of certain convertible notes payable (see Note 6), the terms of the notes payable provided for a conversion of the notes into shares of the Company's common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

At September 30, 2006, the Company has no derivative liabilities since the related variable debt instruments were settled in full in fiscal 2005. At the settlement date, the remaining derivative liabilities with a value of $7,302,899 were reclassified to additional paid-in capital.

5.            Acquisitions and Intangible Assets

TBS

On February 17, 2004, the Company purchased 100% of the issued and outstanding capital stock of TBS from Stephen A. Garner and James L. Campbell.  On May 1, 2006 and pursuant to the TBS acquisition agreement, the Company issued 1,100,000 shares of common stock to each of Messrs. Garner and Campbell.  The shares were valued at $0.11 per share (the estimated fair value on the date that the shares were earned) and recorded as additional purchase price.

On June 29, 2006 and in connection with the acquisition of TBS, the Company issued 110,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.11 per share (the estimated fair value on the date that the shares were earned) and recorded as additional purchase price.

GSI

Effective May 1, 2006, VEDO Merger Sub, Inc., a wholly owned subsidiary of VillageEDOCS, acquired 100% of the outstanding common and preferred stock of GSI (the "Acquisition").

GSI is a Florida corporation formed in 2000 to acquire Go Solo Technologies, Inc., which has been operating continuously since 1999.  GSI is headquartered in St. Petersburg, Florida.

The terms of the Acquisition were the result of arms-length negotiations.  None of the GSI shareholders were previously affiliated with VillageEDOCS.

GSI is an emerging integrated communications provider offering Web‑based communication services that enables users to utilize naturally spoken voice commands and a telephone to gain access to a wide range of vital Internet and database‑driven information services as well as its proprietary unified messaging and enhanced services platform, GoSolo (TM). The GoSolo (TM) platform provides toll-free telephone service primarily to enterprises, their independent representatives and individual consumers in the United States, Canada and Spain.

The Company acquired GSI because it believes that the combined entities will be able to create a more complete suite of business products and services, more effectively sell and market its business product and service offerings, create a unified applications platform, increase the likelihood of accessing public capital markets and obtaining conventional financing from commercial banks, and respond more quickly and effectively to technological change, increased competition and market demands.

Effective May 1, 2006, VillageEDOCS issued 42,663,879 shares of its common stock, net of approximately 17,336,121 shares not issued in connection with two settlements (see below), with an estimated fair value of $4,266,388, to GSI's stockholders.  VillageEDOCS' common stock was valued at $0.10 per share, the fair value of VillageEDOCS' common stock on the date of the acquisition.

In connection with the Acquisition, VillageEDOCS and dissenting shareholders of GSI holding approximately 1,771,000 and 3,021,000 shares of GSI's common and preferred Series A stock, respectively, entered into settlement agreements (the "Settlement Agreements").  Pursuant to the Settlement Agreements, the dissenting shareholders agreed to waive all dissenters' rights regarding approval of the Acquisition.  In exchange for the waiver, VillageEDOCS agreed to pay cash in the amount of $965,000 in lieu of shares of its common stock.

The Acquisition has been accounted for using the purchase method of accounting.

VillageEDOCS funded the required payment under the Settlement Agreements with proceeds from GSI's cash balance of $965,000, $840,000 of which was provided by its $1,000,000 revolving line of credit with a financial institution (see Note 6).

In connection with the Acquisition, VillageEDOCS incurred approximately $130,000 in acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The acquisition price was comprised of the following:

Cash in accordance with settlement agreements	$965,000
Estimated fair value of VillageEDOCS' common stock	4,266,388
Legal, accounting, and other costs	130,054
$5,361,442

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of GSI as of May 1, 2006, the effective date of the Acquisition:

Cash	$1,199,535
Accounts receivable, net	332,457
Prepaid expenses and other current assets	68,912
Property and equipment, net	240,272
Other assets	34,895
Line of credit	(840,000)
Deferred revenue	(1,386,194)
Other liabilities	(949,686)
Net tangible liabilities assumed	(1,299,809)

Identifiable intangibles:
Customer relationships	2,200,000
Technology	490,000
Trade names and marks	420,000
Goodwill	3,551,251
$5,361,442

The unaudited pro forma combined historical results, as if GSI had been acquired as of the beginning of the periods presented are estimated as follows:

			Three Months	Nine Months
	Three Months	Nine Months	Ended	Ended
	Ended	Ended	September 30, 2005	September 30, 2005
	September 30, 2006	September 30, 2006	(restated)	(restated)
Net sales	$ 3,885,644	$ 11,154,642	$ 4,351,052	$ 11,625,334
Net loss	$ (35,436)	$ (956,645)	$ (532,846)	$ (7,284,600)
Weighted average common
shares outstanding:
basic	146,868,138	145,604,652	136,956,988	120,800,463
Income (loss) per share:
basic	$ -	$ (0.01)	$ -	$ (0.06)

The unaudited pro forma information has been prepared for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition actually been made at such date, nor is it necessarily indicative of future operating results.

Other Intangible Assets

Based on certain asserted claims of potential patent infringements from Catch Curve, Inc., a Delaware corporation ("Catch Curve"), the Company recorded an estimated expense of $325,000 at December 31, 2005 related to potential settlement costs of the claims.    On May 12, 2006, the Company entered into a Patent License Agreement (the "License Agreement") with Catch Curve.  Pursuant to the License Agreement, Catch Curve granted the Company a worldwide, non-exclusive, non-divisible, fully paid-up license to use certain patented technology in connection with any facsimile products or services made or sold by the Company or its subsidiaries.  The Company is obligated to make aggregate license payments of $600,000 over a period of up to thirty-two months beginning on May 12, 2006, at which time no further payments are required under the License Agreement.   The license payment amounts due in each of the years ended December 31, 2006, 2007, and 2008 are $240,000, $180,000, and $180,000, respectively. The License Agreement stipulates that $350,000 of the total license fee is attributable to sales of products and services prior to the date of the License Agreement.  The remainder of $250,000 is attributable to sales of products and services subsequent to the date of the License Agreement. Accordingly, on May 12, 2006, the Company recorded an additional $25,000 of expense and recorded an intangible asset in the amount of $250,000.  The intangible asset will be amortized over 58 months, the current remaining life of the patents covered by the License Agreement.  The Company has classified all amounts due pursuant to the License Agreement as a current liability based on expected repayment.

Other intangibles consist of the following as of September 30, 2006:

	Estimated Useful Life	Gross Carrying	Accumulated	Net Carrying
	(Years)	Amount	Amortization	Amount
Corporate:
License agreement	Five	$250,000	$(19,397)	$230,603

TBS:
Customer list	Ten	500,000	(131,250)	368,750
Trade name	Five	50,000	(26,250)	23,750
		550,000	(157,500)	392,500
Resolutions:
Customer relationships	Ten	570,000	(87,675)	482,325
Software development	Five	115,769	(30,952)	84,817
Trade name	Five	50,000	(14,999)	35,001
Covenant not to compete	Three	26,100	(10,875)	15,225
		761,869	(144,501)	617,368
GSI:
Customer relationships	Ten	2,200,000	(91,667)	2,108,333
Technology	Five	490,000	(40,833)	449,167
Trade names and marks	Ten	420,000	(17,500)	402,500
		3,110,000	(150,000)	2,960,000

Total other intangible assets		$4,671,869	$(471,398)	$4,200,471

Amortization of other intangible assets was $289,602 and $45,000 during the nine months ended September 30, 2006 and 2005, respectively.  Amortization of other intangible assets was $199,263 and $15,000 during the three months ended September 30, 2006 and 2005, respectively. During the nine months ended September 30, 2006, the Company capitalized $3,110,000 of other intangibles acquired in connection with the acquisition of GSI, $12,788 of other intangible assets related to software development costs, and $250,000 of other intangible assets in connection with a license agreement.

 6.           Debt

              Bank Lines of Credit

In connection with the acquisition of GSI, the Company has a $1,000,000 revolving line of credit (the "Line") with a financial institution and used the proceeds to fund a required payment of $840,000 pursuant to the Settlement Agreements with dissenting shareholders of GSI.  The Line matures on September 12, 2007.  Interest on outstanding borrowings is payable monthly at a rate of 8% per annum (rate as of September 30, 2006 and subject to adjustment).  The line is collateralized by the assets of GSI and guaranteed by four shareholders of the Company who were formerly shareholders of GSI.   As of September 30, 2006, no principal payments have been made against outstanding borrowings of $840,000.

Effective September 30, 2006, VillageEDOCS obtained a $500,000 revolving line of credit with a financial institution.  The line of credit is guaranteed by a shareholder of the Company.  Interest on outstanding borrowings is payable monthly at an annual rate of interest equal to LIBOR plus 2%.  As of September 30, 2006, the Company had not utilized this line of credit.

Effective November 28, 2005, TBS renewed a $100,000 revolving line of credit with a financial institution.  The line of credit is guaranteed by the assets of TBS.   Interest on outstanding borrowings is payable monthly at a variable annual rate equal to the financial institution's prime rate in effect.  As of September 30, 2006, the Company had not utilized this line of credit.

Alexander Riess and William Falcon

In connection with the acquisition of Resolutions, the Company issued promissory notes in the amount of $120,000 and $80,000 to Alexander Riess and William Falcon, respectively.  The notes bore interest at 5% per annum and were paid in full in February 2006.

Also in connection with the acquisition of Resolutions, Messrs. Riess and Falcon have loaned the Company $60,000 and $40,000, respectively, as of February 28, 2006.  As of September 30, 2006, the aggregate balance of these shareholder loans was $30,000.  Subject to the acquisition agreement, the Company is repaying the principal amount of the loans together with accrued interest at a rate of 7.5 percent per annum over a ten-month period that began on March 1, 2006.

At September 30, 2006, the aggregate balance of these related party notes (including the $30,000 in notes payable assumed in the acquisition of Resolutions) was $60,000.

Zant Trust

On September 1, 2001, GSI executed and delivered a note payable to a related party in the principal amount of $500,000, which matured in September 2006, as amended.  The note bore interest at 10% per annum, was secured by the assets of GSI, and was paid in full as of September 30, 2006.

C. Alan and Joan P. Williams

On February 17, 2004, the Company borrowed $1,700,000 from C. Alan and Joan P. Williams and issued a convertible promissory note, bearing interest at 10 percent per annum.  During 2005, all but $65,000 of the principal amount due pursuant to this note was converted into shares of the Company's common stock.   The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of a controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  Effective April 14, 2005, pursuant to an amendment to the note, the conversion price was fixed at $0.14 per share.  As an incentive for Mr. and Mrs. Williams to provide the loan, the Company issued them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.  In connection with the issuance of the note, the Company recorded a debt discount of $730,000, consisting of an embedded put option of $280,000 and the fair value of the warrant of $450,000, which were recorded as derivative liabilities upon note issuance and subsequently reclassified to additional paid-in capital (see Note 4).  The Company is amortizing the discount using the effective interest method through October 31, 2007.

At September 30, 2006, the amount owed by the Company to the Williams pursuant to the unpaid balance of the convertible promissory note payable was $65,000 in principal and $98,744 in unpaid interest.

James L. Campbell and Stephen A. Garner

In connection with the acquisition of TBS, the Company issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of $100,000, with the first installment paid in February 2005, the second installment paid in March 2006 and one additional installment due on February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of common stock for each $1.00 of principal and interest to be converted.

Convertible notes payable and accrued interest payable to related parties consists of the following at September 30, 2006:

Convertible note payable and accrued interest to Williams (net of debt discount of $15,902)	$147,842
Convertible notes payable to former TBS shareholders	200,000
$347,842

Barron Partners, LP

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP ("Barron") in the principal amount of $800,000 (the "Convertible Note") which was converted into 16,000,000 shares of the Company's Series A preferred stock on September 30, 2005.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined).  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

Interest Expense

Interest expense recognized on the Line and all the notes payable and convertible notes payable to related parties was $93,383 and $8,017,991 during the nine months ended September 30, 2006 and 2005, respectively.  During the 2006 period, interest charges incurred pursuant to convertible promissory notes, including embedded derivatives, decreased significantly as a result of the conversion to equity of approximately $5 million in debt during 2005.  Interest expense during the nine months ended September 30, 2005 included non-cash charges of $7,410,730 related to the amortization of debt discount, $434,572 related to an inducement for the conversion of convertible notes payable, and $39,000 related to amortization of debt issue costs.

7.           Stockholders' Equity

a.        Stock Options

During the three months ended September 30, 2006, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  200,000 shares at $0.16 per share and 75,000 shares at $0.15.  All options were issued above or at fair value on the dates of grant and vest on various dates from the date of grant through June 2011.

8.           Earnings (loss) per Share

              Basic and diluted loss per common share is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005 (restated)	2006	2005 (restated)
	===========	===========	============	============
Numerator for basic and diluted loss per common share:
Net earnings (loss) available to common stockholders	$(35,436)	$(711,279)	$(665,518)	$(7,867,309)
	===========	===========	============	============

Denominator for basic and diluted loss per common share:

Weighted average common shares outstanding	146,868,127	94,345,283	127,182,192	78,276,650

Net loss per common share available to common stockholders	$--	$(0.01)	$(0.01)	$(0.10)
	===========	===========	============	==============

9.           Commitments and Contingencies

Leases

The Company leases certain property and equipment under operating lease agreements (including two related party leases - see Note 11) which expire on various dates through 2009 and provide for monthly lease payments ranging from $28 to $12,653.

Litigation

The Company is, from time to time, involved in various legal and other proceedings that arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

Consulting and Employee Agreements

The Company has entered into a variety of consulting and employee agreements for services to be provided to the Company in the ordinary course of business.  These agreements call for minimum salary levels and/or option grants and/or common share issuances and various payments upon performance of services and/or termination of the agreements (except for cause).

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the States of California, Florida, and Georgia.  These indemnities include certain agreements with the Company's officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship.  In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities.  In connection with the Company's acquisition of TBS, the parties have agreed to indemnify each other from claims relating to the acquisition agreement to a maximum of $1,500,000 except in the event of fraud, willful misconduct, or breaches of certain representations and warranties contained in the agreement.  In connection with the Company's acquisitions of Resolutions and GSI, the parties have agreed to indemnify each other from claims relating to the acquisition agreement.  The duration of these indemnities and guarantees varies and, in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

10.           Segment Reporting

The Company's operations are classified into four principal reportable segments that provide different products or services.  Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.  The Company operates in the following five reportable segments:

(a)  Electronic document delivery services,
(b)  Government accounting solutions,
(c)  Electronic forms,
(d)  Integrated communications, and
(e)  Corporate.

The Company evaluates performance and allocates resources based upon operating income.  The accounting policies of the reportable segments are the same as those described in the summary of accounting policies.  Inter-segment sales are eliminated upon consolidation.

The following table summarizes segment asset and operating balances by reportable segment, has been prepared in accordance with the internal accounting policies, and may not be presented in accordance with generally accepted accounting principles:

		Quarter	Nine months	Nine months
	Quarter ended /	ended	ended /	ended	(1)
	As of	September 30,	As of	September 30,
	September 30,	2005	September 30,	2005
	2006	(restated)	2006	(restated)	(2)

Net revenue from external customers:

Electronic document delivery	$ 690,803	$ 777,684	$ 2,199,925	$ 2 ,360,798
Government accounting solutions	1,229,915	1,220,271	2,864,614	2,593,328
Electronic forms	660,357	622,899	1,622,390	1,354,228
Integrated communications	1,304,569	-	2,300,646	-
Corporate	-	-	-	-
Total net revenue from
external customers:	$ 3,885,644	$ 2,620,854	$ 8,987,575	$ 6,308,354

Operating income (loss):

Electronic document delivery	$ 94,280	$ 252,871	$ 577,278	$ 575,386
Government accounting solutions	188,385	116,428	18,679	(47,857)
Electronic forms	112,054	49,330	57,375	242,610
Integrated communications	(24,172)	-	121,358	-
Corporate	(377,701)	(235,387)	(1,334,294)	(701,306)
Total operating income (loss):	$ (7,154)	$ 183,242	$ (559,604)	$ 68,833

Depreciation and amortization

Electronic document delivery	$ 2,202	$ 5,637	$ 24,011	$ 25,234
Government accounting solutions	34,495	37,186	107,752	111,559
Electronic forms	46,926	121,202	104,699	193,121
Integrated communications	208,085	-	260,347	-
Corporate	11,909	-	19,397	-
Total depreciation and amortization:	$ 303,617	$ 164,025	$ 516,206	$ 329,914

Interest expense, net of interest income:

Electronic document delivery	$ (1,582)	$ 119	$ 34	$ 538
Government accounting solutions	-	-	-	933
Electronic forms	1,624	-	4,838	-
Integrated communications	2,178	-	4,356	-
Corporate	33,327	849,548	75,986	8,106,520
Total interest expense, net of interest income:	$ 35,547	$ 849,667	$ 85,214	$ 8,107,991
continued.

		Quarter	Nine months	Nine months
	Quarter ended /	ended	ended /	ended	(1)
	As of	September 30,	As of	September 30,
	September 30,	2005	September 30,	2005
	2006	(restated)	2006	(restated)	(2)
Net income (loss):

Electronic document delivery	$ 96,185	$ 252,160	$ 578,602	$ 574,181
Government accounting solutions	188,385	76,574	18,679	(88,644)
Electronic forms	110,429	44,197	52,536	237,477
Integrated communications	(19,408)	-	123,944	-
Corporate	(411,027)	(1,084,210)	(1,439,279)	(8,590,323)
Total net income (loss):	$ (35,436)	$ (711,279)	$ (665,518)	$ (7,867,309)

Identifiable assets:

Electronic document delivery	$ 684,161		$ 684,161
Government accounting solutions	3,602,836		3,602,836
Electronic forms	4,153,806		4,153,806
Integrated communications	6,983,821		6,983,821
Corporate	333,135		333,135
Total identifiable assets:	$ 15,757,759		$ 15,757,759

Capital expenditures:

Electronic document delivery	$ 16,877	$ 5,000	$ 39,314	$ 10,000
Government accounting solutions	10,838	-	10,838	-
Electronic forms	(3,356)	59,049	12,788	69,047
Integrated communications	8,852	-	8,852	-
Corporate	-	-	-	-
Total capital expenditures:	$ 33,211	$ 64,049	$ 71,792	$ 79,047

(1) 2005 period results and balances for the Electronic forms segment are reported as of and for the period from April 1, 2005 (date of acquisition) through September 30, 2005
(2) 2006 period results and balances for the Integrated communications segment are reported as of and for the period from May 1, 2006 (date of acquisition) through September 30, 2006

11.           Related Party Transactions

The Company has borrowed significantly from related parties, issued a significant number of options and warrants to related parties, and issued a significant number of shares of its common stock to related parties upon conversion of convertible promissory notes payable as described more fully in Notes 6 and 7.

TBS has a related party operating lease with Perimeter Center Partners for the rental of the land and building occupied by TBS.  The lease commenced on February 1, 2004 and has a term of five years, with monthly payments of $6,200.  The Company has executed a Guaranty with respect to the lease.  Perimeter Center Partners is owned by Stephen A. Garner and James L. Campbell, who are significant employees of the Company and the former owners of TBS.

GoSolutions leases the St. Petersburg office space pursuant to a noncancelable operating lease agreement expiring in April 30, 2011 at a cost of $12,653 per month.    The building in which the office space is located is owned by an entity in which a member of GoSolutions Equity LLC (a related party) owns an interest.

12.          Subsequent Event

On October 31, 2006, the Company issued an aggregate of 500,000 shares of its restricted common stock to a consultant in connection with a Placement Agency Agreement.  The 500,000 shares were valued at $0.09 per share (fair value on date of issuance) and the Company recorded $45,000 of consulting expense in accordance with the nature of the services provided.

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

With Independent Auditors' Report Thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2005 and 2004

Table of Contents

Independent Auditors' Report

To the Board of Directors and Stockholders

GoSolutions, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of GoSolutions, Inc. and subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GoSolutions, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                                                    CORBIN & COMPANY, LLP

Irvine, California

June 26, 2006

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2005

ASSETS
Current assets:
Cash	$20,829
Accounts receivable, less allowance for doubtful accounts
of approximately $314,000	332,915
Prepaid expenses and other current assets (Note 3)	146,794
Total current assets	500,538

Property and equipment, net (Note 2)	258,575
Restricted cash	11,153
Other assets (Note 4)	192,835

$963,101

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued liabilities (Note 5)	$1,551,120
Note payable - related parties (Note 6)	257,813
Deferred revenues	221,319
Total current liabilities	2,030,252

Series A convertible redeemable preferred stock, $0.001 par value;
authorized 15,000,000 shares; issued and outstanding 6,633,805
shares, liquidation value approximately $2,196,000	66,338
Series B convertible redeemable preferred stock, $0.001 par value;
authorized 1,020,000 shares; issued and outstanding 1,015,903 shares,
liquidation value approximately $10,000	10,159
Total liabilities	2,106,749

Commitments and contingencies (Note 7)

Stockholders' deficit:
Common stock, $0.001 par value; authorized 80,000,000 shares;
Issued and outstanding 5,140,872 shares	5,141
Additional paid-in capital	1,819,379
Accumulated deficit	(2,968,168)
Total stockholders' deficit	(1,143,648)

$963,101

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Years Ended December 31, 2005 and 2004

	2005	2004

Revenues:
Subscription agreements	$5,894,761	$7,090,665
Professional service fee	-	80,000
Wholesale enhanced voicemail services	1,101,773	1,514,210

Total revenues	6,996,534	8,684,875

Cost of revenues	2,072,343	2,992,113

Gross profit	4,924,191	5,692,762

Operating expenses:
Selling, general and administrative	1,280,496	1,541,137
Payroll and related	2,435,330	2,283,605
Depreciation and amortization	464,518	676,098

Total operating expenses	4,180,344	4,500,840

Income from operations	743,847	1,191,922

Other expense:
Interest expense	(76,997)	(259,312)
Other, net	(9,159)	(3,648)

Total other expense	(86,156)	(262,960)

Income before income taxes	657,691	928,962

Income taxes (Note 13)	37,170	7,660

Net income	$620,521	$921,302

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

For The Years Ended December 31, 2005 and 2004

	Common Stock		Additional
	Number of	Par	Paid-in	Accumulated
	Shares	Value	Capital	Deficit	Total
Balances as of January 1, 2004	5,105,432	$5,105	$1,819,060	$(4,509,991)	$(2,685,826)

Exercise of common stock warrants	35,440	36	319	-	355

Net income	-	-	-	921,302	921,302

Balances as of December 31, 2004	5,140,872	5,141	1,819,379	(3,588,689)	(1,764,169)

Net income	-	-	-	620,521	620,521

Balance as of December 31, 2005	5,140,872	$5,141	$1,819,379	$(2,968,168)	$(1,143,648)

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income	$620,521	$921,302
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	464,518	676,098
Provision for bad debts	2,296	309,449
Amortization or prepaid interest expense	-	105,337
Gain on asset disposition	-	(3,359)
Net changes in operating assets and liabilities:
Accounts receivable	(144,401)	(403,810)
Prepaid expenses and other current assets	(117,992)	(81,613)
Other assets	(8,631)	22,500
Restricted cash	(350)	(413)
Accounts payable and accrued liabilities	372,009	(193,777)
Deferred revenue	(34,723)	(37,442)

Net cash provided by operating activities	1,153,247	1,314,272

Cash flows used in investing activities:
Purchases of property and equipment	(230,832)	(257,243)

Cash flows from financing activities:
Proceeds from issuance of preferred Series A stock	60,423	-
Proceeds from issuance of preferred Series B stock	10,159	-
Proceeds from issuance of common stock	-	355
Proceeds from borrowings, excluding related party
borrowings	-	215,000
Payments on borrowings, excluding related party
borrowings	(360,000)	(505,000)
Payments on related party borrowings	(623,750)	(837,595)

Net cash used in financing activities	(913,168)	(1,127,240)

Net increase (decrease) in cash	9,247	(70,211)

Cash at beginning of year	11,582	81,793

Cash at end of year	$20,829	$11,582

Supplemental disclosure:
Interest paid	$104,172	$293,773
Income taxes paid	$37,170	$6,772

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies

(a)     Description of Business

GoSolutions, Inc. and subsidiaries ("GoSolutions" or the "Company") was incorporated in the State of Florida as Solo Acquisition, Inc. on November 3, 2000. On February 14, 2001, Solo Acquisition, Inc. changed its name to GoSolutions, Inc. The Company began operations on August 10, 2001. The Company has two wholly owned subsidiaries: Go Solo Technologies, Inc. ("GTSI") and GoSolutions Canada, Inc. GoSolutions, Inc. is the parent company and provides wholesale enhanced voicemail services to telecommunications providers in addition to providing management and other ancillary services to its subsidiaries. GTSI is an emerging integrated communications provider offering Web‑based communication services that enables users to utilize naturally spoken voice commands and a telephone to gain access to a wide range of vital Internet and database‑driven information services as well as its proprietary unified messaging and enhanced services platform, GoSolo (TM). The GoSolo(TM) platform provides 8XX telephone service primarily to enterprises, their independent representatives and individual consumers in the United States, Canada and Spain. GoSolutions Canada, Inc. was established to allow GTSI to collect revenues for customers desiring to effect payment through banking's automated clearing house ("ACH") in Canada and has no other significant operations.

(b)     Principles of Consolidation

The consolidated financial statements include the accounts of GoSolutions. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)     Restricted Cash

Certain of the Company's banking institutions require it to maintain cash on deposit to support merchant banking agreements. These deposits are classified as restricted cash on the consolidated balance sheet.

(d)     Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write‑off experience. Account balances are charged off against the allowance when the potential for recovery is considered remote. The Company does not have any off‑balance‑sheet credit exposure related to its customers.

(e)     Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of short‑term prepaid maintenance and support contracts, advances to and deposits with vendors and prepaid interest expense and loan commitment fees (see note 3).

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

(f)     Other Assets

Other assets consist primarily of prepaid software license fees and advances to and deposits with vendors, for which the expected period of utilization by the Company is greater than one year (see note 4).

(g)     Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Significant estimates made by management include, among others, the realizability of accounts receivable, recoverability of property and equipment and valuation of deferred tax assets.  Actual results could differ from these estimates.

(h)     Revenue Recognition

Revenue from subscription agreements consists of fixed monthly fees and usage charges, generally based on per minute rates. Subscription agreement revenue related to out bound usage service charges are billed monthly in arrears and the associated revenues are recognized in the month of service. Recurring charges for the GoSolo (TM) platform are billed in advance on a monthly basis and recorded as deferred revenues. The Company recognizes subscription agreement revenue ratably over the service period, which management believes approximates the actual provision of services. Professional service fee revenue consists of consulting fees charged to enterprise clients for GoSolo (TM) platform enhancements. The Company recognizes professional service fee revenue on a time and materials basis over the service period, which management believes approximates the actual provision of services.  Wholesale enhanced voicemail services consists of fees charged to telecommunications providers for use of the GoSolo (TM) platform to provide their customers with hosted electronic voicemail, billed monthly in arrears and the associated revenues are recognized in the month of service.

(i)      Advertising

Advertising and promotion costs are expensed as incurred and approximated $30,000 and $66,000 for the years ended December 31, 2005 and 2004, respectively.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

 (j)     Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, restricted cash and accounts receivable. The Company places its cash and restricted cash in financial institutions considered by management to be high quality. The Company maintains cash balances at financial institutions in excess of the $100,000 insured by the Federal Deposit Insurance Corporation ("FDIC"). As of December 31, 2005, the Company held cash balances of approximately $145,000 in excess of the FDIC insured amounts.  The Company has not experienced any losses in this account and believes it is not exposed to any significant credit risk on cash balances. During the normal course of business, the Company extends credit to customers. To minimize credit risk, the Company generally requires a valid credit card or ACH debit account to collateralize credit extended to non-corporate customers.

As of December 31, 2005, independent representatives of one enterprise accounted for approximately 10% of gross accounts receivable of the Company.  Additionally, for the years ended December 31, 2005 and 2004, the aforementioned independent representatives accounted for approximately 65% and 58%, respectively, of total revenues.

As of December 31, 2005, a telecommunications company and its independent representatives accounted for approximately 70% of gross accounts receivable of the Company.  Additionally, for the years ended December 31, 2005 and 2004, the aforementioned telecommunications company and its independent representatives accounted for approximately 18% and 29%, respectively, of total revenues.

(k)     Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which include cash, prepaid expenses, accounts receivable, restricted cash, accounts payable and accrued liabilities and deferred revenues, approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the line of credit and note payable approximates fair value.

(l)      Capitalized Application Costs

The Company expenses costs for the development of new applications and substantial enhancements to existing applications as incurred until technological feasibility is established, which is generally the completion of a working prototype. Once technological feasibility is established, further development costs are capitalized. Capitalization ceases when the product is available for general release to customers. To date, the Company has capitalized approximately $400,000 of costs relating to the GoSolo (TM) platform. This asset was fully amortized as of December 31, 2003.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

(m)    Property and Equipment

Property and equipment are stated at historical cost, net of accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Upon the sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is recognized in operations. Depreciation and amortization is provided on the straight‑line basis over the estimated useful lives of the related assets, as follows:

Years
Office equipment, furniture and fixtures	1-7
Telephone production equipment	2-5
Other	2

The Company applies Statement of Position 98‑1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98‑1"). SOP 98‑1 requires internal‑use software costs incurred in the preliminary project stage to be expensed as incurred. Once certain capitalization criteria have been met, SOP 98‑1 requires certain direct development costs associated with internal‑use software to be capitalized. These costs include external direct costs of materials and services and the costs of employees devoting time to the software project. As of December 31, 2005 all of the Company's internal‑use software costs have been expensed in accordance with SOP 98‑1.

(n)     Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reported amounts at each period‑end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

(o)     Long‑Lived Assets

Statement of Financial Accounting Standard ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long‑lived Assets provides a single accounting model for long‑lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company applies SFAS No. 144.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

In accordance with SFAS No. 144, long‑lived assets, such as property and equipment, and intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(p)     Accounting for Stock‑Based Compensation

The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the exercise price of the option granted. Compensation cost for stock options, if any, is recognized ratably over the vesting period. The Company's policy is to grant options with an exercise price equal to or greater than the fair value of the Company's stock on the grant date. Accordingly, no compensation cost has been recognized for the Company's stock option plan unless the option holder is not an employee of the Company.

The Company has adopted the disclosure‑only provisions of SFAS No. 123, Accounting for Stock‑Based Compensation. The estimated fair value of the options is assumed to be amortized to expense over the options' vesting periods. For the years ended December 31, 2005 and 2004, there would have been an immaterial change to net income had the Company applied the fair value recognition provisions of SFAS No. 123.

The Company accounts for equity instruments granted to nonemployees under SFAS No. 123, Emerging Issues Task Force ("EITF") Issue No. 96‑18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services and Financial Accounting Standards Board Interpretation ("FIN") No. 28, Accounting for Stock Appreciation Rights and other Variable Stock Option or Award Plans. The equity instruments are recorded at fair value under SFAS No. 123 and are measured and recognized in accordance with EITF No. 96‑18 and FIN No. 28.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

(q)     Segment Reporting

The Company operates in a single segment when applying the management approach defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information.

 (r)    Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.  SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-03 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003.  The Company adopted SFAS No. 150 on the aforementioned effective dates.  Accordingly, the Company has classified its Series "A" and "B" preferred stock as long-term liabilities, in accordance with the redemption features.

(s)     Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB No. 25. The Company will be required to apply Statement 123(R) in 2006. The Company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets - an amendment of APB Opinion No 29, Accounting for Nonmonetary Transactions. SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis. Instead, this statement provides that exchanges of non-monetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

(t)      Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

(2)     Property and Equipment

Property and equipment as of December 31, 2005 consisted of the following:

Office equipment, furniture and fixtures	$188,235
Telephony production equipment	2,949,590
Capitalized application costs	400,214
Other	21,829
3,559,868

Less accumulated depreciation and amortization	(3,301,293)

$258,575

Depreciation and amortization expense related to property and equipment amounted to approximately $373,000 and $605,000 for the years ended December 31, 2005 and 2004, respectively.

(3)     Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2005 consisted of the following:

Prepaid software license fees	$238,442
Deposits and vendor advances	72,620
Other	22,692
333,754

Less accumulated amortization	(186,960)

$146,794

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(3)     Prepaid Expenses and Other Current Assets, continued

Amortization expense related to the amortization of prepaid software license fees approximated $92,000 and $71,000 for the years ended December 31, 2005 and 2004, respectively.

Interest expense related to prepaid interest expense and loan commitment fees approximated $0 and $105,000 for the years ended December 31, 2005 and 2004, respectively.

(4)     Other Assets

Other assets as of December 31, 2005 consisted of the following:

Prepaid perpetual software port license fees	$330,932
Less accumulated amortization	(172,992)
157,940

Deposits and vendor advances	34,895

$192,835

For the years ended December 31, 2005 and 2004, the Company recognized no amortization expense related to prepaid perpetual software port license fees.  Amortization expense is recognized in operations when the software is installed.

(5)     Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities as of  December 31, 2005 consisted of the following:

Accounts payable	$336,327
Accrued interest to related parties	35,875
Accrued commissions	1,100,154
Other	78,764

$1,551,120

(6)        Long‑Term Debt and Line of Credit

(a)     Note Payable - Related Parties

Note payable to related parties as of December 31, 2005 is summarized as follows:

Secured note payable to an irrevocable trust ("Trust") bearing interest at 10% per annum, monthly interest only payments beginning February 2003, monthly principal and interest payments beginning March 2004, maturing September 2006, as amended	$257,813

Interest expense related to the aforementioned related party note payable approximated $33,000 and $45,000 for the years ended December 31, 2005 and 2004, respectively.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(6)        Long‑Term Debt and Line of Credit, continued

Additionally, during the years ended December 31, 2005 and 2004, the Company paid interest of approximately $40,000 and $81,000 related to notes payable to various other individuals and a limited liability corporation ("LLC"), which are also related parties.  These notes' principal and accrued interest balances were all paid in full as of December 31, 2005.

(b)     Line of Credit

Line of credit as of December 31, 2005 is summarized as follows:

Revolving credit note with a financial institution, $1.0 million maximum, bearing interest at prime (7.25% as of December 31, 2005), monthly interest only payments, principal and accrued interest due September 2006; secured by all assets of GoSolutions, Inc., guaranteed by certain members of the LLC	$-

 (7)    Commitments and Contingencies

(a)     Operating Lease

The Company has a noncancelable operating lease for the Company's corporate business facility that expires on March 31, 2006. Included in selling, general, and administrative expenses is rental expense relating to this operating lease of approximately $157,000 and $156,000 for the years ended December 31, 2005 and 2004, respectively.

During 2004, the Company entered into a noncancelable operating lease for the Company's call center business facility that expires on February 28, 2009.  Included in selling, general, and administrative expenses is rental expense relating to this operating lease of approximately $45,000 and $18,000 for the years ended December 31, 2005 and 2004, respectively.

During 2005, the Company entered into a noncancelable operating lease for the Company's new corporate business facility, commencing on May 1, 2006, expiring on April 30, 2011.  No rental expense relating to this operating lease was incurred during the years ended December 31, 2005 or 2004.  The building in which the new facility is located, is owned by an entity in which a member of the LLC, who is also individually a shareholder of the Company, owns an interest.

The Company has entered into various non-cancelable operating leases for equipment with aggregate monthly payments of $3,500 through 2006. Included in selling, general, and administrative expenses is rental expense relating to these and previously expired operating leases for equipment of approximately $41,000 and $44,000 the years ended December 31, 2005 and 2004, respectively.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(7)     Commitments and Contingencies, continued

Future minimum lease payments under these noncancelable operating leases, including the Company's new corporate business facility, as of December 31, 2005 are as follows:

Years Ending December 31,
2006	$193,000
2007	198,000
2008	207,000
2009	169,000
2010	168,000
Thereafter	43,000
$978,000

(b)     Legal

The Company is involved in certain legal actions and claims arising in the ordinary course of its business. It is the opinion of management (based on advice of legal counsel) that such litigation and claims will be resolved without material adverse effect on the Company's financial position, results of operations, or cash flows.

(c)         Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Florida.  In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities.  In connection with certain of its debt, stock purchase and other agreements, the Company has indemnified lenders, sellers, and various other parties for certain claims arising from the Company's breach of representations, warranties and other provisions contained in the agreements.  The duration of the guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

(8)     Stockholders' Equity

(a)     Capital Stock

On January 16, 2002, the Company filed Articles of Incorporation authorizing the issuance of up to 80,000,000 shares of common stock with a $0.001 par value and 20,000,000 shares of preferred stock with a $0.001 par value.

(8)     Stockholders' Equity, continued

(b)     Common Stock

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

The holder of each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board, subject to the prior rights of holders of all classes of stock outstanding. Holders of the Company's common stock (voting as a class) are entitled to elect two directors to the Board.

(c)     Convertible Redeemable Preferred Stock

The holder of each share of preferred stock series "A" (Series A) is entitled to one vote. Holders of Series A are also entitled to receive dividends whenever funds are legally available and when declared by the Board, subject to the prior rights of holders of all classes of stock outstanding. Prior to conversion to common stock, holders of the Company's Series A (voting as a class) are entitled to elect five directors to the Board.

Holders of preferred stock series "B" (Series B), nonvoting, are entitled to receive dividends whenever funds are legally available and when declared by the Board and before any dividends or distributions shall be made to holders of the common stock and the Series A, subject to the prior rights of holders of all classes of stock outstanding. Holders of the Company's Series B are not entitled to elect any directors to the Board.

Holders of both Series A and Series B have the option to convert their shares into shares of common stock at a one‑for‑one ratio. The conversion rate on a particular series of preferred stock is subject to adjustment in the event that any additional common stock, other than Excluded Stock (as defined herein) or other shares convertible into common stock, are issued for a per share price less than the particular series conversion price.

Excluded Stock means (a) shares of common stock issued upon conversion of Series A and or Series B at anytime outstanding; (b) shares of common stock issuable or issued upon the exercise of stock options pursuant to the Company's 2001 Incentive Stock Plan; and (c) shares of common stock granted to officers or directors as compensation, provided such grants are approved by the Board. All shares of Excluded Stock and which the Company has reserved for issuance shall be deemed to be outstanding shares of common stock for purpose of conversion computations.

The Series A and Series B preferred stock will automatically convert into shares of common stock, based on the conversion rate then in effect upon the closing of a firm underwritten public offering, covering the offering and sale of the Company's common stock at a public offering price (prior to underwriter commissions and discounts) at a per share price of at least $1.00 or gross proceeds at least which equal or exceed $25,000,000.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(8)     Stockholders' Equity, continued

The Company shall redeem outstanding shares of Series A and Series B held by the holder thereof in three annual installments commencing six years from the date of purchase (or exercise if obtained by exercise of warrants) by such holder (each redemption date hereinafter referred to as a "Redemption Date"). The shares of Series A and Series B to be redeemed on any Series A and Series B Redemption Date shall be redeemed by paying the holder thereof in cash an amount per share equal to the original purchase price per share (or exercise price if shares were obtained by exercise of warrants) plus an amount equal to declared but unpaid dividends thereon. Each surrendered certificate shall be canceled and all rights of the predecessor holder shall cease. If the funds of the Company legally available for redemption of shares of Series A and Series B on any Series A and Series B Redemption Date are insufficient to redeem the total number of shares of Series A and Series B to be redeemed on such Series A and Series B Redemption Date, such redemption shall take place as soon as legally permitted.

Both preferred stock issues are entitled to preferential rights to the Company's assets in the event of liquidation. Additionally, in the event of any liquidation, and after payment shall have been made to holders of Series B Preferred and subject to the prior rights of holders of all classes of stock outstanding, the holders of shares of Series A then outstanding shall be entitled to receive out of the assets of the Company legally available for distribution to its stockholders, an amount per share for the Series A equal to 16.55 times the conversion price applicable at that point in time; provided however, that (a) if the principal sum of $1,000,000 and all accrued interest on the secured loan to the Company made in the aggregate by the LLC (herein LLC Note), is repaid in full under the terms set forth in the LLC Note after September 1, 2003, but on or prior to December 31, 2003, the liquidation amount shall be equal to 24.83 times the conversion price applicable at that point in time; or (b) if the LLC Note is repaid after December 31, 2003 in accordance with its terms, or is not repaid at all, the liquidation amount shall be equal to 33.10 times the conversion price applicable at that point in time. As of December 31, 2005, the liquidation amount for Series A, including all exercisable Series A warrants, was equal to 33.10 times the conversion price or calculated to be approximately $3,310,000.  Additionally, as of December 31, 2005, the liquidation amount for Series B was equal to 1.00 times the conversion price or calculated to be approximately $10,000.

As of December 31, 2005, approximately 6,634,000 shares of Series A were issued and outstanding.   Warrants to purchase approximately 3,366,000 shares of Series A are exercisable as of December 31, 2005 (see Note 9).

As of December 31, 2005, approximately 1,016,000 shares of Series B were issued and outstanding.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(8)     Stockholders' Equity, continued

No stock warrants were granted during the years ended December 31 , 2005 or 2004.  During the year ended December 31, 2003, the Company capitalized approximately $75,000 in prepaid interest expense and loan commitment fees relating to the issuance of Series B warrants as consideration for personal guarantees on loan facilities. As disclosed in Note 3 herein, interest expense related to prepaid interest expense and loan commitment fees approximated $0 and $105,000 for the years ended December 31, 2005 and 2004, respectively.

No dividends were declared, on any class of capital stock, by the Board during the years ended December 31, 2005 and 2004.

(9)     Preferred Stock Series A Warrants

All Preferred Stock Series A Warrants ("Series A Warrants") have ten (10) year terms, fully vest and become exercisable immediately upon grant.

Series A warrant activity during the years ended December 31, 2005 and 2004 was as follows:

	Number of Shares	Weighted Average Exercise Price
Balance as of January 1, 2004	9,408,491	$0.01
Granted	-	-
Exercised	-	-
Canceled/Expired	-	-

Balance as of December 31, 2004	9,408,491	0.01
Granted	-	-
Exercised	(6,042,296)	0.01
Canceled/Expired	-	-

Balance as of December 31, 2005	3,366,195	$0.01
Exercisable as of December 31, 2004	9,408,491	$0.01
Exercisable as of December 31, 2005	3,366,195	$0.01

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(9)     Preferred Stock Series A Warrants, continued

The following summarizes information about Series A Warrants outstanding at December 31, 2005:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Number Exercisable
$0.01	3,366,195	6.05	3,366,195

(10)   Preferred Stock Series B Warrants

All Preferred Stock Series B Warrants ("Series B Warrants") have ten (10) year terms, fully vest and become exercisable immediately upon grant.

Series B warrant activity during the years ended December 31, 2005 and 2004 was as follows:

	Number of Shares	Weighted Average Exercise Price

Balance as of January 1, 2004	1,015,903	$0.01
Granted	-	-
Exercised	-	-
Canceled/Expired	-	-

Balance as of December 31, 2004	1,015,903	0.01
Granted	-	-
Exercised	(1,015,903)	0.01
Canceled/Expired	-	-

Balance as of December 31, 2005	-	$-
Exercisable as of December 31, 2004	1,015,903	$0.01
Exercisable as of December 31, 2005	-	$-

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

 (11)     Stock Option Plan

Stock options granted under the Company's 2001 Incentive Stock Plan (the "Plan") can be granted with an exercise price less than, equal to or greater than the estimated fair market value of the underlying shares, as valued by the Board, at the date of grant. Stock options granted under the Plan can have terms, vesting and exercisability of any period as determined by the Board but not more than ten years from the date of grant.  The Company has reserved approximately 5,000,000 shares of common stock to be issued in accordance with the Plan.

During 2004, the Board granted a certain member of the Board options to purchase up to approximately 25,000 shares of common stock at a weighted average exercise price of $0.21 per share, the estimated fair value per share of the underlying shares, as valued by the Company's Board, as part of the Plan. The Company recognized no compensation expense related to the grant of these options during the year ended December 31, 2004.

As of December 31, 2005, there were approximately 4,120,000 additional shares available for grant under the Plan. The per share weighted average fair value of stock options granted during the year ended December 31, 2004 was $0.19 on the date of grant using the Black Scholes option-pricing model.  No stock options were granted during the year ended December 31, 2005.  For the year ended December 31, 2004, the following assumptions were used when applying the Black Scholes option-pricing model: expected dividend yield 0.0%, risk‑free interest rate of 3.2%, volatility of 98% and the expected life was assumed to be ten years.

Stock option activity during the years ended December 31, 2005 and 2004 was as follows:

	Number of Shares	Weighted Average Exercise Price
Balance as of January 1, 2004	940,000	$0.04
Granted	25,000	0.21
Exercised	-	-
Canceled/Expired	(85,000)	0.21

Balance as of December 31, 2004	880,000	0.03
Granted	-	-
Exercised	-	-
Canceled/Expired	-	-

Balance as of December 31, 2005	880,000	$0.03
Exercisable as of December 31, 2004	854,325	$0.03
Exercisable as of December 31, 2005	880,000	$0.03

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(11)   Stock Option Plan, continued

The following summarizes information about common stock options outstanding at December 31, 2005:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Number Exercsiable
$0.01	800,000	6.25	800,000
0.21	80,000	7.34	80,000

	880,000		880,000

 (12)  Related Party Transactions

The Company enters into various transactions with the LLC and its members, which together with its members, owns an aggregate of approximately 6,042,000 and 1,016,000 shares of Series A and B, respectively.  In addition, certain members of the LLC are board members of the Company.

The Company uses legal services from an entity in which a member of the LLC, who is also individually a shareholder of the Company, owns an interest. The expense for these services was approximately $128,000 and $60,000 for the years ended December 31, 2005 and 2004, respectively.

The Trust owns approximately 1,090,000 shares of common stock and 3,021,000 Series A Warrants.  The sole beneficiary of the Trust provides customer referral services to the Company.  The expense for these services was approximately $1,000 and $2,000 for the years ended December 31, 2005 and 2004, respectively.

As disclosed in Note 7(a) herein, during 2005, the Company entered into a noncancelable operating lease for the Company's new corporate business facility.  The building in which this new facility will be located, is owned by an entity in which a member of the LLC, who is also individually a shareholder of the Company, owns an interest.

 (13)  Income Taxes

For the years ended December 31, 2005 and 2004, income tax expense attributable to income from operations consists of:

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

	2005
	Current	Deferred	Total
U.S. Federal	$-	$-	$-
State and local	37,170	-	37,170

	$37,170	$-	$37,170

	2004
	Current	Deferred	Total
U.S. Federal	$-	$-	$-
State and local	7,660	-	7,660

	$7,660	$-	$7,660

Federal income tax expense attributable to income was zero for the years ended December 31, 2005 and 2004, and differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pre-tax income from operations as a result of items not deductible for tax purposes as well as change in valuation allowance recorded against deferred tax amounts.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of  December 31, 2005 are presented below.

Deferred tax assets
Gross current:
Accounts and notes receivable principally due to allowance for
doubtful accounts	$119,269
Gross noncurrent:
Property and equipment principally due to depreciation and
amortization differences	696,499
Net operating loss carryforwards	4,939,975
Capital loss carryforwards	459,581
Accrued related party interest	13,632

Gross noncurrent deferred tax assets	6,109,687

Total gross deferred tax assets	6,228,956

Less valuation allowance	(6,228,956)

$-

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(13)   Income Taxes, continued

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $13.0 million prior to the expiration of the net operating loss carryforwards in 2023. Taxable income for the years ended December 31, 2005 and 2004 was approximately $631,000 and $386,000, respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management does not believe it is more likely than not that the Company will realize the benefits of these deductible differences.

As of December 31, 2005, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $13.0 million, which are available to offset future Federal taxable income, if any, through 2023. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50 percent over a three-year period. At December 31, 2005, the effect of such limitation, if imposed, has not been determined.

The Company has not recognized a deferred tax liability for the undistributed earnings of its foreign operations because the Company currently does not expect those unremitted earnings to reverse and become taxable to the Company in the foreseeable future. A deferred tax liability will be recognized when the Company is no longer able to demonstrate that it plans to permanently reinvest undistributed earnings. As of December 31, 2005, the undistributed earnings of these subsidiaries were approximately zero.

(14)   Subsequent Events

(a)           During January and February 2006, the holders of warrants to purchase approximately 3,366,000 shares of the Company's Series A stock exercised the aforementioned warrants for consideration of approximately $34,000.  As of February 28, 2006, no warrants to purchase the Company's Series A stock are outstanding.

(b)          During the period January to April 2006, the holders of options to purchase approximately 880,000 shares of the Company's common stock, granted under the Company's 2001 Incentive Stock Plan, exercised the aforementioned options for consideration of approximately $25,000.  As of April 30, 2006, no options to purchase the Company's common stock are outstanding.

(c)           In February 2006, the Company filed amended Articles of Incorporation authorizing the issuance of up to 1,020,000 shares of Series B stock with a $0.001 par value.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(14)   Subsequent Events, continued

(d)          In February 2006, the shareholders of all the issued and outstanding shares of Series B stock converted their Series B to common stock of the Company at a 1 to 1 ratio, approximately 1,016,000 shares.

 (e)          In May 2006, the Company entered into an agreement with the Trust to restructure the terms of the uncollateralized note payable to change the payment terms of the note. Under the new terms, no payments are due until March 2003, thereafter, monthly payments of interest only through February 2004.  Beginning March 2004, the Company shall remit: (i) monthly payments through September 2006 of interest accrued under the note through January 2003; and (ii) monthly principal payments of approximately $10,000 plus interest through May 2006.  Commencing June 2006, the Company shall remit monthly principal payments of approximately $54,000 plus interest through September 2006.  All remaining principal and interest balances due at maturity in September 2006. All other terms remained unchanged.

 (f)          On May 2, 2006, VEDO Merger Sub, Inc., a wholly owned subsidiary of VillageEDOCS, Inc. ("VEDO"), closed the acquisition ("Acquisition") of 100% of the outstanding common and preferred stock of the Company. The Acquisition was effective May 1, 2006.  The Company will continue as a wholly owned subsidiary of VEDO.  The Acquisition was accounted for as a purchase.

VEDO is obligated to issue approximately 44,179,000 shares of its common stock, net of approximately 15,821,000 shares repurchased in connection with the Settlement (see below), with an estimated fair value of $4,418,000, to the Company's stockholders.  VEDO's common stock was valued at $0.10 per share, the closing price of VEDO's common stock on April 27, 2006.

In connection with the Acquisition, VEDO and a dissenting shareholder of the Company ("Dissenter") holding approximately 1,090,000 and 3,021,000 shares of the Company's common and Series A stock, respectively, entered into a settlement agreement ("Settlement").  Pursuant to the Settlement, the Dissenter has agreed to waive all dissenters' rights regarding approval of the Acquisition ("Waiver").  In exchange for the Waiver, VEDO has agreed to repurchase the approximately 15,821,000 shares of common stock issuable to the Dissenter in the Acquisition for approximately $840,000.  Two additional shareholders of the Company, who would otherwise be entitled to approximately 1,549,000 shares of VEDO common shares in connection with the Acquisition ("Dissenters' Shares"), have exercised dissenters' rights.  The Company does not believe that the ultimate resolution of this dissenters' matter will have a material effect on the acquisition price, and has made no provision for additional cost associated with the settlement relating to the Dissenters' Shares, when calculating the acquisition price.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(14)   Subsequent Events, continued

The acquisition price was comprised of the following:

Cash in accordance with Settlement	$840,000
Estimated fair value of VEDO common stock	4,417,925
Legal, accounting and other costs	100,000
$5,357,925

The acquisition price was tentatively allocated as follows:

Cash	$1,199,535
Accounts receivable	332,457
Prepaid expenses and other current assets	68,912
Property and equipment	240,272
Other assets	34,895
Total liabilities	(3,275,888)

Net liabilities assumed	(1,399,817)

Goodwill	6,757,742

$5,357,925

The excess of the purchase price greater than tangible net liabilities assumed has been tentatively assigned to goodwill as of the date of the purchase. VEDO will complete an appraisal by a third party to determine the final acquisition price allocation.

Acquisition of GoSolutions, Inc. ("GSI")

On May 2, 2006, VEDO Merger Sub, Inc., a wholly owned subsidiary of VillageEDOCS ("VillageEDOCS"), closed the acquisition ("Acquisition") of 100% of the outstanding common and preferred stock of GSI. The Acquisition was effective May 1, 2006.  GSI will continue as a wholly owned subsidiary of VillageEDOCS.

VillageEDOCS is obligated to issue approximately 44,179,000 shares of its common stock, net of approximately 15,821,000 shares repurchased in connection with the Settlement (see below), with an estimated fair value of $4,418,000, to GSI's stockholders.  VillageEDOCS' common stock was valued at $0.10 per share, the closing price of VillageEDOCS' common stock on April 27, 2006.

In connection with the Acquisition, VillageEDOCS and a dissenting shareholder of GSI ("Dissenter") holding approximately 1,090,000 and 3,021,000 shares of GSI's common and preferred Series A stock, respectively, entered into a settlement agreement ("Settlement").  Pursuant to the Settlement, the Dissenter has agreed to waive all dissenters' rights regarding approval of the Acquisition ("Waiver").  In exchange for the Waiver, VillageEDOCS has agreed to repurchase the approximately 15,821,000 shares of common stock issueable to the Dissenter in the Acquisition for approximately $840,000.  Two additional shareholders of GSI, who would otherwise be entitled to approximately 1,549,000 shares of VillageEDOCS common shares in connection with the Acquisition ("Dissenters' Shares"), have exercised dissenters' rights regarding approval of the Acquisition.  GSI does not believe that the ultimate resolution of this dissenters' matter will have a material effect on the acquisition price, and has made no provision for additional cost associated with the settlement relating to the Dissenters' Shares, when calculating the acquisition price.

The Acquisition will be accounted for using the purchase method of accounting.

VillageEDOCS funded the required payment under the Settlement with proceeds from GSI's $1,000,000 revolving line of credit with a financial institution.

GSI is a Florida corporation formed in 2000 to acquire Go Solo Technologies, Inc., which has been operating continuously since 1999.  GSI is headquartered in Tampa, Florida.

The terms of the Acquisition were the result of arms-length negotiations.  None of the GSI shareholders were previously affiliated with VillageEDOCS.

GSI is an emerging integrated communications provider offering Web‑based communication services that enables users to utilize naturally spoken voice commands and a telephone to gain access to a wide range of vital Internet and database‑driven information services as well as its proprietary unified messaging and enhanced services platform, GoSolo (TM). The GoSolo (TM) platform provides 8XX telephone service primarily to enterprises, their independent representatives and individual consumers in the United States, Canada and Spain.

In connection with the acquisition of GSI, VillageEDOCS incurred $100,000 in acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The acquisition price was comprised of the following:

Cash in accordance with Settlement	$840,000
Estimated fair value of VillageEDOCS' common stock	4,417,925
Legal, accounting, and other costs	100,000
$5,357,925

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of GSI as of May 1, 2006, the effective date of the Acquisition:

Cash	$1,199,535
Accounts receivable, net	332,457
Prepaid expenses and other current assets	68,912
Property and equipment, net	240,272
Other assets	34,895
Total liabilities	(3,275,888)
Net liabilities assumed	(1,399,817)
Goodwill	6,757,742
$5,357,925

This allocation is preliminary and may be subject to change upon evaluation of the fair value of GSI's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  VillageEDOCS is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2006.

VillageEDOCS and Subsidiaries
Pro Forma Combined Balance Sheets
December 31, 2005
(Unaudited)

	VEDO	GSI
	December 31,	December 31,	Pro Forma		Pro Forma
	2005	2005	Adjustments		Combined
ASSETS
Current assets:
Cash	$762,051	$20,829	$840,000	(a)	$782,880
			(840,000)	(b)

Accounts receivable, net	1,021,239	332,915	-		1,354,154
Inventory	190,025	-	-		190,025
Other current assets	63,354	146,794	-		210,148
Total current assets	2,036,669	500,538	-		2,537,207

Property and equipment, net	370,214	258,575	-		628,789
Restricted cash	-	11,153	-		11,153
Other assets	33,947	192,835	-		226,782
Other intangibles, net	1,117,285	-	-		1,117,285
Goodwill	5,166,132	-	6,425,076	(c)	11,591,208
	$8,724,247	$963,101	$6,425,076		$16,112,424

	VEDO	GSI
	December 31,	December 31,	Pro Forma		Pro Forma
	2005	2005	Adjustments		Combined
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$308,689	$336,327	$100,000	(d)	$745,016
Accrued expenses	1,021,349	1,214,793	-		2,236,142
Line of credit - current portion	-	-	840,000	(a)	840,000
Deferred revenue	1,032,829	221,319	-		1,254,148
Notes payable to related parties- current portion	150,000	257,813	-		407,813
Convertible notes and accrued interest payable to
related parties - current portion	200,000	-	-		200,000
Total current liabilities	2,712,867	2,030,252	940,000		5,683,119

Deferred income tax	-	-	-		-
Notes payable, net of current portion	-	-	-		-
Convertible notes and accrued interest
payable to related parties, net of current portion	332,500	-	-		332,500
Series A convertible redeemable preferred stock		66,338	(66,338)	(e)	-
Series B convertible redeemable preferred stock		10,159	(10,159)	(e)	-
Total liabilities	3,045,367	2,106,749	863,503		6,015,619

Stockholders equity:
Preferred stock,$0.001 par value	13,500	-	-		13,500
Common stock, no par value	13,312,384	5,141	(5,141)	(e)	17,730,309
			4,417,925	(f)

Additional paid-in capital	13,240,087	1,819,379	(1,819,379)	(e)	13,240,087
Accumulated deficit	(20,887,091)	(2,968,168)	2,968,168	(e)	(20,887,091)
Total stockholders' deficit	5,678,880	(1,143,648)	5,561,573		10,096,805
	$8,724,247	$963,101	$6,425,076		$16,112,424

See notes to unaudited pro forma combined financial statements.

VillageEDOCS and Subsidiaries
Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2005
(Unaudited)

	VEDO	GSI
	For the Year Ended	For the Year Ended	Pro Forma		Pro Forma
	December 31, 2005	December 31, 2005	Adjustments		Combined
Net sales	$8,768,446	$6,996,534	$-		$15,764,980
Cost of sales	3,059,316	2,072,343	-		5,131,659
Gross profit	5,709,130	4,924,191	-		10,633,321
Operating expenses	5,583,944	4,180,344	-		9,764,288
Income from operations	125,186	743,847	-		869,033

Interest expense	(8,074,489)	(76,997)	(52,500)	(a)	(8,203,986)

Other expense, net	(151,571)	(9,159)	-		(160,730)
Income (loss) before provision for
income taxes	(8,100,874)	657,691	(52,500)		(7,495,683)

Provision for income taxes	44,054	37,170	-		81,224
Net income (loss)	$(8,144,928)	$620,521	$(52,500)		$(7,576,907)

Basic and diluted loss available to
common stockholders per common
share	$(0.10)				$(0.06)

Weighted average shares outstanding	82,728,108		44,179,246	(b)	126,907,354

See notes to unaudited pro forma combined financial statements.

VillageEDOCS

 NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheet gives effect to the acquisition of GSI as if the acquisition had occurred as of December 31, 2005.  The unaudited pro forma combined statement of operations assumes the acquisition took place as of January 1, 2005.

For purposes of the pro forma, GSI's financial results as of and for the year ended December 31, 2005 are combined with that of VillageEDOCS as of and for the year ended December 31, 2005.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of VillageEDOCS' results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with VillageEDOCS' historical financial statements and related notes.

Note 2 - Pro Forma Adjustments

The pro forma adjustments are based on VillageEDOCS' management's preliminary estimates of the value of the tangible and intangible assets acquired. A valuation of the net assets acquired in the acquisition will be conducted by a third-party appraisal firm. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Description of pro forma adjustments:

Pro Forma Adjustments to Combined Balance Sheet:

a)     Record $840,000 in proceeds from GSI's $1,000,000 revolving line of credit, required to pay the Settlement.

b)     Record $840,000 Settlement payment.

c)     To record goodwill.  The pro forma adjustments are based on VillageEDOCS' management's preliminary estimates of the value of the tangible and intangible assets acquired.  Management will conduct a valuation of the net assets acquired, with the assistance of a third-party appraisal firm.  As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

d)     Record acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

e)     Eliminate historical equity of GSI.

f)      Record issuance of VillageEDOCS common stock to GSI's shareholders as acquisition consideration.

Pro Forma Adjustments to Statement of Operations:

a)     Record interest expense for $840,000 in proceeds from GSI's $1,000,000 revolving line of credit required to pay the Settlement.

b)     Record issuance of shares issued in connection with the Acquisition of GSI.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

In accordance with Section 317 of the California General Corporations Law, our Articles of Incorporation eliminate the liability of each of our directors for monetary damages to the fullest extent permissible under California law.

Section 317 of the California General Corporations Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the law provides that this limitation on liability has no effect on a director's liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (f) under Section 310 of the law (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the law (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director's fiduciary duty to us or our shareholders.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be  governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the SEC registration fee, are estimates:

Description	Amount
Registration Fee	$1,976
*Accounting fees and expenses	* $5,000
Legal fees and expenses	$6,000
Transfer Agent fees and expenses	$1,500
*Printing	* $ 4,000
Miscellaneous fees and expenses	$1,000

Total	$19,476

_____________

* Estimated

The selling stockholders will not bear any expenses associated with the filing of the Registration Statement.

Item 26.  Recent Sales of Unregistered Securities

On November 20, 2006, we issued 22,500,000 shares of our Series A Preferred Stock to Barron Partners, LP in exchange for outstanding warrants.  Each share of Series A Preferred Stock is convertible into one share of our common stock.

On October 31, 2006 and in connection with a Placement Agency Agreement, the Company issued 500,000 shares of its restricted common stock to Stonegate Securities, Inc.  The shares were valued at $0.10 per share (the estimated fair value on the date of issuance)

On June 29, 2006 and in connection with the acquisition of TBS, the Company issued 66,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, as a finder's fee.  The shares were valued at $0.11 per share (the estimated fair value on the date that the shares were earned).

On June 29, 2006 and in connection with the acquisition of TBS, the Company issued 110,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.11 per share (the estimated fair value on the date that the shares were earned).

On June 29, 2006, the Company issued 160,722 shares of its restricted common stock to a non-affiliate independent contractor for project management services rendered.  The shares were valued at $0.14 per share (the estimated fair value on the date of issuance).

On May 1, 2006 and in connection with the acquisition of GSI, the Company issued 42,663,879 shares of its restricted common stock to approximately 33 shareholders of GSI.  The shares were valued at $0.10 per share (the estimated fair value on the date of acquisition).

On May 1, 2006 and in connection with the acquisition of TBS, the Company issued 1,100,000 shares of its restricted common stock to each of James L. Campbell and Stephen A. Garner, pursuant to the acquisition agreement.  The shares were valued at $0.11 per share (the estimated fair value on the date that the shares were earned).

On March 8, 2006, the Company accepted a notice from Barron Partners, LP of its intent to convert an additional 2,500,000 shares of the Company's Series A Preferred Stock into 2,500,000 shares of the Company's common stock.  The shares of common stock were issued on March 8, 2006.

During the nine months ended September 30, 2006, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows: 11,370,000 shares at $0.15 per share, 450,000 shares at $0.16 per share, and 100,000 shares at $0.18 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through March 2011.

On October 21, 2005, the Company accepted a notice from Barron Partners, LP of its intent to convert 2,500,000 shares of the Company's Series A Preferred Stock into 2,500,000 shares of the Company's common stock.  The shares of common stock were issued on October 24, 2005.

During 2005, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  4,250,000 shares at $0.16 per share, 3,906,000 shares at $0.18 per share, and 100,000 shares at $0.1875 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2010.

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP ("Barron") in the principal amount of $800,000 which is convertible into 16,000,000 shares of the Company's Preferred Stock.  The note does not bear interest and is due on September 30, 2005.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  Pursuant to the warrant agreement, the holder has the right to purchase preferred shares of the Company for a limited time, as defined.  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined).  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

On April 15, 2005 and in connection with the acquisition of Resolutions, the Company issued two promissory notes in the aggregate amount of $200,000.  The notes bear interest at 5 percent per annum and are due in no less than ten monthly installments, subject to certain terms and conditions, as defined.

On April 15, 2005 and in connection with the acquisition of Resolutions, the Company issued warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model) and will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

On April 15, 2005 and in connection with the acquisition of Resolutions, the Company agreed to issue warrants to purchase an aggregate of 200,000 and 350,000 shares of VillageEDOCS' common stock at $0.15 per share to K. Mason Conner and H. Jay Hill, respectively, as a finder's fee.  Messrs. Conner and Hill are directors and executive officers of the Company.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).  In addition, the Company agreed to issue 76,606 shares of restricted common stock to K. Mason Conner as a finder's fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).

On May 20, 2005, shareholders holding shares representing 74% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to a proposal to amend the Company's articles of incorporation to create and establish a series of preferred stock of the Company in connection with a private placement of the Company's $800,000 convertible promissory note. The amendment authorizes 48,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 ("Series A Preferred Stock").  Each share of Series A Preferred Stock shall be convertible into one share of common stock.  Series A Preferred Stock will be immediately convertible into common stock, however, the Company is prohibited from effecting any conversion of the Series A Preferred Stock, and the holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to such conversion, the holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion.  The foregoing restriction may be waived (a) upon sixty-one days prior notice from the holder to the Company and (b) shall not apply in the event of a sale of substantially all of the assets or securities of the Company, a merger involving the corporation or an underwritten public offering of the Company's common stock.  No dividends shall be payable with respect to the Series A Preferred Stock.  The Series A Preferred Stock shall have no voting right, except with respect to changes in the powers, preferences or rights of the Preferred Stock.   The liquidation preference of the Series A Preferred Stock is equal to $0.05 per share (the "Liquidation Value").  Upon liquidation of the Company, holders of Series A Preferred Shares will be paid the Liquidation Value prior to distribution of any amounts to holders of our common stock.

On May 20, 2005, shareholders holding shares representing 74% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to a proposal to amend the Company's articles of incorporation to increase the number of authorized shares of the Company's common stock from 175,000,000 to 250,000,000, no stated par value per share.

On September 30, 2005, the Company accepted a notice from Barron Partners LP of its intent to convert the entire amount of an $800,000 convertible promissory note to 16,000,000 shares of the Company's Series A Preferred Stock at $0.05 per share.  The shares were issued on September 30, 2005.

On June 3, 2005, a holder (the "Note Holder") of $779,736 in convertible secured promissory notes payable and accrued interest thereon exercised the right to convert the entire amount of outstanding principal and interest on his notes to 7,797,361 shares of VillageEDOCS' restricted common stock at a price of $0.10 per share.  On June 3, 2005, the Company and the Note Holder executed an agreement to amend the terms of the notes to extend the due date of the notes to October 31, 2007 and to establish a variable conversion price if the notes were not converted to common stock within 30 days of the date of the amendment.  The Note Holder provided written notification to the Company of his intent to convert immediately upon the execution of the amendment.  These shares were issued on June 30, 2005.

On June 30, 2005, the Company accepted notices from a group of 18 holders of an aggregate of $715,000 in convertible secured promissory notes payable (the "Note Holders") of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 7,150,000 shares of VillageEDOCS' restricted common stock at $0.10 per share.   The shares were issued on June 30, 2005.  The Note Holders had previously purchased their notes from C. Alan and Joan P. Williams during June 2005.  The Company and the Note Holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.

On June 30, 2005 and in connection with the amendment and subsequent conversion of the notes, the Company issued an aggregate of 500,010 shares of its restricted common stock to 5 individuals as finder's fees.  The 500,010 shares were valued at $0.15 per share (fair value on date of issuance) and recorded against additional paid in capital in accordance with the nature of the services provided.

On September 30, 2005, the Company accepted notices from a group of 7 holders of an aggregate of $220,000 in convertible secured promissory notes payable (the "Note Holders") of their intent to convert the entire amount of outstanding principal on their notes to an aggregate of 2,200,000 shares of VillageEDOCS' restricted common stock at $0.10 per share.   The shares were issued on September 30, 2005.  The Note Holders had previously purchased their notes from C. Alan and Joan P. Williams during August and September 2005.  The Company and the Note Holders subsequently executed agreements to amend the terms of the notes to reduce the conversion price to $0.10 per share from $0.14 per share subject to the notes being converted to common stock within 30 days of the date of the amendment.

On September 30, 2005 and in connection with the amendment and subsequent conversion of the notes, the Company issued an aggregate of 148,336 shares of its restricted common stock to five individuals as finder's fees.  The 148,336 shares were valued at $0.14 per share (fair value on date of issuance) and recorded against additional paid in capital in accordance with the nature of the services provided.

Pursuant to the terms of the original notes held by the Williams, the shares of common stock underlying the notes were subject to piggyback registration rights.  The registration right was transferred to the Note Holders along with the conversion right when they purchased the notes from the Williams.

Between January 1 and September 30, 2005, the Company granted to its employees options to purchase 3,890,000 shares of its common stock under the 2002 Plan at $0.18 per share.  All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through September 2010.

On April 13, 2005, the Company issued a convertible note payable to Barron Partners, LP ("Barron") in the principal amount of $800,000 which is convertible into 16,000,000 shares of the Company's Preferred Stock.  The note does not bear interest and is due on September 30, 2005.

In connection with the Convertible Note, the Company issued Barron a warrant ("Warrant A") to purchase up to 32,000,000 shares of its common stock at $0.10 per share (subject to adjustment, as defined).  Pursuant to the warrant agreement, the holder has the right to purchase preferred shares of the Company for a limited time, as defined.  In addition, the Company issued Barron a warrant ("Warrant B") to purchase up to 8,000,000 shares of its common stock at $0.25 per share (subject to adjustment, as defined).  Warrants A and B vested upon grant and are exercisable through April 2010.  The warrants contain certain cashless exercise and anti-dilution provisions, as defined.

On February 17, 2004, the Company issued 2,200,000 shares of restricted common stock to each of Stephen A. Garner and James L. Campbell in partial payment of the total purchase price for 100% of the common stock of TBS. All 4,400,000 shares were valued at $0.10 per share, the fair market value of the Company's common stock on the date of acquisition.

On February 17, 2004 and in connection with the acquisition of TBS, the Company agreed to issue 132,000 shares of its restricted common stock to H. Jay Hill, who is an officer and director of the Company, pursuant to Mr. Hill's employment agreement.  The shares were valued at $0.10 per share, the fair market value on the date of the acquisition.  The shares were issued on March 11, 2004.

On February 17, 2004 and in connection with the acquisition of TBS, the Company agreed to issue 220,000 shares of its restricted common stock to a non-affiliate pursuant to a finder's fee agreement.  The shares were valued at $0.10 per share, the fair market value on the date of the acquisition.  The shares were issued on March 11, 2004.

On March 11, 2004, the Company issued 24,019 shares of restricted common stock for $240 in cash in connection with the exercise of a warrant.

On December 29, 2004, the Company issued 125,000 shares of restricted common stock at $0.13 per share (fair value on date of issuance) in connection with an employment agreement.

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

During the year ended December 31, 2004, the Company borrowed $345,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum (the "Notes").   The Notes are secured by a security interest in all of the Company's assets.  The notes and accrued interest are due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at a conversion price equal to the lower of $0.07 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. or Mrs. Williams delivers written notice of his or her conversion election to the Company.

On February 17, 2004, the Company issued a $1,700,000 secured convertible promissory note for cash.  The note was issued to a related party, C. Alan and Joan P. Williams, and bears interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note are convertible into shares of the Company's common stock at a conversion price equal to eighty five percent of average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an inducement for Mr. and Mrs. Williams to provide the loan, the Company agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share until February 17, 2009.

On January 28, 2003, the Company entered into an agreement with a non-related party pursuant to which the party agreed to accept 109,091 shares of the Company's common stock as payment in full for $24,000 in consulting fees owed to the party by the Company for product and service marketing consulting services.  The shares were issued on February 11, 2003.

On February 11, 2003, the Company issued 510,124 shares of restricted common stock to consultants and employees in consideration for services valued at $71,417, and 320,000 shares to the Company's founder, who is a less than ten percent shareholder, in consideration for marketing communications services valued at $44,800, or $0.14 per share (fair market value on the date of issuance).

On December 9, 2003, the Company issued 214,823 shares of restricted common stock to a consultant in consideration for services valued at $26,916 (fair market value on the date of issuance).

Options to purchase 3,710,000 shares of the Company's common stock under the 2002 Plan at per share prices ranging from $0.10 to $0.1875 (above or at the fair market value on the dates of grant) were issued to employees during the year ended December 31, 2003, vesting on various dates from the date of grant through December 2008.

Options to purchase 833,030 shares of the Company's common stock under the 2002 Plan at $0.1875 per share (above or at the fair market value on the dates of grant) that were issued in 2002 were modified as to vesting and expiration date during 2003 in connection with the retirement of employees.

Options to purchase 50,000 shares at $0.10 (the fair market value on the date of grant) were granted to a non-employee consultant during the year ended December 31, 2003.  These options vested on February 28, 2004.

All offers and sales of our securities described above were made pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 27.  Exhibits

The following exhibits are included as part of this Form SB-2.

See Exhibit Index

Item 28.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)            Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)          Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial  bona fide  offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness.  Provided however , that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it met all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Tustin, California on December 7, 2006.

VILLAGEEDOCS

By: /s/K. Mason Conner
K. Mason Conner
Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                    SIGNATURE                                                                            TITLE                                                DATE

/s/ K. Mason Conner__________                                           Director, Chief Executive Officer                     December 7, 2006
K. Mason Conner

/s/ Michael A. Richard________                                           Chief Financial Officer,
Michael A. Richard                                                                Principal Accounting Officer                             December 7, 2006

/s/ J. Thomas Zender _________                                           Director, Chairman of the Board                        December 7, 2006
J. Thomas Zender

/s/ Jerry T. Kendall___________                                          Director, President and
Jerry T. Kendall                                                                     Chief Operating Officer                                      December 7, 2006

/s/ Ricardo A. Salas__________                                           Director                                                              December 7, 2006
Ricardo A. Salas

/s/ H. Jay Hill_______________                                           Director, Executive Vice President                    December 7, 2006
H. Jay Hill

EXHIBIT INDEX

2.2	Plan of Internal Restructuring previously filed as Exhibit B to the Company's Schedule 14C Information Statement filed on July 23, 2004 and incorporated herein by reference. **
2.3

Stock Purchase Agreement dated as of April 1, 2005 and executed April 15, 2005 by and among VillageEDOCS Acquisition Corp, Phoenix Forms, Inc., and Its Shareholders.  Previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

2.4

Merger Agreement, dated as of February 17, 2006, by and among VillageEDOCS, VEDO Merger Sub, Inc., GoSolutions, Inc. and certain stockholders of GoSolutions.  Previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on February 21, 2006. **

2.5	Articles of Merger and Plan of Merger. Previously filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed on May 4, 2006. **
3.1	Articles of Incorporation, as amended. Previously filed with the Company's Form 10-SB filed on August 29, 2000. **
3.2	By-laws. Previously filed with the Company's Form 10-SB filed on August 29, 2000. **
3.3	Article of Amendment to Articles of Incorporation to increase authorized number of common shares. Previously filed with the Company's 14C Information Statement filed on July 23, 2004. **
3.4

Article of Amendment to Articles of Incorporation to increase authorized number of common shares and to create a class of preferred stock.  Previously filed with the Company's 14C Information Statement filed on June 7, 2005. **

3.5

Form of Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.  Previously filed as Exhibit 4.8 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

3.6	Certificate of Amendment of Articles of Incorporation to increase authorized number of common shares. Previously filed with the Company's Current Report on Form 8-K filed on January 20, 2006. **

4.1

Letter Agreement dated July 30, 2002 by and between the Company, C. Alan Williams, and Joan P. Williams previously filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2002 and incorporated herein by reference.  **

4.2

Promissory Note Modification Agreement dated July 15, 2002 by and between the Registrant and James W. Townsend previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 2, 2002 and incorporated herein by reference. **

4.3

Form of Unsecured Convertible Promissory Note. Previously filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference. **

4.4

Form of Convertible Secured Promissory Note. Previously filed as Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference. **

4.5

2002 Equity Incentive Plan dated as of January 30, 2002.  Previously filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference. **

4.6

Form of Stock Option Agreement.  Previously filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference. **

4.7

Promissory Note Modification Agreement dated May 9, 2002 by and among the Company, Joan P. Williams and C. Alan Williams.  Previously filed as Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference. **

4.8

Security Agreement dated May 9, 2002 by and among the Company, Joan P. Williams and C. Alan Williams.  Previously filed as Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference. **

4.9

Promissory Note to Stephen A. Garner dated February 17, 2004 previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.10

Promissory Note to James L. Campbell dated February 17, 2004 previously filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.11

Guaranty by Tailored Business Systems, Inc. to Stephen A. Garner dated February 17, 2004 previously filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.12

Guaranty by Tailored Business Systems, Inc. to James L. Campbell dated February 17, 2004 previously filed as Exhibit 4.4 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.13

Form of Security Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and Stephen A. Garner previously filed as Exhibit 4.5 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.14

Form of Security Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and James L. Campbell previously filed as Exhibit 4.6 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.15

Registration Rights Agreement dated February 17, 2004 by and between VillageEDOCS and Stephen A. Garner previously filed as Exhibit 4.7 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.16

Registration Rights Agreement dated February 17, 2004 by and between VillageEDOCS and James L. Campbell previously filed as Exhibit 4.8 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.17

Form of Stock Pledge Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and Stephen A. Garner previously filed as Exhibit 4.9 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.18

Form of Stock Pledge Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and James L. Campbell previously filed as Exhibit 4.10 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

4.19

Notice of Intent to Exercise Conversion Right dated February 10, 2005 by Joan P. Williams and C. Alan Williams.  Previously filed as Exhibit 4.5 to the Company's Current Report on Form 8-K filed on February 14, 2005. **

4.20	Promissory Note to Alexander Riess dated April 15, 2005. Previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on April 19, 2005. **
4.21	Promissory Note to William R. Falcon dated April 15, 2005. Previously filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

4.22	Common Stock Purchase Warrant to Alexander Riess dated as of April 1, 2005. Previously filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on April 19, 2005. **
4.23	Common Stock Purchase Warrant to William R. Falcon dated as of April 1, 2005. Previously filed as Exhibit 4.4 to the Company's Current Report on Form 8-K filed on April 19, 2005. **
4.24	Note Purchase Agreement dated April 13, 2005 by and between VillageEDOCS and Barron Partners LP. Previously filed as Exhibit 4.5 to the Company's Current Report on Form 8-K filed on April 19, 2005. **
4.25	Convertible Note to Barron Partners LP dated April 13, 2005. Previously filed as Exhibit 4.6 to the Company's Current Report on Form 8-K filed on April 19, 2005. **
4.26

Registration Rights Agreement dated April 13, 2005 by and between VillageEDOCS and Barron Partners LP.  Previously filed as Exhibit 4.7 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

4.27

Form of Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.  Previously filed as Exhibit 4.8 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

4.28	Stock Purchase Warrant "A" dated April 13, 2005 to Barron Partners LP. Previously filed as Exhibit 4.9 to the Company's Current Report on Form 8-K filed on April 19, 2005. **
4.29	Stock Purchase Warrant "B" dated April 13, 2005 to Barron Partners LP. Previously filed as Exhibit 4.10 to the Company's Current Report on Form 8-K filed on April 19, 2005. **
4.30	Form of Note Assignment. Previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 6, 2005. **
4.31	Form of Promissory Note Modification Agreement. Previously filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on July 6, 2005. **
4.32	Form of Notice of Intent to Exercise Conversion Right. Previously filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on July 6, 2005. **
4.33	Notice of conversion by Barron Partners LP dated September 30, 2005. Previously filed as Exhibit 4.6 to the Company's Current Report on Form 8-K filed on October 5, 2005. **
4.34

Form of Convertible Secured Promissory Note by and among C. Alan Williams, Joan P. Williams, and the Company previously filed as Exhibit 4.19 to the Company's Annual Report on Form 10-KSB filed on April 14, 2006 and incorporated herein by reference. **

4.35

Convertible Secured Promissory Note dated February 16, 2004 by and among C. Alan Williams, Joan P. Williams, and the Company previously filed as Exhibit 4.20 to the Company's Annual Report on Form 10-KSB filed on April 14, 2006 and incorporated herein by reference. **

4.36

Notice of conversion by Barron Partners LP dated October 21, 2005.  Previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 24, 2005 and incorporated herein by reference. **

4.37

Notice of conversion by Barron Partners LP dated March 8, 2006.  Previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 9, 2006 and incorporated herein by reference. **

4.38

Registration Rights Agreement dated as of April 28, 2006 by and among VillageEDOCS and the principal stockholders of GoSolutions, Inc.  Previously filed as Exhibit 99.5 to the Company's Current Report on Form 8-K filed on May 4, 2006. **

4.39

Principal VEDO Stockholders Voting Agreement dated as of April 28, 2006 by and among Barron Partners, LP, C. Alan Williams, Joan P. Williams and GoSolutions, Inc.  Previously filed as Exhibit 99.6 to the Company's Current Report on Form 8-K filed on May 4, 2006. **

4.40

Indemnity/Contribution Agreement effective April 30, 2006, by and among VillageEDOCS, GoSolutions Equity, LLC (the "LLC"), and the principals of the LLC identified on the signature page thereto.  Previously filed as Exhibit 99.7 to the Company's Current Report on Form 8-K filed on May 4, 2006. **

4.41

Settlement and Release Agreement dated as of April 28, 2006 by and among VillageEDOCS, GoSolutions, Inc., The Zant Group Trust and Louis J. Zant.  Previously filed as Exhibit 99.9 to the Company's Current Report on Form 8-K filed on May 4, 2006. **

4.42

Second Extension Agreement dated as of April 28, 2006 by and between The Zant Group Trust and GoSolutions, Inc.  Previously filed as Exhibit 99.9 to the Company's Current Report on Form 8-K filed on May 4, 2006. **

4.43

Settlement and Release Agreement dated as of June 30, 2006, by and among VillageEDOCS, GoSolutions, Inc., Bruce H. Bennett and Sandra G. Bennett.  Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on July 12, 2006. **

4.44

Warrant Exchange Agreement dated as of November 20, 2006 by and between the Company and Barron Partners, LP.  Previously filed as Exhibit 10.1 to the Company's Amended Current Report on Form 8-K/A filed on November 22, 2006.**

5.1	Opinion and Consent of Johnson, Pope, Bokor, Ruppel & Burns, LLP *
10.1

Consulting and Other Services agreement dated January 28, 2003 by and between the Company and Paul Allen.  Previously filed as Exhibit 4.8 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 29, 2003 and incorporated herein by reference. **

10.2

Employment Offer Letter dated April 23, 2004 by and between Tailored Business Systems, Inc. and James L. Kolassa.  Previously filed as Exhibit 10.2 to the Company's Annual Report on Form 10-KSB filed on March 31, 2005 and incorporated herein by reference. **

10.3

Debt settlement agreement dated January 28, 2003 by and between the Company and James R. Spoerl.  Previously filed as Exhibit 4.9 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 29, 2003 and incorporated herein by reference. **

10.4

Employment Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and Stephen A. Garner previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

10.5

Employment Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and James L. Campbell previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

10.6

General Release and Noncompetition Agreement dated February 17, 2004 by Stephen A. Garner in favor of Tailored Business Systems, Inc. previously filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

10.7

General Release and Noncompetition Agreement dated February 17, 2004 by James L. Campbell in favor of Tailored Business Systems, Inc. previously filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

10.8

Lease Agreement dated February 17, 2004 by and between Perimeter Center Partners and Tailored Business Systems, Inc. previously filed as Exhibit 10.5 to the Company's Current Report on Form 8-K filed on February 18, 2004 and incorporated herein by reference. **

10.9

Employment Agreement dated June 10, 2004 by and between the Company and K. Mason Conner previously filed as Exhibit C to the Company's Schedule 14C Information Statement filed on July 23, 2004 and incorporated herein by reference. **

10.10

Employment Agreement dated June 10, 2004 by and between the Company and H. Jay Hill previously filed as Exhibit D to the Company's Schedule 14C Information Statement filed on July 23, 2004 and incorporated herein by reference. **

10.11

Employment Agreement dated June 10, 2004 by and between the Company and Michael Richard previously filed as Exhibit E to the Company's Schedule 14C Information Statement filed on July 23, 2004 and incorporated herein by reference. **

10.12

Employment Agreement dated as of April 1, 2005 by and between Phoenix Forms, Inc. and Alexander Riess.  Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

10.13

Employment Agreement dated as of April 1, 2005 by and between Phoenix Forms, Inc. and William R Falcon.  Previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

10.14

Release of Claims Agreement dated as of April 1, 2005 by Alexander Riess in favor of Phoenix Forms, Inc.  Previously filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

10.15

Release of Claims Agreement dated as of April 1, 2005 by William R. Falcon in favor of Phoenix Forms, Inc.  Previously filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on April 19, 2005. **

10.16

Amendment No. 1 to Executive Employment Agreement dated April 28, 2005 by and between the Registrant and K. Mason Conner.  Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 29, 2005. **

10.17

Amendment No. 1 to Executive Employment Agreement dated April 28, 2005 by and between the Registrant and H. Jay Hill.  Previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on April 29, 2005. **

10.18

Amendment No. 1 to Executive Employment Agreement dated April 28, 2005 by and between the Registrant and Michael A. Richard.  Previously filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on April 29, 2005. **

10.19

Executive Employment Agreement, dates as of March 1, 2006, by and between the Company and Jerry T. Kendall.  Previously files as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on March 1, 2006. **

10.20	Amendment No. 2 to Michael Richard Executive Employment Agreement effective as of May 1, 2006. Previously filed as Exhibit 99.11 to the Company's Current Report on Form 8-K filed on May 4, 2006. **
10.21	Amendment No. 2 to H. Jay Hill Executive Employment Agreement effective as of May 1, 2006. Previously filed as Exhibit 99.12 to the Company's Current Report on Form 8-K filed on May 4, 2006. **
10.22	Amendment No. 2 to K. Mason Conner Executive Employment Agreement effective as of May 1, 2006. Previously filed as Exhibit 99.13 to the Company's Current Report on Form 8-K filed on May 4, 2006. **
10.23	Thor Bendickson Employment Agreement effective as of May 1, 2006. Previously filed as Exhibit 99.14 to the Company's Current Report on Form 8-K filed on May 4, 2006. **
10.24	Shaun Charles Pope Employment Agreement effective as of May 1, 2006. Previously filed as Exhibit 99.15 to the Company's Current Report on Form 8-K filed on May 4, 2006. **
10.25	Frederick A. Burris Employment Agreement effective as of May 1, 2006. Previously filed as Exhibit 99.16 to the Company's Current Report on Form 8-K filed on May 4, 2006. **
10.26

Patent License Agreement, dated as of May 12, 2006, by and between VillageEDOCS and Catch Curve, Inc..  Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 16, 2006. **

14.1	Code of Ethics. Previously filed as Exhibit 14.1 to the Company's Annual Report on Form 10-KSB filed on March 29, 2004 and incorporated herein by reference. **
21.1	Subsidiaries of the Registrant. Previously filed as Exhibit 21.1 to the Company's Report on Form 10Q-SB filed on November 14, 2006 and incorporated herein by reference. **
23.1	Consent of Corbin & Company, LLP *
23.2	Consent of Legal Counsel (included as part of Exhibit 5.1)*

*	Filed herewith
**	Previously filed